Exhibit 10.1

LOAN AGREEMENT

by and among

CAPITAL ONE, NATIONAL ASSOCIATION
as Administrative Agent and Book Runner

and

REGIONS BANK
as Syndication Agent

and

THE FINANCIAL INSTITUTIONS WHO ARE OR HEREAFTER
BECOME PARTIES TO THIS LOAN AGREEMENT,
 as Lenders

and

THE PARTIES LISTED ON EXHIBIT B ATTACHED HERETO
as Borrowers

with

CAPITAL ONE, NATIONAL ASSOCIATION and REGIONS CAPITAL MARKETS

as Co-Lead Arrangers

Dated as of: July 25, 2016

DOCUMENT PREPARED BY:

Janis H. Loegering
Locke Lord LLP
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201

i

v

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of July 25, 2016 by and among CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (in such capacity and together with its successors and permitted assigns, “CONA”), as administrative agent and collateral agent for the Lenders (as defined herein) (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”), THE PARTIES WHO ARE OR HEREAFTER BECOME PARTIES TO THIS AGREEMENT as Lenders (together with their successors and permitted assigns, each a “Lender” and collectively, the “Lenders”), and THE PARTIES LISTED ON EXHIBIT B ATTACHED HERETO (together with its successors and permitted assigns, each a “Borrower” and collectively, the “Borrowers.

ARTICLE 1
DEFINITIONS

Section 1.1                                   Certain Definitions.  As used herein, the following terms have the meanings indicated:

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“ACH” has the meaning assigned in Section 2.6(c).

“Acceptable Replacement Operator” means a Person that meets each of the following criteria:

(i)                                     it currently manages at least ten (10) facilities or five hundred (500) licensed beds, in each case engaged in substantially the same businesses as the businesses conducted at the Projects and being of similar quality to the skilled nursing facilities that comprise the Projects;

(ii)                                  it has been in the business of operating or managing skilled nursing facilities in a prudent, profitable and successful manner for at least five (5) years, and at least two (2) senior officers or members of such Person shall have had not less than five (5) years of experience generally in the business of operating or managing skilled nursing facilities in a prudent and successful manner and at least three (3) years of tenure with such Person;

(iii)                               either (1) such Person is licensed or certified, as necessary, for the operation of each of the Projects as of the date of the transfer of operations to such Person or (2) Operating Tenants remain licensed or certified, as necessary, for the operation of each of the Projects as of the date of such transfer;

(iv)                              (1) it has not, and neither have any of its Affiliates, or any of such Person’s or its Affiliates’ senior officers, directors, Controlling shareholders or Controlling members: (A) had any license or certification to operate any healthcare facility revoked by any Governmental Authority, or caused any such revocation, due to any fault or failure by, or negative reputation of, such Person or any of such senior officers, directors, Controlling shareholders or Controlling members, within the past sixty (60) months, (B) been found to have been grossly negligent or to have committed willful or intentional misconduct in any lawsuit alleging any wrongdoing by such Person or any of such senior officers, directors, Controlling shareholders or Controlling members relating to resident or patient care, (C) been excluded from providing services in connection with the operation of any healthcare facility by any applicable state healthcare licensing authority within the past sixty (60) months, or (D) been excluded, or restricted for a period in excess of 60 days, from participation in the Medicare or Medicaid program or any state healthcare program within the past sixty (60) months; and (2) it has  not, and neither have any of its Affiliates, or any of such Person’s or its Affiliates’ senior officers, directors, Controlling shareholders or Controlling members, been the subject of a pending investigation or proceeding within the past sixty (60) months (x) that, if pending, is reasonably likely to result in any of the foregoing or (y) that materially and adversely affects the reputation of any persons or entities in any group that Controls such Person;

(v)                                 it has not, and neither has any of its Affiliates, within the past five (5) years: (A) made an assignment of all or substantially all of its property for the benefit of creditors, (B) had a receiver, trustee, or liquidator appointed for any of their respective property (unless such appointment was discharged within 60 days after the date of such appointment), (C) filed a voluntary petition under any federal bankruptcy law or state Requirements of Law to be adjudicated as bankrupt or for any arrangement or other debtor’s relief, or (D) had an involuntary filing of such a petition against any such Person by any other party (unless such petition was dismissed within 90 days after filing);

(vi)                              it is a reputable Person of good character and integrity that has a general business and operating reputation for providing quality healthcare services reasonably compatible with the services required to be provided by Master Tenant under the Master Lease and Operating Tenants under the Operating Leases and any previous experience of Administrative Agent with such Person and its principals was satisfactory;

(vii)                           neither it or any Affiliate is an excluded operator for any agency lender and it will not negatively impact the ability to secure HUD Loan Financing; and

(viii) it or its guarantor has financial strength at least equivalent to the financial strength of Master Tenant and any guarantor of the Master Tenant’s obligations.

“Adjusted Expenses” means actual operating expenses related to the Projects, excluding any rent and interest paid and depreciation recorded by Operating Tenants on a stabilized accrual basis for the period in question (or if no period is specified, then for the most current previous twelve (12) month period) (as the same may be reasonably adjusted by Administrative Agent), including: (i) recurring expenses as determined under GAAP, (ii) real estate taxes, (iii) management fees (whether paid or not) in an amount not less than five percent (5%) of effective gross income (or the actual management fee paid, if higher) and (iv) a replacement reserve (whether reserved or not) of not less than Three Hundred Fifty and No/100 Dollars ($350.00) per Residential Unit per annum.

“Adjusted Net Operating Income” or “ANOI” means annualized Adjusted Revenue less Adjusted Expenses, based upon the financial reports provided by Borrowers under Article 7 and approved by Administrative Agent in its reasonable discretion.

“Adjusted Revenue” means revenues generated by the Operators at the Projects for the period in question (and if none specified, then for the most current twelve (12) months), as determined under GAAP, but excluding (a) nonrecurring income and non-property related income and income from tenants that is classified as “bad debt” under GAAP, and (b) late fees and interest income; provided, however, if actual occupancy of the Projects, taken as a whole, exceeds 95%, Adjusted Revenue shall be proportionately reduced assuming an occupancy of 95%.

“Administrative Agent” has the meaning assigned in the preamble to this Agreement.

“Affected Lender” has the meaning assigned in Section 2.13(a).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Each Borrower Party shall be deemed an Affiliate of Borrowers.

“Affiliated Manager” means any property manager in which any Borrower, or any Affiliate of any Borrower has, directly or indirectly, any legal, beneficial or economic interest.

“Agreement” means this Loan Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Allocated Loan Amount” has the meaning assigned in Section 11.19.

“Applicable Date” has the meaning assigned in Section 12.1(e).

“Approved Fund” means, with respect to Administrative Agent or any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) Administrative Agent or such Lender, (ii) any Affiliate of Administrative Agent or such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages Administrative Agent or such Lender.

“Approved Insurer” means any insurer (other than governmental programs including Medicaid/Medicare/TRICARE/Veterans Health Administration) as may be approved by Administrative Agent from time to time in its reasonable discretion.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption agreement duly executed by the parties thereto in connection with the assignment of all or any portion of the Loan in accordance with Section 11.3, to be in the form attached hereto as Exhibit E attached hereto.

“Assignment of Hedge Agreement” means the Collateral Assignment of Interest Rate Protection Agreement executed and delivered by Borrowers from time to time during the term of the Loan and the counterparty under the Hedge Agreement to Administrative Agent (on behalf of itself and the Lenders), as amended, restated, supplemented, or otherwise modified from time to time.

“ASTM” means the American Society for Testing and Materials.

“Award” has the meaning assigned in Section 3.3.

“Bankruptcy Party” has the meaning assigned in Section 8.7.

“Bankruptcy Plan” has the meaning assigned in Section 11.3(i)(iv).

“Bank Secrecy Act” means the Bank Secrecy Act, 31 U.S.C. Section 5311, et seq.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate publicly announced by Administrative Agent as its “Prime Rate” in the United States or if Administrative Agent ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the Federal Reserve Board (as determined by Administrative Agent in its reasonable discretion.

“Borrower” and “Borrowers” have the meaning assigned in the preamble to this Agreement.

“Borrower Formation Documents” has the meaning assigned in Section 5.1(b).

“Borrower Party” means Borrowers and Guarantor.

“Borrowers’ Agent” has the meaning assigned in Section 6.7.

“Borrower’s Knowledge” means the knowledge of each of the Borrowers, individually and collectively, after diligent inquiry including, without limitation, review of existing reports (e.g., environmental and property condition reports) regarding the Projects and inquiry of the current Operators.

“Business Associate Agreement” means the Business Associate Agreement dated as of the Closing Date among Administrative Agent and Operators.

“Business Day” means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the States of Maryland and New York are not open for general banking business.  If such day relates to the determination of the Libor Rate, “Business Day” means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Cash Management Agreement” means any agreement existing as of the date hereof or from time to time during the term of the Loan among Administrative Agent (on behalf of itself and the Lenders), Borrowers and a bank approved by Administrative Agent, in its reasonable discretion, regarding the establishment and operation of a lockbox account, blocked account or similar account into which rents and other revenue arising from the Projects are to be deposited, and includes the Deposit Account Control Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Casualty” has the meaning assigned in Section 3.2.

“Census Report” means, with respect to a Project, a report which records the number of licensed beds comprising the Residential Units for the Project, as well as the number of patients and patient census days by Third Party Payor source.

“Change of Control” means an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and the Borrower shall not have repaid all of the outstanding Obligations in full in cash within forty-five (45) days after such Person or Affiliated Group shall have acquired such percentage of such equity securities; or

(b)                                 CCP SCC Holdings LLC ceases to be the sole member of each Borrower; or

(c)                                  Care Capital Properties GP, LLC, a Delaware limited liability company, ceases to be the general partner of Care Capital Properties, LP, a Delaware limited partnership; or

(d)                                 the Parent ceases to own directly one hundred percent (100%) of the Equity Interests of Care Capital Properties GP, LLC or ceases to own, directly or indirectly, seventy-five percent (75%) or more of the Equity Interests in Borrowers; or

(e)                                  during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the date the Loan is funded by the Lenders.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all real and personal property with respect to which Liens in favor of Administrative Agent for the benefit of the Lenders are executed, identified or purported to be granted pursuant to the Loan Documents and which secure the Obligations described in the Loan Documents and the Secured Hedge Agreement, and includes, without limitation, all of each Borrower’s right, title and interest in, to and under all personal property, real property, and other assets that arise from, are used in connection with, are related to or are located at the Projects, whether now owned by or owing to, or hereafter acquired by or arising in favor of any Borrower (including all personal property and other assets owned or acquired under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, a Borrower, and regardless of where located.

“Collateral Assignment” means the Subordination and Agreement Regarding Management Agreement(s) executed by Operating Tenants, Property Manager and Administrative Agent, as amended, restated, supplemented, or otherwise modified from time to time.

“Commercial Lease” means all leases and subleases of the Projects or any  part thereof now existing or hereafter executed, but excluding the (a) Residential Leases, (b) Master Lease and (c) Operating Leases.

“Competitor” means Ventas, Inc., Sabra Health Care REIT, Inc., Omega Healthcare Investors, Inc. and any other healthcare REIT or similar Person in the healthcare industry, and any Affiliate of any of the foregoing.

“Compliance Certificate” means the compliance certificate in the form of Schedule 6.2 attached hereto.

“CON” means a certificate of need or similar certificate, license or approval issued by the State Regulator for the requisite number of Residential Units in each of the Projects.

“CONA” has the meaning assigned in the preamble to this Agreement.

“CONA Agency Lender” means Capital One Multifamily.

“Condemnation” has the meaning assigned in Section 3.3.

“Contest” has the meaning assigned in Section 12.1(b).

“Contract Rate” has the meaning assigned in Section 2.2.

“Control” or “controls” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract, by its position with such Person as general partner or managing member, or otherwise; and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing.

“Covenant Cure Deposit” has the meaning assigned in Section 7.13(c)(i).

“Covenant Cure Prepayment” has the meaning assigned in Section 7.13(c)(i).

“Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or any of its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person or any of its assets would be liable or subject, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person or any of its assets is liable or subject, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person or any of its assets is liable or subject contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Debt Service” means, for any particular period, the aggregate interest, fixed principal, and other payments due during such period under the Loan and under any other permitted Debt relating to the Projects expressly approved by Administrative Agent (but not including payments applied to escrows or reserves required by Administrative Agent or the Lenders or any Partial Release Price payments made pursuant to Section 2.17).  In the event that Debt Service for a period of twelve (12) months (or other calculation period) is not available, Administrative Agent shall annualize the Debt Service for such period of time as is available.

“Debt Service Coverage Ratio” means the ratio of (i) Adjusted Net Operating Income for the Projects for a particular period, to (ii) Debt Service for such period.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default Rate” means the lesser of (a) the maximum rate of interest allowed by applicable law, or (b) five percent (5%) per annum in excess of the Contract Rate.

“Defaulting Lender” means a Lender that (a) has given written notice to Borrowers, Administrative Agent, or any other Lender that it will fail to fund any amounts to be funded by such Lender after the Closing Date under this Agreement or otherwise fails to fund such amount under this Agreement; (b) is in default for failing to make payments under one or more syndicated credit facilities (unless subject to a good faith dispute); (c) has declared (or the holding company of such Lender has declared) bankruptcy or is otherwise involved in a liquidation proceeding and Administrative Agent has determined such Lender is reasonably likely to become a Defaulting Lender or (d) is the subject of a receivership.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Borrower.

“Deposit Account Bank” means each bank in which any Borrower maintains a Deposit Account.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Administrative Agent and Borrowers, among Administrative Agent, a Borrower and the Deposit Account Bank, which agreement provides that (a) such bank shall comply with instructions originated by Administrative Agent directing disposition of the funds in such Deposit Account without further consent by the applicable Borrower, and (b) such bank shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of commercially reasonable fees and other items, in each such case expressly consented to by Administrative Agent, and containing such other terms and conditions as Administrative Agent may reasonably require, as amended, restated, supplemented, or otherwise modified from time to time.  The initial Deposit Account Control Agreement is the Deposit Account Control Agreement (with Activation) of even date herewith among Borrowers, Bank of America, N.A. and Administrative Agent.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory is the subject of any Sanction.

“Determination Date” has the meaning assigned in Section 7.13.

“Disqualified Institution” has the meaning specified in the definition of “Eligible Assignee.”

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“DQ List” has the meaning assigned in Section 11.3(i)(v).

“Electronic Transmission” means any process of communication that does not directly involve the physical transfer of paper and that is capable of the retention, retrieval and reproduction of information by the recipient.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.3(b)(iii), (iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.3(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) any prospective assignee or successor administrative agent (other than a Lender or an Affiliate of a Lender) which (1) is or has been an adverse party in litigation or other legal proceedings with, or has threatened, litigation or other legal proceedings against, any Borrower Party or (2) is a REIT investing primarily in healthcare and/or seniors housing properties, (b) an Affiliate of any of the foregoing entities listed in clause (a) hereof, (c) any Competitor, (d) any tenant or any Affiliate of any tenant under a lease in which any Borrower Party is the landlord, (e) any manager of a property owned or leased by a Borrower Party or (f) any other Person designated by the Borrower as a “Disqualified Institution” by written notice to Administrative Agent (for distribution to the Lenders (including by posting such notice to the Platform)) (any such Person under any of the foregoing clauses (a) through (f) being a “Disqualified Institution”); provided further that “Disqualified Institutions” shall exclude any Person that any Borrower Party has designated as no longer being a “Disqualified Institution” by written notice delivered to Administrative Agent from time to time.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated of even date hereof in favor of Administrative Agent (for itself and on behalf of the Lenders) executed by Borrowers and Guarantor with respect to the Projects, as amended, restated, supplemented, or otherwise modified from time to time.

“Environmental Laws” means any federal, state or local law (whether imposed by statute, ordinance, rule, regulation, administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, without limitation, such laws (a) governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials, (b) governing or regulating the transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of such property, or (c) requiring notification or disclosure of releases of Hazardous Materials or other environmental conditions whether or not in connection with a transfer of title to or interest in property.

“Equity Interest” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (but excluding any debt security that is convertible into or exchangeable for capital stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations promulgated thereunder.

“Event of Default” has the meaning assigned in Article 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exit Fee” means either the Standard Exit Fee or the Reduced Exit Fee, as applicable.

“Exiting Project” means a Project which Borrowers have determined to remove from the Collateral by paying the Lenders the Allocated Loan Amount attributable to such Project under the terms of Section 3.2(c) hereof.

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect thereto and any legislation implementing an intergovernmental approach thereto.

“Federal Bankruptcy Code” means Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended.

“Federal Flood Insurance” means, for any Project (including any personal property Collateral located on such Project) located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance reasonably satisfactory to Administrative Agent, in either case, that (a) meets the requirements of FEMA and other applicable federal agencies, (b) includes a deductible not to exceed $50,000 and (c) has a coverage amount equal to the lesser of (i) the insurable value of the buildings and any personal property Collateral located on the Project as determined by Administrative Agent or (ii) the maximum policy limits set under the National Flood Insurance Program.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Covenant Breach” has the meaning assigned in Section 7.13(b).

“Financial Covenants” has the meaning assigned in Section 7.13.

“Financial Institution” means a United States Financial Institution as defined in 31 U.S.C. 5312, as amended from time to time.

“FIRREA” has the meaning assigned in Schedule 2.1.

“Forfeiture Rights” means the right of any Governmental Authority or other Person to require the forfeiture of the property of a Person.

“GAAP” means general accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date so indicated and consistently applied.

“Governmental Approvals” means, collectively, all consents, licenses and permits and all other authorizations or approvals required from any Governmental Authority to operate the Projects.

“Governmental Authority” means any federal, state, county or municipal government or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including, without limitation, the State Regulator), or any court, administrative tribunal, or public body.

“Guarantor” means individually and collectively, as the context may require, Care Capital Properties, Inc., a Delaware corporation, and Care Capital Properties, LP, a Delaware limited partnership.

“Hazardous Materials” means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws, (i) any excessive moisture, mildews, mold or other fungi in quantities and/or concentrations that could reasonably be expected to pose a risk to human health or the environment, or negatively impact the value of the Projects or (j) any elements, material, compounds, mixtures, chemicals, wastes, pollutants, contaminants or substances known to cause cancer or reproductive toxicity, that, because of its quantity, concentration or physical or chemical characteristics, exposure is limited or regulated by any Governmental Authority having jurisdiction over human health and safety, natural resources or the environment, or which poses a significant present or potential hazard to human health and safety, or to the environment, if released into the workplace or the environment.

“Healthcare Investigations” means (a) any inquiries, investigations, probes, audits or proceedings by any Governmental Authorities concerning the compliance of the business affairs, practices, licensing or reimbursement entitlements of any Borrower, Guarantor or any Operator with applicable Healthcare Laws (including, without limitation, inquiries involving the Comprehensive Error Rate Testing program and any inquiries, investigations, probes, audits or proceedings initiated by a Fiscal Intermediary/Medicare Administrative  Contractor, Medicaid Integrity Contractor, Recovery Audit Contractor, Program Safeguard Contractor, Zone Program Integrity Contractor, state Attorney General, Office of Inspector General, U.S. Department of Health and Human Services, Department of Justice or similar governmental agencies or contractors for such agencies), (b) any whistleblower suits, or suits brought by any third party or any patient, employee or resident pursuant to federal or state “false claims acts” and Medicaid, Medicare or state fraud and/or abuse laws and (c) any notice of violation of Healthcare Laws at a level that under Healthcare Laws requires the immediate or accelerated filing of a plan of correction with a Governmental Authority.

“Healthcare Laws” means all applicable state and federal statutes, codes, ordinances, orders, rules, and regulations  (i) relating to  protected health information as defined at 45 C.F.R. 160.103 (“Protected Health Information”), including HIPAA,  as amended by HITECH  and the respective rules and regulations promulgated thereunder, and all other applicable state and federal laws regarding the privacy and security of Protected Health Information ; (ii) governing the establishment, construction, ownership, operation, licensure, use or occupancy of  skilled nursing facilities, including applicable conditions of participation for skilled nursing facilities pursuant to Medicare and/or Medicaid certification; and (iii) 42 U.S.C. Section 1320a-7b(b) (Criminal Penalties for Acts Involving Federal  Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,”  42 U.S.C. Section 1395nn (Limitation on  Certain Physician Referrals), commonly referred to as the “Stark Statute”, and 31 U.S.C. Section 3729-33, commonly referred to as the “False Claims Act”.

“Hedge Agreement” means, collectively, any and all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements designed to provide protection against fluctuations in interest or currency exchange rates, now or hereafter entered into by or on behalf of Borrowers pursuant to Section 2.9 of this Agreement, as the same may be renewed, extended, amended or replaced from time to time.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“HIPAA Compliance Plan” has the meaning assigned in Section 7.14(b).

“HIPAA Compliance Date” has the meaning assigned in Section 7.14(b).

“HIPAA Compliant” has the meaning assigned in Section 7.14(b).

“HITECH” means the Health Information Technology for Economic and Clinical Health Act of 2009.

“HUD” means The Department of Housing and Urban Development.

“HUD Loan Financing” means a permanent take-out loan for the full principal amount of the Loan obtained from HUD and originated by either the CONA Agency Lender or the Regions Agency Lender, and secured by all Projects.

“HUD Project Loan Financing” means a permanent take-out loan for the Allocated Loan Amount for any particular Project obtained from HUD and originated by either the CONA Agency Lender or the Regions Agency Lender, and secured by one of the Projects.

“IEEPA” has the meaning assigned in Section 5.19(f).

“Improvements” means the buildings and other improvements located on the Land.

“Indebtedness” means all payment obligations of Borrowers or Guarantor to Administrative Agent or to any Lender under the Loan or any of the Loan Documents, including, without limitation, any and all interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

“Indemnified Person” has the meaning assigned in Section 11.5(a).

“Insurance Impound” has the meaning assigned in Section 3.4.

“Insurance Premiums” has the meaning assigned in Section 3.1(d).

“Land” means, collectively, the real property described in Exhibits A-l through A-12 attached hereto.

“Lease Party” means the party to any Lease that grants to the other party the right to use or occupy any portion of the Projects, whether it be a Borrower or any Operator.

“Leases” means, collectively, the Residential Leases and Commercial Leases and all amendments, modifications or supplements thereto.

“Lease Year” means the period beginning on February 1 of any calendar year and ending on January 31 of the following calendar year.

“Lease Yield” means the ratio, as of any particular date, stated as a percentage, of (i) the aggregate Minimum Rent (as defined in the Master Lease) payments under the Master Lease allocated to the Projects as of such date to (ii) the outstanding principal balance of the Loan as of such date.

“Lender” has the meaning assigned in the preamble to this Agreement.  In addition to the foregoing, solely for the purpose of identifying the Persons entitled to share in payments and collections from the Collateral and the benefit of any guarantees of the Obligations as more fully set forth in this

Agreement and the other Loan Documents, the term “Lender” shall include Secured Hedge Providers.  For the avoidance of doubt, any Person to whom any Obligations in respect of a Secured Hedge Agreement are owed and which does not hold any Loans or commitments hereunder shall not be entitled to any other rights as a “Lender” under this Agreement or the other Loan Documents.

“Lender Transferee” has the meaning assigned in Section 11.3(b).

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, documented costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Libor Breakage Amount” means an amount, as reasonably calculated by any Lender, equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss, including interest paid, but exclusive of lost profits) that such Lender or any of its Affiliates may sustain as a result of any payment of the Loan (or any portion thereof) on any day that is not the last day of the Libor Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise).

“Libor Interest Period” means each period commencing on the first day of a calendar month and ending on the last day of the month; provided, any Libor Interest Period that would otherwise extend beyond the Maturity Date of the Loan shall end on the Maturity Date.

“Libor Rate” means, with respect to each Libor Interest Period, the rate for a Libor Reset Date which will be (a) the rate determined by Administrative Agent to be the offered rate for deposits in Dollars for the applicable Libor Interest Period appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) two (2) Business Days preceding that Libor Reset Date.  In the event that such rate does not appear on the Reuters Screen LIBOR01 page at such time, the “Libor Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by Administrative Agent in a manner consistent with other similarly situated customers of Administrative Agent.

“Libor Reset Date” means the first day of each Libor Interest Period.

“Lien” means any interest, or claim thereof, in the Projects securing an obligation owed to, or a claim by, any Person other than the owner of the Projects, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Projects.

“Loan” means the loan made by the Lenders to Borrowers under this Agreement, together with all other amounts evidenced or secured by the Loan Documents.

“Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make its Pro Rata Share of the Loan to Borrowers, which commitment is in the amount set forth opposite such Lender’s name on Exhibit C under the caption “Lender’s Loan Commitment.”

“Loan Documents” means: (a) this Agreement, (b) the Notes, (c) the Mortgage, (d) the UCC financing statements, (e) the Collateral Assignment, (f) the Business Associate Agreement, (g) the Payment Guaranty, (h) the Security Agreement, (i) the Cash Management Agreement, (j) the Secured Hedge Agreements, (k) the Negative Pledge Agreement, (l) the Working Capital Loan Intercreditor Agreement, (m) all other documents executed by any Borrower Party and evidencing, securing, governing or otherwise pertaining to the Loan, (n) any letter of credit provided to Administrative Agent (for itself and on behalf of the Lenders) in connection with the Loan, and (o) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing; provided however, in no event shall the term “Loan Documents” include the Environmental Indemnity Agreement.

“Loan to Value Ratio” means a ratio, stated as a percentage, of (i) the then outstanding principal amount of the Loan, to (ii) the most recent as is appraised values of the Projects as approved by Administrative Agent.

“Loan Year” means the period between the Closing Date and July 24, 2017 for the first Loan Year and the period between each succeeding July 25th and July 24th until the Maturity Date.

“Management Agreements” means, collectively, those certain agreements between Operating Tenants and Property Manager for the management of the Projects, each dated as of February 1, 2015.

“Master Lease” means, collectively, (a) that certain Master Lease dated January 30, 2015 between Borrowers, as landlord, and Master Tenant, as tenant, and covering the Projects, as amended by the Master Lease Omnibus Amendment and (b) the Master Lease Guaranty, as the same may be otherwise amended from time to time as approved by Administrative Agent pursuant to the terms hereof.

“Master Lease Guaranty” means that certain Amended and Restated Guaranty of Leases dated as of September 1, 2015 made by Senior Care Centers, LLC, a Delaware limited liability company, in favor of the entities identified as “Landlord” therein.

“Master Lease Loan Documents” means the “Loan Documents” as defined in the Master Lease Omnibus Amendment.

“Master Lease Omnibus Amendment” means that certain Amendment of Leases dated April 1, 2015, and as further amended by that certain Amended and Restated Amendment of Leases and Loan Documents dated as of September 1, 2015 among each of the entities identified as “Landlord” on the signature pages thereto, each of the entities identified as “Tenant” on the signature pages thereto, CCP Finance I LLC, a Delaware limited liability company, Senior Rehab Solutions North Louisiana LLC, a Texas limited liability company, and SCC Hospice Holdco LLC, a Texas limited liability company.

“Master Lease Subordination Agreement” means that Subordination, Non-Disturbance and Attornment Agreement dated of even date herewith, executed by Master Tenant, Borrowers and Administrative Agent.

“Master Tenant” means Senior Care Centers, LLC, a Delaware limited liability company.

“Material Action” means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have any Borrower or any other Borrower Party be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against any Borrower Party, to file a petition seeking, or consent to, reorganization or relief with respect to any Borrower Party under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for any Borrower Party or a substantial part of its respective property, to make any assignment for the benefit of creditors of any Borrower Party, the admission in writing by any Borrower Party of such Person’s inability to pay its debts generally as they become due, or to take written corporate action in furtherance of any of the foregoing.

“Material Adverse Change” or “material adverse change” means, since December 31, 2015, the occurrence of any event or change that could reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” or “material adverse effect” means, in Administrative Agent’s reasonable discretion, a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets or liabilities of Borrowers taken as a whole, (ii) the ability of Borrowers, taken as a whole, to perform any material obligation required of them under the Loan Documents, (iii) the condition (financial or otherwise), operations, business, assets or liabilities of Guarantor,  (iv) the ability of Guarantor to perform any material obligation required of it under the Loan Documents to which it is a party or the Environmental Indemnity Agreement, (v) the ability of Borrowers, taken as a whole, to perform any material obligation required of them under the Loan Documents or the Environmental Indemnity Agreement, (vi) the value of the Collateral, (vii) the material rights and remedies of Administrative Agent and the Lenders under the Loan Documents or the Environmental Indemnity Agreement, (viii) the ability of Borrowers or the Operators to operate all or a material portion of the Projects or (ix) the ability of Master Tenant to make the required rental payments under the Master Lease.

“Maturity Date” means, as applicable, the earlier of (a) July 24, 2019, or (b) the date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

“Maximum Commitment Amount” means $135,000,000.00.

“Medicaid” means Title XIX of the Social Security Act, which was enacted in 1965 to provide a cooperative federal-state program for low income and medically indigent persons, which is partially funded by the federal government and administered by the states.

“Medicare” means Title XVIII of the Social Security Act, which was enacted in 1965 to provide a federally funded and administered health program for the aged and certain disabled persons.

“Minimum Capital Expenditures” means the “Annual Capital Expenditure Spending Requirement” as defined in Section 8.3 of the Master Lease.

“Mortgage” means, collectively (whether one or more), as applicable, the Mortgage(s), Assignment of Leases and Rents, Security Agreement and Fixture Filing, the Deed(s) of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, or the Deed(s) to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrowers in favor of Administrative Agent (for itself and on behalf of the Lenders), covering the Projects, as amended, restated, supplemented, or otherwise modified from time to time.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, and as the same may be further amended, modified or supplemented, and including the regulations issued thereunder, that, among other things, mandates the purchase of flood insurance to cover real property improvements and contents located in Special Flood Hazard Areas in participating communities and may provide protection to property owners through a federal insurance program.

“Negative Pledge Agreement” means the Negative Pledge Agreement executed by the member(s) of the Borrowers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Non-U.S. Lender Party” means each of Administrative Agent, the Lenders and each participant, in each case that is not a U.S. Person.

“Note” and “Notes” means, respectively, (a) each promissory note executed at any time by Borrowers and payable to the order of a Lender in evidence of the Loan of such Lender and (b) all such promissory notes, together with all renewals, modifications and extensions thereof and any replacement or additional notes executed by Borrowers pursuant to the terms hereof.

“Obligations” means the Indebtedness and any and all existing and future debts, liabilities and obligations of every kind or nature at any time owing by any Borrower Party to Administrative Agent and Lenders, any Affiliate of a Lender or any Secured Hedge Provider, whether under this Agreement or any other Loan Document, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Borrower Party, whether or not a claim for such post-commencement interest is allowed), including, without limitation, any extensions, modifications, substitutions, increases and renewals of the Loan; the payment of all amounts advanced by Administrative Agent, any Lender, any Affiliate of a Lender or any Secured Hedge Provider to preserve, protect and enforce rights hereunder and in the Collateral; and all expenses incurred by Administrative Agent, any Lender, any Affiliate of a Lender or any Secured Hedge Provider to the extent required to be reimbursed by the Borrowers hereunder.  Without limiting the generality of the foregoing, Obligations shall include any other debts, liabilities or obligations owing to Administrative Agent, any Lender or any Lender Affiliate in connection with any Secured Hedge Agreements; provided, however, than any obligations with respect to Secured Hedge Agreements that are owing to (i) a Lender or an Affiliate of a Lender other than Administrative Agent or its Affiliates or (ii) a Secured Hedge Provider which is not a Lender or an Affiliate of a Lender, shall only constitute “Obligations” hereunder if the applicable Secured Hedge Agreement was entered into on or after the Closing Date and the applicable Lender, Affiliate of a Lender or Secured Hedge Provider gave written notice to Administrative Agent of the same within ten (10) days thereafter.

“OFAC” means the Office of Foreign Assets Control, Department of the Treasury.

“Operating Leases” means those certain Sublease Agreements dated as of January 30, 2105, between Master Tenant, as landlord, and Operating Tenants, as tenants, and covering the Projects.

“Operating Lease Subordination Agreements” means those certain Subordination, Non-Disturbance and Attornment Agreements dated of even date herewith, executed by Operating Tenants, Master Tenant and Administrative Agent (on behalf of the Lenders).

“Operating Tenants” means the parties listed on Exhibit D attached hereto and any successor operating tenant of the Projects approved by Administrative Agent or expressly permitted under this Agreement.

“Operator”, individually, and “Operators”, collectively, means the applicable Property Manager, Master Tenant, Operating Tenant, and/or other Person under any Operator Agreement, approved by Administrative Agent and any successor to such Operator approved by Administrative Agent.  If there exists a Property Manager, Operating Tenant and Master Tenant, or any combination thereof, with respect to the Projects, then “Operator” shall refer to all such entities, collectively and individually as applicable and as the context may require.  The terms “Operator” and “Operators” shall in no event include Borrowers.

“Operator Agreements” means, collectively, the Master Lease, the Management Agreements, the Operating Leases and/or other similar agreement regarding the management and operation of the Projects between Borrowers and Master Tenant, Master Tenant and Operating Tenants and Operating Tenants and Property Manager, and “Operator Agreement” means any one of the Operator Agreements.

“Other Taxes” has the meaning assigned in Section 2.16(c).

“Overpaying Borrower” has the meaning assigned in Section 11.19(j).

“Overpayment Amount” has the meaning assigned in Section 11.19(j).

“Parent” means Capital Care Properties, Inc., a Delaware corporation.

“Partial Release” has the meaning assigned in Section 2.17(a).

“Partial Release Price” has the meaning assigned in Section 2.17(a).

“Partial Release Project” has the meaning assigned in Section 2.17(a).

“Participant Register” has the meaning assigned in Section 11.3(d).

“Patriot Act” means the USA Patriot Act of 2001, Pub. L. No. 107-56.

“Payment Date” means the first (1st) Business Day of each calendar month during the term of the Loan.

“Payment Guaranty” means that certain Guaranty of Payment and Performance executed by Guarantor in favor of Administrative Agent and the Lenders.

“Permitted Exceptions” means (i) the outstanding liens, easements, restrictions, security interests and other exceptions to title contained in the Title Policy insuring the liens created pursuant to the Mortgage and any other title matter to which Administrative Agent consents in writing, (ii) the liens and security interests in favor of Administrative Agent and the Lenders created by the Loan Documents, (iii) customary easements entered into by Borrower after the Closing Date in connection with the use and operation of the Mortgaged Property (as defined in the Mortgage) and approved by Administrative Agent, provided that Administrative Agent will not withhold its consent if such easement is required under applicable Requirements of Law, (iv) the Operating Leases, (v) the Master Lease, (vi) Leases existing as of the date hereof or otherwise entered into in accordance with the terms of Article 4, (vii) Liens, if any, for taxes not yet due and payable or delinquent and (viii) any other matters affecting title to the Projects expressly permitted by this Loan Agreement or the other Loan Documents.

“Permitted Transfer” means (a) a Transfer expressly permitted under Section 7.1(c) or (b) a Prohibited Transfer approved by Administrative Agent.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

“Platform” means any electronic system, including Intralinks®, ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent, any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Post Closing Obligations” has the meaning assigned in Section 11.36.

“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Primary Licenses” means, with respect to any Project or Person operating such Project, as the case may be, the applicable state CON, permit or license to operate as a skilled nursing facility, if any, and each applicable Medicaid/Medicare/TRICARE provider agreement, if any.

“Prohibited Transfer” has the meaning assigned in Section 7.1(a).

“Projects” means the Land and Improvements now or hereafter located on the Land, and all related buildings, amenities, fixtures, and personal property owned by Borrowers now or hereafter located on the Land.

“Project Yield” means the ratio, as of any particular date, expressed as a percentage, of (a) annualized Adjusted Net Operating Income from the Projects, as determined by Administrative Agent as of such date, to (b) the outstanding principal balance of the Loan as of such date.

“Property Condition Report” has the meaning assigned in Schedule 2.1.

“Property Manager” means Senior Care Center Management LLC, a Texas limited liability company, the manager of the Projects and any successor property manager approved by Administrative Agent pursuant to Section 7.3 hereof.

“Proposed Master Lease Amendment Terms” means the following modifications to certain covenants in Section 10 of the Master Lease Guaranty:  (a) Minimum Consolidated Adjusted EBITDAR  (as defined in the Master Lease Guaranty) (tested quarterly through 3/31/2017), based on the trailing 12 months to be a minimum of $138,000,000 for the four calendar quarters, commencing on the calendar quarter ending on June 30, 2016; (b) Minimum Fixed Charge Coverage (as defined in the Master Lease Guaranty) thresholds for each calendar quarter to be revised as follows (testing to begin on the quarter ending 6/30/2017): (i) second quarter of 2017 through the fourth quarter of 2017, minimum of 1.0x, (ii) first quarter of 2018 through the third quarter of 2018, minimum of 1.1x, (iii) fourth quarter of 2018 through the second quarter of 2019, minimum of 1.2x, (iv) third quarter of 2019 and all calendar quarters thereafter, minimum of 1.25x; (c) Minimum Liquidity (as defined in the Master Lease Guaranty):  (i) second quarter 2016 through the third quarter of 2016, minimum of $10,000,000 and (ii) fourth quarter of

2016 and all calendar quarters thereafter, minimum of $15,000,000; (d) Maximum Leverage Test (defined as the ratio of (1) Net Debt (Debt less Cash) for such period plus 8 times rent expense to (2) EBITDAR for such period: (i) Maximum of 8.5x from the date hereof through the quarter ending on March 30, 2017 and (ii) the threshold to be renegotiated in the first quarter of 2017 with respect to the calendar quarters thereafter; and (e) remove minimum Net Worth (as defined in the Master Lease Guaranty) covenant.

“Pro Rata Outstandings” means, with respect to any Lender at any time, the outstanding principal amount of the Loan owing to such Lender at such time.

“Pro Rata Share” means, with respect to any Lender at any time (a) on or prior to the date of the making of the Loan contemplated herein, the percentage obtained by dividing (i) the Loan Commitment of such Lender then in effect by (ii) the sum of the Loan Commitments and (b) after the making of the Loan, the percentage obtained by dividing (i) the Pro Rata Outstandings of such Lender by (ii) the total outstanding principal amount of the Loan; provided, however, that, if there are no Loan Commitments and no Pro Rata Outstandings, such Lender’s Pro Rata Share shall be determined based on the Pro Rata Share most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to the terms of this Agreement.

“Prorated Interest” has the meaning assigned in Section 2.4(b).

“Recipient” has the meaning assigned in Section 11.37.

“Reduced Exit Fee” has the meaning assigned in Section 2.11.

“Regions Agency Lender” means Regions Real Estate Capital Markets.

“Register” has the meaning specified in Section 2.12(b).

“REIT” means a real estate investment trust as defined in Sections 856-860 of the Code.

“Related Leases” means each of the “Property Leases” as defined in the Master Lease Omnibus Amendment.

“Related Tenants” means the each of the entities identified as “Tenant” on the signature pages to the Master Lease Omnibus Amendment.

“Related Persons” means, with respect to any Person, each of such Person’s Affiliates, officers, directors, employees, agents, trustees, representatives, attorneys, accountants, and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Replacement Escrow Fund” has the meaning assigned in Section 2.5.

“Replacement Treasury Yield” means the rate of interest equal to the yield to maturity of the most recently issued U.S. Treasury security as quoted in the Wall Street Journal on any prepayment date.  If the remaining term is less than one year, the Replacement Treasury Yield will equal the yield for 1-Year Treasury’s.  If the remaining term of the Loan is 1-Year, 2-Year, etc., then the Replacement Treasury Yield will equal the yield for the Treasury’s with a maturity equaling the remaining term.  If the remaining term of the Loan is longer than one year but does not equal one of the maturities being quoted, then the Replacement Treasury Yield will equal the yield for Treasury’s with a maturity closest to but not exceeding the remaining term.  If the Wall Street Journal (i) quotes more than one such rate, the highest of such quotes shall apply, or (ii) ceases to publish such quotes, the U.S. Treasury security shall be determined from such financial reporting service or source as Administrative Agent shall determine.

“Reports” has the meaning assigned in Section 11.37.

“Required Lenders” means, as to any consent, approval, authorization, direction or determination required to be given or made by Lenders, (a) if there are not more than two (2) Lenders, Lenders holding one hundred percent (100%) of the aggregate outstanding principal amount of the Loan,  and (b) if there are more than two (2) Lenders, Lenders holding fifty percent (50%) of the aggregate outstanding principal amount of the Loan.

“Required Repairs” has the meaning assigned in Section 2.5.

“Requirements of Law” means, with respect to any Person or Project, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the administration thereof by any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or Project or any other property or to which such Person or any of its property is subject, as the same may be amended from time to time.

“Residential Leases” means, collectively, occupancy and admission agreements (including all patient and resident care agreements and service agreements which include an occupancy agreement) covering the Residential Units.

“Residential Units” means, collectively, each skilled nursing bed authorized under the Primary Licenses for the skilled nursing facilities located at the Projects.

“Restoration Threshold” means, as of any date, the greater of (a) five percent (5.0%) of the Allocated Loan Amount applicable to the affected Project as of such date, and (b) $500,000.00.

“Restricted Party” means (i) each Borrower, (ii) Capital Care Properties, LP and its general partner and (iii) the Parent.

“Sanctions” means, with respect to any Person, any economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority, in each case to the extent applicable to such Person.

“Secured Hedge Agreement” means any Hedge Agreement between Borrowers (or an Affiliate of Borrowers) and a Secured Hedge Provider.

“Secured Hedge Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Hedge Agreement) who has entered into a Hedge Agreement with any Borrower, or (ii) a Person with whom any Borrower has entered into a Hedge Agreement provided or arranged by CONA or an Affiliate of CONA or for which CONA or an Affiliate of CONA has provided credit enhancement through either an assignment right or a letter of credit in favor of such Person, and any assignee thereof.

“Secured Parties” means, collectively, the Lenders, Administrative Agent and their respective Affiliates which are parties to the Loan Documents and any Secured Hedge Provider.

“Security” means all of the real and personal property securing the Obligations described in the Loan Documents and the Secured Hedge Agreements.

“Security Agreement” means, collectively, the Security Agreement(s) executed by Borrowers in favor of Administrative Agent (for itself and on behalf of the Lenders) covering certain personal property described therein, as amended, restated, supplemented, or otherwise modified from time to time.

“Security Deposits” means any and all security deposits from any tenant or occupant of the Projects collected or held by Borrowers or any Operating Tenant.

“Single Purpose Entity” means a Person (other than an individual, a government or any agency or political subdivision thereof), which exists solely for the purpose of owning and leasing the Projects, observes corporate, company or partnership formalities, as applicable, independent of any other entity, and which otherwise complies with the covenants set forth in Section 5.17 hereof.

“Site Assessment” means an environmental engineering report for each Project prepared at Borrowers’ expense by an engineer engaged by Borrowers, or by Administrative Agent on behalf of Borrowers, and approved by Administrative Agent, and in a manner reasonably satisfactory to Administrative Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about each Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E1527-13 (or any successor thereto published by ASTM) and good customary and commercial practice.

“Social Security Act” means 42 U.S.C. Chapter 7, as enacted in 1935, and amended, restated or otherwise supplemented thereafter from time to time and all rules and regulations promulgated thereunder.

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood hazards, the current standard for which is at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year as per the applicable flood maps.

“Special Partial Release” has the meaning assigned in Section 2.17(b).

“Special Partial Release Price” has the meaning assigned in Section 2.17(b).

“Special Partial Release Project” has the meaning assigned in Section 2.17(b).

“Specially Designated National and Blocked Persons” means those Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Administrative Agent.

“Standard Exit Fee” has the meaning assigned in Section 2.11.

“State Regulator” means the applicable state department of health or other applicable state or local regulatory agency having jurisdiction over the skilled nursing facility operation at the Projects.

“Subaccount” means a subaccount, which may be a ledger or book entry account and not an actual account.

“Substitute Lender” has the meaning assigned in Section 2.13(a).

“Survey” has the meaning assigned in Schedule 2.1.

“Tax Impound” has the meaning assigned to such term in Section 3.5.

“Taxes” has the meaning assigned in Section 7.2.

“Tenant” means any tenant or occupant of a Project under a Lease, but excluding the Master Tenant and Operating Tenants.

“Term Sheet” means that certain letter agreement dated April 29, 2016 from Administrative Agent and accepted by and on behalf of Borrowers on April 29, 2016.

“Third Party Payor” means the third party payor under a Third Party Payor Program.

“Third Party Payor Programs” means any participation or provider agreements with any third party payor, including Medicare, Medicaid, TRICARE and any Approved Insurer, and any other private commercial insurance managed care and employee assistance program, to which any Operator may be subject with respect to any Project.

“Title Policy” has the meaning assigned in Schedule 2.1.

“Transfer” means any direct or indirect sale, transfer, conveyance, mortgage, grant of lien or other interest, bargain, installment sale, master lease, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of all or any portion of the direct or indirect legal or beneficial ownership of, or any interest in, (a) the Projects or any part thereof or (b) any Restricted Party including any agreement to transfer or cede to another Person any voting management or approved rights, or any other rights, appurtenant to such legal or beneficial ownership or other interest.

“TWEA” has the meaning assigned in Section 5.19(f).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any Requirements of Law, any of the attachment, perfection or priority of Administrative Agent’s or any other Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“U.S. Lender Party” means each of Administrative Agent, the Lenders, and each participant of a Lender, in each case that is a U.S. Person.

“U.S. Person” means any United States citizen, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories.

“Withholding Taxes” has the meaning assigned in Section 2.16.

“Working Capital Loan Intercreditor Agreement” means that certain Intercreditor Agreement dated of even date herewith by and among The PrivateBank and Trust Company and Administrative Agent and acknowledged and agreed to by Master Tenant and Operating Tenants.

“Working Capital Loan Agreement” means that certain Loan and Security Agreement dated of as of April 1, 2015 by and among The PrivateBank and Trust Company, Master Tenant, Operating Tenants, and other parties named therein regarding the loan (the “Working Capital Loan”) more fully described therein, as the same has been and may be amended, restated, supplemented or modified from time to time.

“Zoning Report” has the meaning assigned in Schedule 2.1.

Section 1.2                                   Definitions.  All terms defined in Section 1.1 above or otherwise in this Agreement shall, unless otherwise defined therein, have the same meanings when used in any other Loan Document or Environmental Indemnity Agreement, or any certificate or other document made or delivered pursuant hereto.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole.  The words “include” and “include(s)” when used in this Agreement and the other Loan Documents or Environmental Indemnity Agreement means “include(s), without limitation,” and the word “including” means “including, but not limited to.”  The word “or” when used in this Agreement and the other Loan Documents or Environmental Indemnity Agreement has the inclusive meaning represented by the phrase “and/or”, unless the usage would clearly indicate otherwise. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document  shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, and (iv) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 1.3                                   Phrases.  When used in this Agreement and the other Loan Documents or Environmental Indemnity Agreement, the phrase “including” shall mean “including, but not limited to,” the phrases “satisfactory to Administrative Agent,” “satisfactory to the Lenders,” and “satisfactory to Required Lenders” shall mean “in form and substance reasonably satisfactory to the applicable Person in all respects”, the phrases “with Administrative Agent’s consent,” “with the Lenders’ consent,” and “with the Required Lenders’ consent,” or “with Administrative Agent’s approval,” “with the Lenders’ approval,” and “with the Required Lenders’ approval” shall mean such consent or approval at such Person’s reasonable discretion, and the phrases “acceptable to Administrative Agent,” “acceptable to the Lenders,” and “acceptable to the Required Lenders” shall mean “reasonably acceptable to such Person” unless otherwise specified in this Agreement.

ARTICLE 2
LOAN TERMS

Section 2.1                                   The Loan.

(a)                                 Initial Advance. Upon satisfaction of all the terms and conditions of the Term Sheet and this Agreement (including the items listed on and Schedule 2.1 attached hereto), each Lender severally, but not jointly, agrees to make its Pro Rata Share of the Loan in Dollars to Borrowers in the amount of such Lender’s Loan Commitment, which shall be funded in one advance on the Closing Date and repaid in accordance with the terms of this Agreement and the Notes.  Borrowers hereby agree to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.  The aggregate amount of all advances of the Loan on a cumulative basis shall not exceed the Maximum Commitment Amount.  The Loan is not a revolving credit loan, and Borrowers are not entitled to any readvances of any portion of the Loan which they may (or are otherwise required to) prepay pursuant to the provisions of this Agreement.

(b)                                 Several Obligations.  The failure of any Lender to make any advance of its Loan Commitment to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make the advance of its Loan Commitment, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make the advance to be made by such other Lender.

Section 2.2                                   Interest Rate; Late Charge.  The outstanding principal balance of the Loan shall bear interest at a floating rate of interest equal to one and eight-tenths percent (1.80%) per annum in excess of the Libor Rate (the “Contract Rate”).  If Borrowers fail to pay any installment of interest or principal within five (5) Business Days after the date on which the same is due (excluding the final installment due on the Maturity Date), Borrowers shall pay to Administrative Agent, for the account of the Lenders, a late charge on such past due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law.  The foregoing late charge is intended to compensate each Lender for the expenses incident to handling any such delinquent payment and for the losses incurred by each Lender as a result of such delinquent payment.  Borrowers and each Lender further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix.  Acceptance of the late charge shall not constitute a waiver of the Event of Default arising from the overdue installment, and shall not prevent any Lender from exercising any other rights or remedies available to such Lender with respect to such Event of Default.  While any Event of Default exists, the Loan shall bear interest at the Default Rate.

Section 2.3                                   Terms of Payment.  The Loan shall be payable as follows:

(a)                                 Interest.  On the Closing Date, Borrowers shall pay to Administrative Agent for the account of the Lenders, a payment of interest only representing interest accrued from the Closing Date hereof through the last day of the month in which the Closing Date occurs, computed at the Contract Rate.  Thereafter, commencing on September 1, 2016, and continuing on each Payment Date thereafter through and including the Payment Date immediately prior to the Maturity Date, Borrowers shall pay interest only computed at the Contract Rate on the outstanding principal balance of the Loan.

Section 2.4                                   Prepayment.

(a)                                 Lock-Out Period.  The Loan may be prepaid in whole and in part pursuant to Section 2.17, provided Borrowers pay with such prepayment all accrued interest and all other outstanding amounts then due and unpaid under the Loan Documents, including without limitation Prorated Interest and the Exit Fee, if applicable, and any Libor Breakage Amount.

(b)                                 Prepayment Not Made on a Payment Date.  If for any reason the Loan or any portion thereof is prepaid on a day other than a scheduled monthly Payment Date, Borrowers shall pay interest prorated through the date of prepayment (the “Prorated Interest”), in addition to the amounts required to be paid under Section 2.4(a) above.

(c)                                  Prepayment Due to Casualty or Condemnation.  In the event of a prepayment of the Loan resulting from the application of insurance or condemnation proceeds pursuant to Article 3 hereof and not covered by Section 2.4(d) below, no Exit Fee shall be imposed.

(d)                                 Prepayment Following a Casualty or with respect to Exiting Project.  Following the occurrence of a Casualty at a Project, if Borrowers elect to prepay the Allocated Loan Amount in respect of such Project in accordance with the terms of Section 3.2(c), Borrowers shall (i) provide not less than five (5) Business Days’ notice to Administrative Agent of such prepayment and (ii) pay with such prepayment all accrued interest, including Prorated Interest, on the amount being prepaid, but without payment of any Exit Fee.  Concurrently with the completion of the prepayment, Administrative Agent and the Lenders shall (i) release and discharge the applicable Project from the Loan Documents, and (ii) execute and deliver all instruments reasonably required to effect such release and discharge.  Borrowers shall also pay all reasonable documented out of pocket expenses incurred by Administrative Agent and the Lenders in connection with the prepayment and the release and discharge of the Project from the Loan Documents.

Section 2.5                                   Security; Required Repairs; Establishment of Replacement Escrow Fund.

(a)                                 Security.  The Loan shall be secured by the Mortgage creating a first lien on the Projects, the Assignment of Leases and Rents and the other Loan Documents.

(b)                                 Required Repairs. Borrowers shall complete, or Master Tenant or Operating Tenants shall complete, the required repairs set forth on Schedule 2.5(b) annexed hereto  (the “Required Repairs”) on or before the date(s) specified in Schedule 2.5(b).  Upon completion of the Required Repairs, Borrowers shall (A) deliver notice of the same to Administrative Agent, which notice will contain a representation of Borrowers that the Required Repairs have been completed and (B) to the extent received from Operating Tenants or Master Tenant, provide supporting documentation (other than lien waivers with respect to liens securing obligations of $10,000 or less) or other evidence reasonably satisfactory to Administrative Agent of the completion of the Required Repairs, all of which shall be performed in a manner reasonably satisfactory to Administrative Agent and in accordance with all applicable Requirements of Law.

(c)                                  Establishment of Replacement Escrow Fund.  In lieu of depositing with Administrative Agent any funds for replacements, repairs and capital expenditures during the term of the Loan, Borrower shall provide to Administrative Agent within sixty (60) days following the end of each Lease Year, evidence satisfactory to Administrative Agent of the expenditure of the Minimum Capital Expenditures for the prior year.  If Borrowers fail to provide such evidence, Administrative Agent may require Borrowers to deposit with Administrative Agent on each Payment Date thereafter, the product of $29.17, multiplied by the number of Residential Units in the Projects, which shall be held by Administrative Agent for replacements and repairs required to be made to the Projects during the term of the Loan (the “Replacement Escrow Fund”).

Administrative Agent shall hold the Replacement Escrow Fund, and any and all other impounds or reserves otherwise provided for in this Agreement, for the benefit of all Lenders.

(d)                                 Pledge and Disbursement of Replacement Escrow Fund.  Borrowers hereby pledge to Administrative Agent and the Lenders, and grant a security interest in, any and all monies now or hereafter deposited in the Replacement Escrow Fund as additional security for the payment of the Loan.  Administrative Agent may reasonably reassess its estimate of the amount necessary for the Replacement Escrow Fund from time to time and may adjust the monthly amounts required to be deposited into the Replacement Escrow Fund upon thirty (30) days’ notice to Borrowers.  Administrative Agent shall make disbursements from the Replacement Escrow Fund as requested by Borrowers, and approved by Administrative Agent in its reasonable discretion, on a monthly basis in increments of no less than $10,000.00 upon delivery by Borrowers of Administrative Agent’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Administrative Agent, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment.  Administrative Agent may require an inspection of the Projects at Borrowers’ expense prior to making a monthly disbursement in order to verify completion of replacements and repairs for which reimbursement is sought.  The Lenders and Borrowers acknowledge and agree that the Replacement Escrow Fund shall be held without interest in Administrative Agent’s name or in the name of CONA as an Affiliate of Administrative Agent and may be commingled with the general funds of Administrative Agent, including without limitation, (i) with Administrative Agent’s own funds at financial institutions selected by Administrative Agent in its reasonable discretion or (ii) with Administrative Agent’s funds at CONA, to be held in a Subaccount designated for Administrative Agent for such purpose.  Upon the occurrence and continuance  of an Event of Default, Administrative Agent may (and at the direction of the Required Lenders shall) apply any sums then present in the Replacement Escrow Fund to the payment of the Loan in any order as determined by Administration Agent in its reasonable discretion.  Until expended or applied as above provided, the Replacement Escrow Fund shall constitute additional security for the Loan.  Administrative Agent shall have no obligation to release any of the Replacement Escrow Fund while any Event of Default or Potential Default exists or any Material Adverse Change has occurred with respect to any Borrower or Guarantor or any Project.  All documented costs and expenses incurred by Administrative Agent in the disbursement of any of the Replacement Escrow Fund shall be paid by Borrowers promptly upon demand or, at Administrative Agent’s sole discretion, deducted from the Replacement Escrow Fund.

Section 2.6                                   Application of Payments.

(a)                                 Waterfall.  Prior to the occurrence and continuance of an Event of Default, all payments received by Administrative Agent under the Loan Documents shall be applied, (i) first, to pay Obligations in respect of any documented cost or expense reimbursements, fees or indemnities then due to Administrative Agent pursuant to this Agreement, any Loan Document or the Environmental Indemnity Agreement, (ii) second, to pay Default Rate interest or late charges, (iii) third, to pay interest then due and payable calculated at the Contract Rate, (iv) fourth, to principal payments due under the Loan and to any Obligations under the Secured Hedge Agreements, (v) fifth, to any reserves, escrows or other impounds required to be maintained pursuant to the Loan Documents, (vi) sixth, to any Exit Fee then due, and (vii) seventh, to the ratable payment of all other Obligations; provided, however, that any prepayments made (A) with respect to an Exiting Project shall be applied to the Allocated Loan Amount for the affected Project and accrued and unpaid interest thereon and (B) to cure a Financial Covenant Breach shall be applied pro rata to all of the Allocated Loan Amounts.  Upon the occurrence and continuance of an Event of Default, all payments shall be applied in such order as Administrative Agent shall determine in its sole discretion.  Notwithstanding anything herein to the contrary, if at any time following an Event of Default or acceleration of the Obligations or on or after the Maturity Date, Administrative Agent applies any payments received or the proceeds of any Collateral to principal payments on the Loan,

Administrative Agent shall apply such payments or proceeds pro rata between such principal payments on the Loan and the Obligations under the Secured Hedge Agreements based on the outstanding principal balance of the Loan and the Obligations under Secured Hedge Agreements.

(b)                                 Application of Payments Generally.  Any priority level set forth in this Section 2.6 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.  All prepayments of principal, if permitted or accepted, shall be applied to amounts owing in the inverse order of maturity.

(c)                                  Payments and Computations.  Borrowers shall make each payment under any Loan Document not later than 2:00 p.m. (Eastern Standard or Daylight Savings time) on the day when due to Administrative Agent by wire transfer or Automated Clearing House (“ACH”) transfer to be initiated by Administrative Agent (which shall be the exclusive means of payment hereunder) to the following account (or at such other account or by such other means to such other address as Administrative Agent shall have notified Borrowers in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

Bank:	Capital One Bank N.A.
ABA No.:	065000090
Account Number:	38395 - 100032131
Account Name:	Agency Clearing
Referenced Loan Name:	CCP Texas Portfolio

(d)                                 Administrative Agent shall cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.6(a), promptly after receipt or deemed receipt, but not later than one Business Day following receipt (or deemed receipt) by Administrative Agent. Administrative Agent shall have no obligation to make any payments to a Lender except out of amounts received or applied by Administrative Agent with respect to the Loan, and only if and to the extent payable in accordance with said Section 2.6(a). Payments received by Administrative Agent after 2:00 p.m. (Eastern Standard or Daylight Savings time) shall be deemed to be received on the next Business Day.

(e)                                  Computations of Interests and Fees.  All computations of interest and of fees shall be made by Administrative Agent on the basis of a fraction, the denominator of which is three hundred sixty (360), and the numerator of which is the actual number of days elapsed from the date of the initial disbursement under the Loan or the date of the preceding Payment Date, as the case may be, to the date of the next Payment Date or the Maturity Date.  Each determination of an interest rate or the amount of a fee hereunder shall be made by Administrative Agent and shall be conclusive, binding and final for all purposes, absent manifest error.

(f)                                   Payment Dates.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees.

(g)                                  Advancing Payments.  Unless Administrative Agent shall have received notice from Borrowers prior to the date on which any payment is due hereunder that Borrowers will not make such payment in full, Administrative Agent may assume that Borrowers have made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such

Lender.  If and to the extent that Borrowers shall not have made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the current rate of the Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Agent.

Section 2.7                                   Sources and Uses.  The sources and uses of funds for the contemplated transaction are as described on Schedule 2.7 attached hereto.

Section 2.8                                   Capital Adequacy; Increased Costs; Illegality or Unavailability.

(a)                                 If any Lender determines that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender, pay to such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the affected Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, such Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.8(a).

(b)                                 If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining the Loan, then Borrowers shall from time to time, upon demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to Borrowers by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, such Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.8(b).

(c)                                  Notwithstanding anything to the contrary contained herein, if after the Closing Date (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any Loan bearing interest computed by reference to the Libor Rate, or (ii) the Libor Rate is  discontinued or is otherwise no longer available, then (A) with respect to the occurrence described in subsection (i) above, unless such Lender is able to make or to continue to fund or to maintain the Loan at another office of such Lender without, in such Lender’s opinion, adversely affecting it or its Loan or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrowers, (1) the obligation of such Lender to agree to make or to make or to continue to fund or maintain the Loan shall terminate and (2) Borrowers shall prepay in full such Lender’s Pro Rata Share of the Loan, together with interest accrued thereon, but without payment of any Exit Fee, within thirty (30) days following such Lender’s demand for payment, unless such Lender elects to use the Base Rate as a replacement index, plus an applicable spread to approximate the Contract Rate before such change in law or regulation and (B) with respect to the occurrence described in subsection (ii) above, Administrative Agent will use the Base Rate as a replacement index, plus an applicable spread to approximate the Contract Rate.  If any Lender elects to use the Base Rate as contemplated by subsection (A) above or if subsection (B) above is applicable, Administrative Agent will notify Borrowers of the Base Rate and spread to be used and the same shall be applied to the Loan effective as of the date such Lender or Administrative Agent determined that the Libor Rate was no longer available, as applicable.

(d)                                 Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in any Requirements of Law under subsection (b) above and/or a change in capital adequacy requirements under subsection (a) above, as applicable, regardless of the date enacted, adopted or issued.

(e)                                  Notwithstanding anything else to the contrary in this Section 2.8, Borrowers shall not be under any obligation to compensate any Lender under this Section 2.8 with respect to increased costs or reductions where the Lender is not demanding such compensation from all of its customers similarly situated.

(f)                                   In the event a Lender becomes entitled to claim increased costs or reduced return pursuant to Sections 2.8(a) or 2.8(b), such Lender shall provide Borrowers with written notice specifying in reasonable detail the event or circumstance by reason of which Lender has become so entitled and the additional amount required to fully compensate Lender for such increased costs.  Upon receipt of such notice, if the additional amount would exceed $10,000 in the aggregate in any single Loan Year, then Borrowers shall have the right to prepay in full such Lender’s Pro-Rata Share of the Loan`, together with accrued but unpaid interest thereon, without payment of any Exit Fee provided such prepayment is made within forty-five (45) days of Borrowers’ receipt of such Lender’s notice. Notwithstanding the foregoing, no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this clause (f) for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the three month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.9                                   Interest Rate Protection.  Borrowers may, at their sole cost and expense, obtain and maintain an interest rate cap for the benefit of Borrowers pursuant to a Hedge Agreement reasonably satisfactory to Administrative Agent, the Borrowers’ rights under which Hedge Agreement shall, at Administrative Agent’s request, be collaterally assigned to Administrative Agent (for the benefit of the Lenders).  Any such Hedge Agreement shall be provided by Administrative Agent or any Lender (or an Affiliate of such Person) or a bank or other financial institution whose long-term debt rating is equal to or greater than “A”.  Upon repayment of the Loan in full, Administrative Agent shall assign the Hedge Agreements back to Borrowers or an Affiliate of Borrowers.  Except in connection with a Secured Hedge Agreement, the Project shall not be pledged or encumbered in any manner to secure any obligation under the Hedge Agreement.  Borrowers shall not enter into any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement pertaining to fluctuations in interest rates, or any swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies, other than the Hedge Agreement contemplated by this Section 2.9, and not for speculative purposes.

Section 2.10                            Libor Breakage Amount.  Upon any payment of the Loan (or any portion thereof) on any day that is not the last day of the Libor Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay to Administrative Agent, for the account of the Lenders, the Libor Breakage Amount.

Section 2.11                            Exit Fee.

(a)                                 Exit Fee.  Subject to the provisions of Sections 2.4(c) and (d) and clause (b) below, when the Loan is repaid, in whole or in part, for any reason and at any time (whether by voluntary prepayment by Borrowers, by reason of the occurrence of an Event of Default, upon the maturity of the Loan or otherwise), Borrowers shall pay to Administrative Agent, for the account of the Lenders who are signatories to this Agreement as of the Closing Date, as compensation for the cost of such Lenders’ making funds available to Borrowers under this Agreement, an exit fee in an amount equal to (i) three percent (3%) of the principal amount of the Loan being repaid (the “Standard Exit Fee”) or (ii) one and one-half percent (1.5%) of the principal amount of the Loan being repaid (the “Reduced Exit Fee”), as applicable.

(b)                                 Waiver of Exit Fee.  Notwithstanding the foregoing, Administrative Agent agrees to waive the Exit Fee if (i) the Loan is repaid as a result of a refinancing of the Loan pursuant to a HUD Loan Financing or if a portion of the Loan is repaid as a result of a HUD Project Loan Financing, (ii) the Lenders fail to exercise their right to represent Borrowers in the application to HUD for an FHA mortgage insurance commitment as set forth in Section 11.40, or (iii) the Lenders are not legally qualified under HUD requirements to represent the Borrowers in connection with obtaining such a mortgage insurance commitment.

Section 2.12                            Evidence of Debt.

(a)                                 Records of Lenders.  Each Lender shall maintain in accordance with its usual practice accounts evidencing the Indebtedness of Borrowers to each Lender resulting from the Pro Rata Share of the Loan of such Lender from time to time outstanding, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  In addition, with respect to each Lender having sold a participation interest in any of the Obligations owing to it, such Lender, acting as agent of Borrowers solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.1 (or at such other address as Administrative Agent shall notify Borrowers) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant in any Obligation owing to such Lender, in any Loan Commitment or any portion of the Loan and in any right of such Lender to receive any payment hereunder.

(b)                                 Records of Administrative Agent.  Administrative Agent, acting as agent of Borrowers solely for tax purposes and solely with respect to the actions described in this Section 2.12, shall establish and maintain at its address referred to in Section 11.1 (or at such other address as Administrative Agent may notify Borrowers) (i) a record of ownership (the “Register”) in which Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Lender in the Loans and the Pro Rata Outstandings, and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Lenders (and each change thereto pursuant to Section 2.13 (Substitution of Lenders) and Section 11.3 (Assignments and Participations; Binding Effect)), (B) the Loan Commitments of each Lender, (C) the amount of each of the Pro Rata Outstandings and any assignment of a Lender’s Pro Rata Share of the Loan, (D) the amount of any principal or interest due and payable or paid, and (E) any other payment received by Administrative Agent from Borrowers and its application to the Obligations.

(c)                                  Registered Obligations.  Notwithstanding anything to the contrary contained in this Agreement, the Loan (including any Notes evidencing the Loan) shall constitute a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 2.12 and Section 11.3 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(d)                                 Prima Facie Evidence.  The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.12 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or Administrative Agent to maintain any such account shall affect the obligations of any Borrower or Guarantor to repay the Loan in accordance with its terms.  In addition, Borrowers, Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement.  Information contained in the Register with respect to any Lender shall be available for access by Borrowers, Administrative Agent and such Lender at any reasonable time and from time to time upon reasonable prior notice.  No Lender shall have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by Administrative Agent.

Section 2.13                            Substitution of Lenders.

(a)                                 In the event that any Lender that is not an Affiliate of Administrative Agent (an “Affected Lender”), (i) makes a claim under Section 2.8 or notifies Borrowers and Administrative Agent pursuant to Section 2.8 or Section 2.16 that it becomes illegal for such Lender to continue to fund or maintain its Pro Rata Share of the Loan using the Libor Rate or (ii) does not consent to any amendment, waiver or consent to any Loan Document or the Environmental Indemnity Agreement for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders, Borrowers may either pay in full such Affected Lender with respect to amounts due with the consent of Administrative Agent or substitute for such Affected Lender any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Administrative Agent (in each case, a “Substitute Lender”).

(b)                                 To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender, Borrowers shall deliver a notice to Administrative Agent and such Affected Lender.  The effectiveness of such payment or substitution shall be subject to the delivery to Administrative Agent by Borrowers (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender, and (ii) in the case of a substitution, (A) payment by the Substitute Lender of the assignment fee set forth in Section 11.3 (unless otherwise waived) and (B) an Assignment and Assumption.

(c)                                  Upon satisfaction of the conditions set forth in clause (b) above, Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full, such Affected Lender’s Loan Commitment shall be terminated and (ii) in the case of any substitution, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to the Loan, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Loan Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Loan Commitment in the amount of such Affected Lender’s Loan Commitment and (C) the Affected Lender and the applicable Substitute Lender shall execute and deliver to Administrative Agent an Assignment and Assumption to evidence such substitution and deliver any Note in its possession; provided, however, that the failure of any Affected Lender to execute any such Assignment and Assumption or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

Section 2.14                            Pro Rata Treatment; Sharing of Payments.

(a)                                 Pro Rata Treatment.  (i) Each advance of the Loan from the Lenders under Section 2.1 shall be made by the Lenders, and any termination of the obligation to make an advance of the Loan shall be applied to the respective Loan Commitments of the Lenders, based on their Pro Rata Share; (ii) each payment or prepayment of principal of the Loan by Borrowers shall be made for account of the Lenders based on their Pro Rata Share; and (iii) each payment of interest on the Loan by Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of Interest on such Loans then due and payable to the respective Lenders.

(b)                                 Sharing of Payments, Etc.

(i)                                     If any Lender shall obtain from any Borrower payment of any principal of or interest on the Loan owing or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set off, banker’s lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loan or such other amounts then due hereunder or thereunder by Borrowers to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loan or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders.  To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

(ii)                                  Borrowers agree that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(iii)                               Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrowers.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section 2.14(b)(iii) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.14(b)(iii) to share in the benefits of any recovery on such secured claim.

Section 2.15                            Intentionally Deleted.

Section 2.16                            Withholding Taxes.

(a)                                 Payments Free and Clear of Withholding Taxes.  Except as otherwise provided in this Section 2.16, each payment by Borrowers under any Loan Document or the Environmental Indemnity Agreement shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) through (iv) below, the “Withholding Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Lender as a result of a connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document or the Environmental Indemnity Agreement), (ii) Withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Lender became a “Lender” under this Agreement in the capacity under which such Lender makes a claim under this clause (b), except in each case to the extent such Lender is a direct or indirect assignee (other than pursuant to Section 2.13 (Substitution of Lenders)) of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 2.16(b), (iii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirements of Law) by any Lender to deliver the documentation required to be delivered pursuant to clause (f) below and (iv) any withholding Taxes imposed under FATCA (the taxes described in subsections (i) through (iv) herein called “Excluded Taxes”).

(b)                                 Gross-Up.  If any Taxes shall be required by any Requirements of Law to be deducted from or in respect of any amount payable under any Loan Document or the Environmental Indemnity Agreement to any Lender and such Taxes are Withholding Taxes, (i) such amount payable shall be increased as necessary to ensure that, after all required deductions for Withholding Taxes are made (including deductions applicable to any increases to any amount under this Section 2.16), such Lender receives the amount it would have received had no such deductions been made, (ii) the relevant Borrower Party shall make such deductions, (iii) the relevant Borrower Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, Borrowers shall deliver to Administrative Agent an original or certified copy of a receipt evidencing such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(c)                                  Other Taxes.  In addition, Borrowers agree to pay, and authorize Administrative Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirements of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document, the Environmental Indemnity Agreement or any transaction contemplated therein (collectively, “Other Taxes”).  Within thirty (30) days after the date of any payment of Withholding Taxes or Other Taxes by any Borrower or Guarantor, Borrowers shall furnish to Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to Administrative Agent.

(d)                                 Indemnification.  Borrowers shall reimburse and indemnify, within forty-five (45) days after receipt of demand therefor (with copy to Administrative Agent), each Lender for all Withholding Taxes and Other Taxes (including any Withholding Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Withholding Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Lender (or of Administrative Agent on behalf of such Lender) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to Borrowers with copy to Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, Administrative Agent and such Lender may use any reasonable averaging and attribution methods.

(e)                                  Mitigation.  Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f)                                   Tax Forms.

(i)                                     Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirements of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by Borrowers’ Agent or Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide Administrative Agent and Borrowers’ Agent (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable:  (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN or W-8BEN-E  (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN or W-8BEN-E (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance reasonably acceptable to Administrative Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of Borrowers within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Unless Borrowers’ Agent and Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower Parties and Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)                                  Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause

(ii) and (D) from time to time if requested by Borrowers or Administrative Agent (or, in the case of a participant, the relevant Lender), provide Administrative Agent and Borrowers (or, in the case of a participant, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii)                               Each Lender having sold a participation in any of its Obligations shall collect from such participant the documents described in this clause (f) and provide them to Administrative Agent.

(iv)                              Each Lender shall deliver to Administrative Agent and the Borrowers’ Agent at the time or times prescribed by Requirements of Law and at such time or times reasonably requested by the Borrowers’ Agent or Administrative Agent such documentation prescribed by Requirements of Law or reasonably requested by Administrative Agent or the Borrowers’ Agent sufficient for Administrative Agent and the Borrowers to comply with their obligations under FATCA and to determine whether payments to such Lender are subject to withholding tax under FATCA.  Solely for the purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)                                  Refunds.  If a Lender has received a refund of (or tax credit with respect to) any Withholding Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 2.16, it shall pay over such refund (or the benefit realized as a result of such tax credit) to Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 2.16 with respect to the Withholding Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of the Lender (including any Withholding Taxes imposed with respect to such refund) as is determined by the Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrowers, upon the request of the Lender, agree to repay as soon as reasonably practicable the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority.  This Section 2.16 shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Withholding Taxes or Other Taxes which it deems in good faith to be confidential) to Borrowers or any other person.

Section 2.17                            Partial Releases.

(a)                                 Partial Release Provisions in Connection with HUD Project Loan Financing.  Notwithstanding anything contained in this Agreement, the Notes, the Mortgage or any of the other Loan Documents to the contrary, upon the request of Borrowers in connection with any HUD Project Loan Financing, Administrative Agent agrees to release any such Project (each, a “Partial Release Project”) from the lien of the related Mortgage and the other Loan Documents, provided that all of the following terms and conditions are satisfied (such release herein called a “Partial Release”):

(i)                                     There shall exist no Event of Default at the time the Partial Release request is made by Borrowers, and Borrowers shall certify in writing to Administrative Agent that no Potential Default or Event of Default shall exist immediately after giving effect to the applicable Partial Release and the execution and delivery of all documents connected therewith, which certification shall include a pro forma Compliance Certificate showing that, on a pro forma basis, after giving effect to such Partial Release, the Financial Covenants shall continue to be satisfied.

(ii)                                  Borrowers shall provide written notice to Administrative Agent of their desire to have the applicable Partial Release Project released as security for the Loan, and provide Administrative Agent with all information (including any purchase and sale agreement and proposed partial release forms) and documents relating to such release at least thirty (30) days prior to the closing of the sale or refinancing of the Partial Release Project and such partial release forms must be reasonably satisfactory to Administrative Agent in form and substance.

(iii)                               Such release will not affect the priority of lien or liens on the remainder of the Security, or Administrative Agent’s or the Lenders’ rights in and to the remainder of the Security.

(iv)                              Borrowers shall pay all reasonable documented expenses of Administrative Agent, including reasonable documented attorneys’ fees and expenses, title insurance premiums, recording costs and similar costs in connection with the Partial Release.

(v)                                 Borrowers shall pay to Administrative Agent, for the account of the Lenders, an amount equal to the greatest of the following amounts: (A) an amount that is sufficient to result in a Loan to Value Ratio of not more than 69% after giving effect to the Partial Release, (B) an amount that is sufficient to result in a Project Yield of at least 15% after giving effect to the Partial Release or (C) 100% of the proceeds of the Refinancing (the “Partial Release Price”), plus the pro rata portion of any applicable Exit Fee (if any) required and calculated on the Partial Release Price.

(vi)                              The Partial Release Project will be removed from the Master Lease in accordance with the terms of the Master Lease and following such removal, the Lease Yield shall equal or exceed 13%.

(vii)                           Administrative Agent shall receive such title insurance endorsements as it may require, including partial release endorsements.

(viii)                        There shall exist no Material Adverse Change.

Upon receipt of the amounts required under Sections 2.17(a)(iv) and 2.17(a)(v) above and satisfaction of all of the other requirements contained in this Section 2.17(a), in addition to releasing the applicable Project from the lien of the applicable Mortgage, Assignment of Leases and Rents and other Loan Documents specific to the Partial Release Project, Administrative Agent shall also partially-release all obligations of Borrowers under all other Loan Documents as, but only to the extent, they relate to the Partial Release Project being released.

(b)                                 Special Partial Release Provisions. Notwithstanding anything contained in this Agreement, the Notes, the Mortgage or any of the other Loan Documents to the contrary, upon the request of Borrowers in connection with (1) any HUD Project Loan Financing for which the application has been submitted in good faith by the Borrowers and rejected or declined by HUD/FHA (or any other applicable authority approving such financing application) or (2) any sale or refinancing of a Project for which no application for HUD/FHA financing was submitted by Borrowers, Administrative Agent agrees to release any such Project (each, a “Special Partial Release Project”) from the lien of the related Mortgage and the other Loan Documents, provided that all of the following terms and conditions are satisfied (such release herein called a “Special Partial Release”):

(i)                                     There shall exist no Event of Default at the time the Special Partial Release request is made by Borrowers, and Borrowers shall certify in writing to Administrative

Agent that no Potential Default or Event of Default shall exist immediately after giving effect to the applicable Special Partial Release and the execution and delivery of all documents connected therewith, which certification shall include a pro forma Compliance Certificate showing that, on a pro forma basis, after giving effect to such Special Partial Release, the Financial Covenants shall continue to be satisfied.

(ii)                                  Borrowers shall provide written notice to Administrative Agent of their desire to have the applicable Special Partial Release Project released as security for the Loan, and provide Administrative Agent with all information (including any purchase and sale agreement and proposed partial release forms) and documents relating to such release at least thirty (30) days prior to the closing of the sale or refinancing of the Special Partial Release Project and such partial release forms must be reasonably satisfactory to Administrative Agent in form and substance.

(iii)                               Such release will not affect the priority of lien or liens on the remainder of the Security, or Administrative Agent’s or the Lenders’ rights in and to the remainder of the Security.

(iv)                              Borrowers shall pay all reasonable documented expenses of Administrative Agent, including reasonable documented attorneys’ fees and expenses, title insurance premiums, recording costs and similar costs in connection with the Special Partial Release.

(v)                                 Borrowers shall pay to Administrative Agent, for the account of the Lenders, an amount equal to the greatest of the following amounts: (A) an amount that is sufficient to result in a Loan to Value Ratio of not more than 69% after giving effect to the Partial Release, or (B) an amount that is sufficient to result in a Project Yield, after giving effect to the Special Partial Release, of the greater of (1) at least 15% or (2) the Project Yield as of the Determination Date immediately preceding the date of Special Partial Release (the “Special Release Price”).

(vi)                              In addition to the Special Partial Release Price, the Borrowers shall pay to Administrative Agent, for the account of the Lenders (A) the Reduced Exit Fee calculated on the Partial Release Price in connection with a Special Partial Release described in Section 2.17(b)(1) above and (B) the Standard Exit Fee calculated on the Partial Release Price in connection with a Special Partial Release described in Section 2.17(b)(2) above.

(vii)                           The Special Partial Release Project will be removed from the Master Lease in accordance with the terms of the Master Lease and following such removal, the Lease Yield shall equal or exceed 13%.

(viii)                        Administrative Agent shall receive such title insurance endorsements as it may require, including partial release endorsements.

(ix)                              There shall exist no Material Adverse Change.

Upon receipt of the amounts required under Sections 2.17(b)(iv), (v) and (vi) above and satisfaction of all of the other requirements contained in this Section 2.17(b), in addition to releasing the applicable Project from the lien of the applicable Mortgage, Assignment of Leases and Rents and other Loan Documents specific to the Special Partial Release Project, Administrative Agent shall also partially-

release all obligations of Borrowers under all other Loan Documents as, but only to the extent, they relate to the Special Partial Release Project being released.

Section 2.18                            Defaulting Lenders.

(a)                                 Cure of Defaulting Lender Status.  A Defaulting Lender may regain its status as a non-defaulting Lender hereunder upon satisfaction of each of the following conditions, as applicable:  (i) payment by such Defaulting Lender of all amounts owing hereunder (whether to Administrative Agent for indemnity purposes or otherwise); (ii) receipt by Administrative Agent of (A) a written revocation by Defaulting Lender of any written notice by Defaulting Lender to Borrower, Administrative Agent, or any other Lender that such Defaulting Lender will fail to fund under this Agreement, or (B) evidence satisfactory to Administrative Agent (in consultation with the Required Lenders) that such Defaulting Lender has publicly revoked any public announcement of the same; (iii) evidence satisfactory to Administrative Agent (in consultation with the Required Lenders) that such Defaulting Lender is no long in default for failing to make payments under one or more syndicated credit facilities; and (iv) evidence satisfactory to Administrative Agent (in consultation with the Required Lenders) that such Defaulting Lender (or the holding company of such Defaulting Lender) is no longer the subject of a bankruptcy proceeding and is not otherwise involved in any liquidation proceeding, and Administrative Agent has determined such Defaulting Lender is able to meet its obligations hereunder.

(b)                                 Cash Collateral.  Administrative Agent may, in its reasonable discretion, hold any payment made by Borrowers toward the Loans that is owing to a Defaulting Lender in a non-interest bearing account.  Administrative Agent may use such amount to set-off any unfunded reimbursement obligations of such Defaulting Lender until the earliest to occur of (i) such Lender’s no longer being a Defaulting Lender hereunder, (ii) such Defaulting Lender being replaced pursuant to Section 2.18(c) and (iii) indefeasible payment in full by the Borrowers of all amounts owing hereunder and performance by Borrowers of all Obligations.

(c)                                  Replacement of Defaulting Lender.  If any Lender is a Defaulting Lender, Administrative Agent may, upon written notice to such Lender and the Borrowers, replace such Lender by causing such Lender to assign its Loan (with the related assignment fee to be paid by such Defaulting Lender) pursuant to Section 11.3 to one or more Persons eligible under such Section procured by Administrative Agent.  The Borrowers shall pay in full all principal, interest, fees and other amounts owing to such Defaulting Lender through the date of replacement.  Any Defaulting Lender being replaced under this Section 2.14(c) shall execute and deliver an Assignment and Assumption with respect to such Lender’s Loans.

Section 2.19                            Payment of Rents Under Master Lease.

(a)                                 Commencing on the Closing Date and continuing so long as the Loan is outstanding, Borrowers shall direct Master Tenant to make all payments of rent and all other amounts due under the Master Lease (such net amount herein called the “(Master Lease Payments”) to the Deposit Account Bank for deposit in the account subject to the Deposit Account Control Agreement.  So long as no Event of Default is continuing, Deposit Account Bank shall be authorized to transfer on a daily basis the funds in the account to the operating account of Borrowers.

(b)                                 If an Event of Default exists, Administrative Agent shall have the right in its sole discretion to direct the Deposit Account Bank to disburse all amounts in the account held by the Deposit Account Bank to Administrative Agent or as otherwise directed by Administrative Agent, and to the extent disbursed to Administrative Agent, Administrative Agent shall apply such amounts to the Obligations, in such order as Administrative Agent, in its sole discretion, may elect.

ARTICLE 3
INSURANCE, CONDEMNATION AND IMPOUNDS

Section 3.1                                   Insurance.  Borrowers, at its sole cost and expense, shall obtain and maintain (or Operators shall obtain and maintain) during the entire term of the Loan, insurance providing at least the following coverages:

(a)                                 Property; Business Interruption.  Borrowers shall (i) keep the Projects insured against damage by fire, acts of domestic and foreign terrorism, any type of wind (including named storms) and such other hazards covered by a special form or all-risk insurance policy (A) for the full insurable value thereof on a replacement cost basis without any coinsurance (B) with a deductible not to exceed $25,000, except for wind/named storms and earthquake, which shall provide for a deductible of no more than five percent (5%) of the total insurable value of the applicable Projects, (C) containing Law & Ordinance coverage if any of the Improvements or the use of the Projects shall at any time constitute legal non-conforming structures or uses, including coverage for loss to the undamaged portion of the building (with a limit equal to replacement cost), the cost of demolition and the increased costs of construction (in a minimum amount  equal to ten percent (10%) of the value of the Improvements) and (D) shall maintain boiler and machinery insurance and such other property insurance as reasonably required by Administrative Agent.  Administrative Agent reserves the right to require such other insurance from time to time, including but not limited to earthquake and flood (in addition to Federal Flood Insurance), each in amounts reasonably acceptable to Administrative Agent.  The full insurable value shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Administrative Agent by an appraiser or contractor designated and paid by Borrowers and approved by Administrative Agent, or by an engineer or appraiser in the regular employ of the insurer.  No omission on the part of Administrative Agent to request any such ascertainment shall relieve Borrowers of any of their obligations under this Subsection.  Further, if any portion of the Improvements or personal property at the Project is located currently or at any time in the future in Special Flood Hazard Area, Borrowers shall deliver to Administrative Agent the following: (1) evidence as to whether the community in which such Project is located is participating in the National Flood Insurance Program, (2) the applicable Borrowers’ written acknowledgment of receipt of written notification from Administrative Agent as to the fact that such Project is located in a Special Flood Hazard Area and as to whether the community in which such Real Estate is located is participating in the National Flood Insurance Program and (3) copies of the application for a Federal Flood Insurance policy, plus proof of premium payment, a declaration page confirming that Federal Flood Insurance has been issued, or such other evidence of Federal Flood Insurance satisfactory to Administrative Agent, in all cases naming Administrative Agent as Mortgagee on behalf of the Lenders; and (ii) maintain business interruption insurance, including rental income loss and extra expense, (A) with loss payable to Administrative Agent, (B) covering all perils required herein to be insured against, (C) covering a period of restoration of at least twelve (12) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Project is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period and (D) in an amount equal to one hundred percent (100%) of the projected gross revenue (less non-continuing expenses) from the Project as determined by Administrative Agent for a period of twelve (12) months.  The amount of such business interruption insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrowers’ reasonable estimate of the gross revenue (less non-continuing expenses) from the Project for the succeeding twelve (12) month period.  All business interruption proceeds shall be held by Administrative Agent and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their Obligations to pay Debt Service on the Payment

Dates set forth herein, except to the extent such amounts are actually paid out of the proceeds of such business interruption insurance.

(b)                                 Liability.  Borrowers shall maintain (i) commercial general liability insurance with respect to each Project for both personal injury, bodily injury to or death of a person and for property damage providing for limits of liability in the amount approved by Administrative Agent but in no event less than $1,000,000 per occurrence and $3,000,000 in the aggregate, (ii) umbrella liability coverage in the amount of $1,000,000, and (iii) other liability insurance as reasonably required by Administrative Agent, including but limited to auto liability.  In addition, Borrowers shall require each Operator to, and each Operator shall, if applicable, maintain professional liability insurance.  In no event shall Borrowers consent to any decrease in the amount or scope of coverage or increase the deductibles from those previously approved by Administrative Agent.

(c)                                  Construction, Repairs, Alterations.  At all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property or liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policy required in Section 3.1(b); and (B) the insurance provided for in Section 3.1(a) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 3.1(a), and (3) including permission to occupy the Property.

(d)                                 Form and Quality.  All insurance policies shall be obtained under valid and enforceable policies and shall be subject to the approval of Administrative Agent as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Such policies shall be endorsed in form and substance reasonably acceptable to Administrative Agent to name Administrative Agent (on behalf of the Lenders) thereunder as an additional insured, as its interest may appear, on liability insurance policies and as mortgagee/lender’s loss payable, as its interest may appear, on all property insurance policies, including but not limited to special form/all-risk, business interruption, boiler and machinery, terrorism, windstorm, flood and earthquake insurance, with all loss payable to Administrative Agent, without contribution, under a standard non-contributory mortgagee clause.  Administrative Agent shall act on behalf of the Lenders in respect of insurance matters.  The proceeds of insurance paid on account of any damage or destruction to any Project shall be paid to Administrative Agent, on behalf of the Lenders, to be applied as provided in Section 3.2.  In the event any Borrower or Operating Tenant receives any insurance proceeds (without the same having been disbursed to Administrative Agent), Borrowers will or, if received by Operating Tenants, Operating Tenants will, immediately return such proceeds to Administrative Agent for application in accordance with the provisions of Section 3.2.  All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form reasonably acceptable to Administrative Agent and issued by such insurance companies authorized to do business in the state in which the applicable Project is located, with a rating of “A-X” or better as established by Best’s Rating Guide or “A-” or better by Standard & Poor’s Ratings Group.  Each property insurance policy shall provide that such policy may not be canceled except upon thirty (30) days’ prior written notice (except ten (10) days’ prior notice for non-renewal or cancellation due to non-payment of premium) to Administrative Agent and that no act or negligence of Borrowers, or any other insured under the policy, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, or commencement of foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned.  If available using commercially reasonable efforts, each liability insurance policy shall provide that such policy may not be canceled except upon thirty (30) days’ prior written notice (except ten (10) days’ prior notice for non-renewal or cancellation due to non-payment of premium) to Administrative Agent (provided that, if the insurer will not or cannot provide the required notice, Borrowers shall be obligated to provide such notice).  Blanket policies shall be permitted only if (i) any such policy shall in all other respects comply with the requirements of this Section and (ii) such policy is approved in advance in writing by Administrative Agent and such policy includes changes to the coverages and requirements set forth herein as may be required by Administrative Agent (including, without limitation, increases to the amount of coverages required herein).  Notwithstanding Administrative Agent’s approval of any blanket policy hereunder, Administrative Agent reserves the right, in its reasonable discretion, to require Borrowers to obtain a separate policy in compliance with this Section 3.1.  Borrowers authorize Administrative Agent to pay the premiums for such policies (the “Insurance Premiums”) from the Insurance Impound as the same become due and payable annually in advance.  If Borrowers fail to deposit funds into the Insurance Impound sufficient to permit Administrative Agent to pay the Insurance Premiums when due, Administrative Agent may obtain such insurance and pay the premium therefor and Borrowers shall, on demand, reimburse Administrative Agent for all documented expenses incurred in connection therewith.  Borrowers shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Administrative Agent in all respects.

(e)                                  Assignment; Delivery of Certificates and Policies.  Borrowers shall assign the policies and all proceeds payable thereunder or proofs of insurance to Administrative Agent (for the benefit of the Lenders), in such manner and form that Administrative Agent and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan.  In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrowers in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Administrative Agent or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.  Unless otherwise approved by Administrative Agent, with respect to the property insurance required under this Section 3.1, Borrowers shall provide (i) on or before the Closing Date, an ACORD 27 or 28 along with a policy binder which is valid for at least 60 days following the Effective Date or a complete copy of the policy, (ii) endorsements required by Lender within thirty (30) days following the Closing Date if not provided on or before the Closing Date and (iii) a copy of the full policy within sixty (60) days following the Closing Date or prior to expiration of the binder.  Unless otherwise approved by Administrative Agent, with respect to the liability insurance required under this Section 3.1, Borrowers shall provide (i) on or before the Closing Date, an ACORD 25 along with evidence of 30-day notice of cancellation of coverage (except ten (10) days’ prior notice for non-renewal or cancellation due to non-payment of premium) along with a policy binder which is valid for at least 60 days following the Effective Date or a complete copy of the policy, (ii) endorsements required by Lender within thirty (30) days following the Closing Date if not provided on or before the Closing Date and (iii) a copy of the full policy within sixty (60) days following the Closing Date. If Borrowers elect to obtain any insurance which is not required under this Agreement, all related insurance policies shall be endorsed in compliance with Section 3.1(d), and such additional insurance shall not be canceled without prior notice to Administrative Agent.  From time to time upon Administrative Agent’s request, Borrowers shall identify to Administrative Agent all insurance maintained by Borrowers with respect to the Projects.  The proceeds of insurance policies coming into the possession of Administrative Agent shall not be deemed trust funds, and Administrative Agent shall be entitled to apply such proceeds as herein provided.

(f)                                   Adjustments.  Borrowers shall give written notice of any loss to the insurance carrier and to Administrative Agent promptly after a Borrower obtains knowledge thereof.  Borrowers hereby irrevocably authorize and empower Administrative Agent, as attorney in fact for Borrowers coupled with an interest, to (i) notify any of Borrowers’ insurance carriers to add Administrative Agent (for itself and the benefit of the Lenders) as a loss payee, mortgagee insured or additional insured, as the case may be, to any policy maintained by Borrowers (regardless of whether such policy is required under this Agreement), (ii) if such loss exceeds the Restoration Threshold, make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies and (iii) collect and receive insurance proceeds, and to deduct therefrom Administrative Agent’s reasonable documented expenses incurred in the collection of such proceeds.  Nothing contained in this Section 3.l(f), however, shall require Administrative Agent to incur any expense or take any action hereunder.

(g)                                  WARNING REGARDING RIGHT OF ADMINISTRATIVE AGENT TO PURCHASE INSURANCE:  If Borrowers fail to provide Administrative Agent with evidence of the insurance coverages required by this Agreement, Administrative Agent shall have the right take such action deemed necessary to protect the interest of Administrative Agent and the Lenders, including, without limitation, the purchasing of insurance at Borrowers’ expense as Administrative Agent in its sole discretion deems appropriate.  This insurance may, but need not, also protect Borrowers’ interest.  If the Collateral becomes damaged, the coverage Administrative Agent purchases may not pay any claim Borrowers make or any claim made against Borrowers.  Borrowers are responsible for all expenses incurred by Lender in connection with such action and the cost of any insurance purchased pursuant to this provision and such cost is payable on demand; if Borrowers fail to pay such cost, it may be added to the Indebtedness and bear interest at the Default Rate.  The effective date of coverage may be the date Borrowers’ prior coverage lapsed or the date Borrowers failed to provide proof of coverage.  The coverage Administrative Agent purchases may be considerably more expensive than insurance Borrowers can obtain and may not satisfy any need for property damage coverage or any mandatory liability insurance imposed by Requirements of Law. After receiving written consent from Administrative Agent. Borrowers may later cancel this coverage by providing evidence that the required property coverage was purchased elsewhere, and Administrative Agent shall remit to Borrowers any refund obtained in connection with such cancellation.

(h)                                 Intentionally Deleted.

(i)                                     Non-Conforming Policy. As an alternative to the policies required to be maintained pursuant to the preceding provisions of this Section 3.1, Borrowers will not be in default under this Section 3.1 if Borrowers maintain (or causes to be maintained) policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrowers shall have received Administrative Agent’s prior written consent thereto.  Notwithstanding the foregoing, Administrative Agent hereby reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Administrative Agent has consented to the same on any prior occasion.

Section 3.2                                   Use and Application of Insurance Proceeds.

(a)                                 Notice; Repair Obligation.  If any Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt written notice thereof to Administrative Agent.  Following the occurrence of a Casualty, Borrowers shall proceed with the preparation of plans and specifications necessary to restore, repair, replace or rebuild the applicable Project in accordance with Requirements of Law and shall thereafter diligently pursue such restoration, repair, replacement or rebuilding to completion,, such restored or rebuilt Improvements to be of at least equal value and substantially the same character as prior to such damage or destruction, provided that any insurance proceeds relating to such damage or destruction have been released to Borrowers under the terms of this Agreement to effectuate such repairs or restoration, but regardless of whether such insurance proceeds are sufficient for such repairs or restoration are available or sufficient for the purpose.

(b)                                 Application of Insurance Proceeds.  Administrative Agent shall make insurance proceeds available to Borrowers for application to the costs of restoring the damaged Project or to the payment of the Loan as follows:

(i)                                     if the loss is less than or equal to the Restoration Threshold, Administrative Agent shall make the insurance proceeds available to Borrowers, which proceeds shall be used by Borrowers to pay for the restoration of the damaged Project provided (A) no Event of Default or Potential Default exists, and (B) Borrowers promptly commence and are diligently pursuing restoration of the damaged Project;

(ii)                                  if the loss exceeds the Restoration Threshold but is no more than thirty-five percent (35%) of the replacement value of the Improvements constructed on the affected Project, Administrative Agent shall disburse the insurance proceeds to Borrowers, which proceeds shall be used by Borrowers for the restoration of the damaged Project provided that at all times during such restoration (A) no Event of Default or Potential Default exists; (B) Administrative Agent determines in its reasonable discretion that there are sufficient funds available to restore and repair the damaged Project to be of at least equal value and substantially the same character as prior to such Casualty (with any alterations approved by Administrative Agent in its reasonable discretion) or, if Administrative Agent reasonably determines there is any such insufficiency, Borrowers provide additional security to address such insufficiency to Administrative Agent’s reasonable satisfaction; (C)  the Adjusted Net Operating Income of the Projects (including the damaged Project) during restoration, taking into account rent loss or business interruption insurance, will be sufficient to pay Debt Service, as reasonably determined by Administrative Agent; (D)  the ratio of the outstanding principal balance of the Loan to appraised value of the Projects after restoration of the damaged Project will not exceed the loan-to-value ratio that is the greater of the (i) loan-to-value ratio that existed on the Closing Date and (ii) loan-to-value ratio that existed immediately prior to the date of the Casualty; (E)  that after restoration of the damaged Project as reasonably determined by Administrative Agent, the Projects and Borrowers will comply with the financial covenants in Section 7.13 subject to Borrower’s rights set forth in Section 7.13; (F) Administrative Agent reasonably determines that restoration and repair of the damaged Project to a condition approved by Administrative Agent will be completed at least  ninety (90) days prior to the Maturity Date; (G) Borrowers promptly commence and are diligently pursuing restoration of the damaged Project; and (H) the Project after the restoration will be in material compliance with and permitted under all Requirements of Law; and;

(iii)                               if the conditions set forth in (i) and (ii) above are not satisfied or the loss exceeds the maximum amount specified in Section 3.2(b)(ii) above, (A) if no Event of Default exists hereunder, Administrative Agent may elect to apply any insurance proceeds Administrative Agent receives as a prepayment of the Loan pursuant to Section 2.4(e), or allow all or a portion of such proceeds to be used for the restoration of the damaged Project and (B) if an Event of Default exists hereunder, Administrative Agent shall apply any insurance proceeds Administrative Agent receives as a prepayment of the Loan pursuant to Section 2.4(e).

(c)                                  Special Right to Repay Loan. Notwithstanding anything in this Section 3.2 to the contrary, if pursuant to Section 3.2(b)(iii) above, Administrative Agent elects to require that the insurance proceeds be applied as a prepayment of the Loan, Borrowers shall have the option to prepay the Allocated Loan Amount for the damaged Project within ninety (90) days following Administrative Agent’s election and otherwise in accordance with Section 2.4(d), less any insurance proceeds actually received by Administrative Agent at the time of such prepayment, if any. If the insurance proceeds have not been received by Administrative Agent at the time of such prepayment, Borrowers will be entitled to receive all insurance proceeds after the prepayment of the Loan.

(d)                                 Disbursement of Insurance Proceeds.  Insurance proceeds received by Administrative Agent and to be applied to restoration pursuant to the terms of this Section 3.2, will be disbursed by Administrative Agent to Borrowers on a monthly basis, commencing within ten (10) Business Days following receipt by Administrative Agent of plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects’ certificates all in form reasonably satisfactory to Administrative Agent, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances (including appropriate retainages to ensure that all work is completed in a workmanlike manner).  Any insurance proceeds remaining after payment of all restoration costs shall be remitted to Borrowers unless there exists an Event of Default, in which event such excess proceeds will be applied to the Obligations in such order as Administrative Agent elects in its sole discretion.

Section 3.3                                   Condemnation Awards.  Borrowers shall promptly notify Administrative Agent of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Project (a “Condemnation”) and shall deliver to Administrative Agent copies of any and all papers served in connection with such Condemnation.  Following the occurrence of a Condemnation, Borrowers, regardless of whether any award or compensation (an “Award”) is available, shall promptly commence and diligently complete the preparation of plans and specifications for the restoration and shall thereafter diligently pursue the restoration to completion to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with all Requirements of Law.  Borrowers shall diligently prosecute any such proceeding and shall consult with Administrative Agent in connection therewith.  Without limiting the foregoing, Administrative Agent may participate in any such proceeding (for itself and on behalf of the Lenders) and Borrowers will deliver to Administrative Agent all instruments reasonably necessary or required by Administrative Agent to permit such participation.  Without Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Borrowers shall not agree to any Award.  All Awards for the taking or purchase in lieu of condemnation of any Project or any part thereof are hereby assigned to and shall be paid to Administrative Agent to be held and disbursed or applied as hereinafter provided.  Administrative Agent is hereby irrevocably appointed as Borrowers’ attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award, and to give proper receipts and acquittances therefor, and in Administrative Agent’s sole discretion (in consultation with the Required Lenders) to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the applicable Project; provided, however, if the Award is less than or equal to $250,000 and Borrowers request that such proceeds be used for nonstructural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such Condemnation, Administrative Agent will apply the Award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default.  Borrowers, upon written request by Administrative Agent, shall execute all instruments reasonably requested to confirm the assignment of the Awards to Administrative Agent, free and clear of all liens, charges or encumbrances (except for Permitted Exceptions).  Anything herein to the contrary notwithstanding, if an Event of Default or Potential Default exists, Administrative Agent is authorized to adjust such Award without the consent of Borrowers and to collect such Award in the name of Administrative Agent (on behalf of itself and the Lenders) and Borrowers.

Section 3.4                                   Insurance Impounds.

(a)                                 Borrowers shall deposit with Administrative Agent, monthly on each Payment Date, a sum of money (the “Insurance Impound”) equal to one-twelfth (l/12th) of the annual charges for the Insurance Premiums.  At or before the initial advance of the Loan, Borrowers shall deposit with Administrative Agent a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments.  Deposits shall be made on the basis of Administrative Agent’s estimate from time to time of the Insurance Premiums for the current year.  All funds so deposited shall be held without interest in Administrative Agent’s name or in the name of CONA as an Affiliate of Administrative Agent and shall not be deemed to be held in trust for the benefit of Borrowers. All funds so deposited may be commingled with the general funds of Administrative Agent, including without limitation, (i) with Administrative Agent’s own funds at financial institutions selected by Administrative Agent in its reasonable discretion or (ii) with Administrative Agent’s funds at CONA, to be held in a Subaccount designated for Administrative Agent for such purpose.  Borrowers hereby grant to Administrative Agent (for its benefit and the benefit of the Lenders) a security interest in all funds so deposited with Administrative Agent for the purpose of securing the Loan.  Until an Event of Default exists, Administrative Agent shall apply the funds deposited to pay Insurance Premiums as provided herein.  While an Event of Default exists, the funds deposited may be applied in payment of the Insurance Premiums for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Administrative Agent, as Administrative Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Administrative Agent.  Borrowers shall furnish Administrative Agent with bills for the Insurance Premiums for which such deposits are required at least thirty (30) days prior to the date on which the Insurance Premiums first become payable.  If at any time the amount on deposit with Administrative Agent, together with amounts to be deposited by Borrowers before such Insurance Premiums are payable, is insufficient to pay such Insurance Premiums, Borrowers shall deposit any deficiency with Administrative Agent immediately upon demand.  Administrative Agent shall pay such Insurance Premiums when the amount on deposit with Administrative Agent is sufficient to pay such Insurance Premiums and Administrative Agent has received a bill for such Insurance Premiums.  On the Maturity Date, the monies then remaining on deposit with Administrative Agent under this Section 3.4 shall, at Administrative Agent’s option, be applied against the Indebtedness or if no Event of Default exists hereunder, returned to Borrowers.

(b)                                 Notwithstanding the provisions of subsection (a) above, Administrative Agent will waive the requirement of Borrowers to deposit the Insurance Impound (i) provided there exists no Event of Default and (ii) Borrowers provide to Administrative Agent proof of payments of insurance premiums not less than three (3) Business Days prior to the date the Insurance Premiums are due under the insurance premium payment schedule approved by Administrative Agent.

Section 3.5                                   Real Estate Tax Impounds.  Borrowers shall deposit with Administrative Agent, monthly on each Payment Date, a sum of money (the “Tax Impound”) equal to one-twelfth (1/12th) of the annual Taxes.  At or before the initial advance of the Loan, Borrowers shall deposit with Administrative Agent a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments.  Deposits shall be made on the basis of Administrative Agent’s estimate from time to time of the Taxes for the current year (after giving effect to any reassessment or, at Administrative Agent’s election, on the basis of the Taxes for the prior year, with adjustments when the Taxes are fixed for the then current year).  All funds so deposited shall be held without interest in Administrative Agent’s name or in the name of CONA as an Affiliate of Administrative Agent and shall not be deemed to be held in trust for the benefit of Borrowers. All funds so deposited may be commingled with the general funds of Administrative Agent, including without limitation, (i) with Administrative Agent’s own funds at financial institutions selected by Administrative Agent in its reasonable discretion or (ii) with Administrative Agent’s funds at CONA, to be held in a Subaccount designated for Administrative Agent for such purpose.  Borrowers hereby grant to Administrative Agent (for its benefit and the benefit of the Lenders) a security interest in all funds so deposited with Administrative Agent for the purpose of securing the Loan.  Until an Event of Default exists, Administrative Agent shall apply the funds deposited to pay the Taxes as provided herein.  While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Administrative Agent, as Administrative Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Administrative Agent.  Borrowers shall furnish Administrative Agent with bills for the Taxes for which such deposits are required at least thirty (30) days prior to the date on which the Taxes first become payable.  If at any time the amount on deposit with Administrative Agent, together with amounts to be deposited by Borrowers before such Taxes are payable, is insufficient to pay such Taxes, Borrowers shall deposit any deficiency with Administrative Agent immediately upon demand.  Administrative Agent shall pay such Taxes when the amount on deposit with Administrative Agent is sufficient to pay such Taxes and Administrative Agent has received a bill for such Taxes.  The obligation of Borrowers to pay the Taxes, as set forth in the Loan Documents, is not affected or modified by the provision of this paragraph; provided, however, that Borrowers shall not be in default under the Loan for failure to pay Taxes if and to the extent there are sufficient funds on deposit in the Tax Impound to timely pay such Taxes.  On the Maturity Date, the monies then remaining on deposit with Administrative Agent under this Section 3.5 shall, at Administrative Agent’s option, be applied against the Indebtedness or if no Event of Default exists hereunder, returned to Borrowers.

ARTICLE 4
LEASING MATTERS

Section 4.1                                   Representations and Warranties on Leases.

(a)                                 Leases.  Borrowers represent and warrant to Administrative Agent and the Lenders with respect to the Residential Leases, (i) to Borrowers’ Knowledge, the rent roll or Census Report for each Project delivered to Administrative Agent is true and correct in all material respects; (ii) to Borrower’s Knowledge, such Residential Leases are valid and in and full force and effect in all material respects; and (iii) the interests of the landlord and the rents under the Residential Leases have not been assigned or pledged except to Administrative Agent and the Lenders.  Borrowers represent and warrant to Administrative Agent and the Lenders with respect to the Commercial Leases, if any, (i) to Borrowers’ knowledge, the rent roll with respect to such Commercial Leases delivered to Administrative Agent is true and correct in all material respects; (ii) to Borrowers’ Knowledge, such Commercial Leases are in full force and effect; (iii) the Commercial Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (iv) the copies of the Commercial Leases delivered to Administrative Agent are true and complete in all material respects; (v) neither the landlord nor any tenant is in monetary default or material non-monetary default under any of the Commercial Leases beyond any applicable notice, grace and cure periods; (vi) Borrowers have no knowledge of any notice of termination or default with respect to any Commercial Lease; (vii) Borrowers have not assigned or pledged any of the Commercial Leases, the rents or any interests therein except to Administrative Agent and the Lenders; (viii) no Tenant under a Commercial Lease or other party has an option to purchase all or any portion of any Project; (ix) except as set forth in the Commercial Leases delivered to Administrative Agent, no Tenant has the right to terminate its Commercial Lease prior to expiration of the stated term of such Commercial Lease (unless due to casualty or condemnation of the Projects); and (x) no Tenant under a Commercial Lease has prepaid more than one month’s rent in advance (except for bona fide security deposits not in excess of an amount equal to three months’ rent).

(b)                                 Master Lease.  Borrowers represent and warrant to Administrative Agent and the Lenders with respect to the Master Lease that:  (i) the Master Lease is valid and in full force and effect; (ii) the Master Lease (including amendments) is in writing, and there are no oral agreements with respect thereto; (iii) the copy of the Master Lease delivered to Administrative Agent is true and complete; (iv) none of Borrowers or to Borrowers’ Knowledge, Master Tenant is, in monetary default or material non-monetary default under the Master Lease beyond any applicable notice, grace and cure periods; (v) neither any Borrower nor to Borrowers’ Knowledge, Master Tenant, have any knowledge of any notice of termination or default with respect to the Master Lease; (vi) no Borrower has assigned or pledged the Master Lease, the rents or any interests therein, except to Administrative Agent and the Lenders or except in connection with a Permitted Transfer; (vii) except as set forth in the Master Lease, Master Tenant does not have an option to purchase all or any portion of the Projects; (viii) except as set forth in the Master Lease, Master Tenant does not have the right to terminate the Master Lease prior to expiration of the stated term of the Master Lease (unless due to casualty or condemnation of the Projects); and (ix) Master Tenant has not prepaid more than one month’s rent in advance (exclusive of any Security Deposit).

(c)                                  Operating Leases. Borrowers represent and warrant to Administrative Agent and the Lenders with respect to each Operating Lease that to each Borrower’s Knowledge:  (i) each Operating Lease is valid and in full force and effect; (ii) the copy of each Operating Lease delivered to Administrative Agent is true and complete in all material respects; (iii) Master Tenant has not assigned or pledged any Operating Lease, the rents or any interests therein except to Administrative Agent and the Lenders and pursuant to the terms of the Working Capital Loan Agreement; and (iv) Operating Tenant does not have an option to purchase all or any portion of the Projects.

Section 4.2                                   Standard Lease Form; Approval Rights.  All Residential Leases entered into on or after the Closing Date shall be written substantially in accordance with the standard form of the same approved by Administrative Agent on or before the Closing Date, subject to any variations from the provisions of such standard form which (taken as whole) do not have a material adverse effect on the operation of the Projects (other than in the ordinary course of business or as required by Requirements of Law or as otherwise approved by Administrative Agent, which approval will not be unreasonably withheld or delayed).  Borrowers shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by any Requirements of Law, shall not commingle any such funds with any other funds of Borrowers.  Within ten (10) days after Administrative Agent’s request, Borrowers shall furnish to Administrative Agent a statement of all tenant security deposits, and copies of all Leases not previously delivered to Administrative Agent, certified by Borrowers as being true and correct in all material respects.  Notwithstanding anything contained in the Loan Documents, Borrowers shall have the right to enter into Commercial Leases (including any lease extensions, amendments or other modification related thereto) without Administrative Agent’s consent provided (i) the economic terms of the Lease substantially conform to those of the market in the area in which the applicable Project is located, (ii) the initial term is not longer than five (5) years, (iii) the leased premises are not in excess of 500 square feet in the aggregate in any one Project, and (iv) the Commercial Lease is in the form previously approved by Administrative Agent without material modification

Section 4.3                                   Covenants.

(a)                                 Leases.  Borrowers shall (or use commercially reasonable efforts to enforce the obligations of Operators to) (i) perform the obligations which the landlord is required to perform under the Leases; (ii) use commercially reasonable efforts to enforce the obligations to be performed by the Tenants under the Leases; (iii) promptly furnish to Administrative Agent any notice of default or termination received by any Borrower from any Tenant under a Commercial Lease, and any notice of default or termination given by any Borrower to any Tenant under a Commercial Lease; (iv) not collect any rents for more than one month in advance of the time when the same shall become due, except for bona fide Security Deposits not in excess of an amount equal to three months’ rent; (v) not enter into any ground lease or master lease of any part of the Projects other than the Master Lease; (vi) not further assign or encumber any Lease; (vii) not, except with Administrative Agent’s prior written consent (such consent not to be unreasonably withheld or delayed), cancel or accept surrender or termination of any Commercial Lease; (viii) not, except with Administrative Agent’s prior written consent, modify or amend any Lease (except as permitted without Administrative Agent’s approval under Section 4.2 above or for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the Lease); and (ix) assign to Administrative Agent any letter of credit evidencing a security deposit on such terms as may be required by Administrative Agent and shall deliver the original of such letter(s) of credit to Administrative Agent.  Any action in violation of clauses (v), (vi), (vii), and (viii) of this Section 4.3(a) shall be void at the election of Administrative Agent.

(b)                                 Master Lease.  Borrowers shall (i) perform the obligations which Borrowers are required to perform under the Master Lease; (ii) enforce the material obligations to be performed by the Master Tenant under the Master Lease; (iii) promptly furnish to Administrative Agent any notice of default or termination received by any Borrower from Master Tenant, and any notice of default or termination given by any Borrower to Master Tenant under the Master Lease; (iv) not collect any rents for more than one month in advance of the time when the same shall become due under the Master Lease, except for bona fide security deposits not in excess of an amount equal to three months’ rent; (v) not enter into any ground lease or master lease of any part of the Projects other than the Master Lease; (vi) not further assign or encumber the Master Lease; (vii) not, except with Administrative Agent’s prior written consent, cancel or accept surrender or termination of the Master Lease except as expressly permitted under the terms of the Master Lease; and (viii) not, except with Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld or delayed), modify or amend the Master Lease, provided to the extent that any amendment to the Master Lease affects only the Related Leases or Related Tenants, Borrowers shall be required to provide prior notice and a copy of any such amendment, but Administrative Agent’s consent will not be required with respect to the same.  Any action in violation of clauses (v), (vi), (vii), and (viii) of this Section 4.3(b) shall be void at the election of Administrative Agent.  Borrowers will not suffer or permit any breach or default to occur in any of any Borrower’s obligations under the Master Lease nor suffer or permit the same to terminate by reason of any failure of any Borrower to meet any requirement of the Master Lease.

(c)                                  Operating Leases.  Borrowers shall use commercially reasonable efforts to enforce the obligations of Master Tenant to (i) perform the obligations which Master Tenant is required to perform under the Operating Leases; (ii) enforce the material obligations to be performed by the Operating Tenants under the Operating Leases; (iii) not collect any rents for more than one month in advance of the time when the same shall become due under the Operating Leases, except for bona fide security deposits not in excess of an amount equal to two months’ rent; (iv) not, except with Administrative Agent’s prior written consent, cancel or accept surrender or termination of the Operating Leases except as expressly permitted under the terms of the Operating Leases; and (v) not, except with Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld or delayed), modify, amend or terminate any of the Operating Leases, and any action in violation of clauses (iv) and (v) of this Section 5.3(c) shall be void at the election of Administrative Agent.  In addition to the foregoing, Borrowers shall promptly furnish to Administrative Agent (A) any notice of default or termination received by Borrowers from Master Tenant or Operating Tenants and (B) a copy of any notice of default or termination given by Master Tenant to Operating Tenants under the Operating Leases.

(d)                                 Proposed Amendment to Master Lease.  Borrowers have informed Administrative Agent that they intend to enter into  an omnibus amendment (i) contemplated by that certain letter of intent dated June 21, 2017 between Parent and Master Tenant, which provides for, among other things, the investment by Borrowers and/or Parent of certain capital to fund costs of capital improvements at the following Projects:  Brodie Ranch Nursing and Rehab Center, The Pointe Nursing and Rehab Center and Paramount Senior Care Center at Pasadena and (ii) that incorporates the Proposed Master Lease Amendment Terms.  Administrative Agent hereby consents to such proposed amendment and the capital improvements contemplated thereby, subject to the following: (i) the amendment will reflect the terms set forth in the letter of intent described above and the Proposed Master Lease Amendment Terms in all material respects, (ii) Borrowers provide to Administrative Agent a copy of the final, executed amendment promptly after the execution thereof, (iii) the capital improvements contemplated by the letter of intent shall be performed in a good and workmanlike manner, in accordance with all Requirements of Law, free and clear of all Liens, charges or encumbrances (except for Permitted Exceptions), and (iv) Borrowers will provide copies of any reports provided by the Master Tenant or other Operators with respect to the progress of the work and confirming that no mechanic’s or materialman’s liens have been asserted against any Project.

Section 4.4                                   Tenant Estoppels.

(a)                                 Leases. Within thirty (30) days of Administrative Agent’s written request (such request to be made not more than one (1) time in any calendar year unless an Event of Default exists), Borrowers shall use commercially reasonable efforts to obtain and furnish (or use commercially reasonable efforts to cause Operators to obtain and furnish) to Administrative Agent, written estoppels in form and substance reasonably satisfactory to Administrative Agent, executed by Tenants under Commercial Leases in excess of 500 square feet of any Project and confirming the term, rent, and other provisions and matters relating to such Commercial Leases.

(b)                                 Master Lease.  Within thirty (30) days of Administrative Agent’s written request (such request to be made not more than one (1) time in any calendar year unless an Event of Default exists), Borrowers shall obtain and furnish to Administrative Agent, a written estoppel in form and substance reasonably satisfactory to Administrative Agent, executed by Master Tenant and confirming the term, rent and other provisions and matters relating to the Master Lease.

(c)                                  Operating Leases.  Within thirty (30) days of Administrative Agent’s written request (such request to be made not more than one (1) time in any calendar year unless an Event of Default exists), Borrowers shall use commercially reasonable efforts to obtain and furnish to Administrative Agent, a written estoppel in form and substance reasonably satisfactory to Administrative Agent, executed by Operating Tenants and confirming the term, rent and other provisions and matters relating to the Operating Leases.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Each Borrower represents, warrants and covenants to Administrative Agent and the Lenders unless otherwise specified, as of the Closing Date that:

Section 5.1                                   Organization, Power and Authority; Formation Documents.

(a)                                 Organization, etc.  Each Borrower and each other Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence and is in compliance with all material legal requirements applicable to doing business in the state in which the Projects are located.  No Borrower is a “foreign person” within the meaning of §l445(f)(3) of the Code.  Each Borrower and each other Borrower Party has only one state of incorporation or organization which is set forth in Schedule 5.1.  All other information regarding each Borrower and each other Borrower Party contained in Schedule 5.1, including the ownership structure of each Borrower and its constituent entities, is true and correct as of the Closing Date.

(b)                                 Formation Documents.  A true and complete copy of the formation documents creating each Borrower and each other Borrower Party and any and all amendments thereto (collectively, the “Borrower Formation Documents”) has been furnished to Administrative Agent.  The Borrower Formation Documents constitute the entire agreement regarding each Borrower and each other Borrower Party among the members of such Borrower or such other Borrower Party and are binding upon and enforceable against each of the members in accordance with their terms.  No breach exists under the Borrower Formation Documents and no condition exists which, with the giving of notice or the passage of time, would constitute a breach under the Borrower Formation Documents.

Section 5.2                                   Validity of Loan Documents.  The execution, delivery and performance by each Borrower Party of the Loan Documents and the Environmental Indemnity Agreement to which it is a party:  (a) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained; and (b) will not violate any law or result in the imposition of any Lien upon the assets of any such party, except as contemplated by the Loan Documents and/or the Environmental Indemnity Agreement.  The Loan Documents and/or the Environmental Indemnity Agreement constitute the legal, valid and binding obligations of each Borrower Party who is a party to such Loan Documents and/or the Environmental Indemnity Agreement, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 5.3                                   Liabilities; Litigation.

(a)                                 Financial Statements. All financial statements and other financial information furnished or to be furnished to Administrative Agent that relate to the Borrower Parties and were not prepared by or on behalf of Operating Tenants (a) fairly present in all material respects the financial condition of the Parent and its consolidated Subsidiaries as of the date thereof, and (b) were be prepared in accordance with generally accepted accounting principles, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and subject to the absence of footnotes and to normal year-end audit adjustments.  Since December 31, 2015 there has been no Material Adverse Change.

(b)                                 Contemplated Actions.  No Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

Section 5.4                                   Taxes and Assessments.  There are no unpaid or outstanding real estate or other taxes or assessments on or against the Projects or any part thereof, except general real estate taxes not due or payable or such taxes which are being contested in good faith by appropriate legal proceedings in accordance with Section 11.14 hereof.  Each Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.  There are no pending or, to each Borrower’s Knowledge, proposed, special or other assessments for public improvements or otherwise affecting any Project, nor are there any contemplated improvements to any Project that may result in such special or other assessments.

Section 5.5                                   Other Agreements Defaults.  No Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might affect any Project or the business, operations, or condition (financial or otherwise) of any Borrower or Guarantor.  No Borrower Party is in violation of any agreement which violation could reasonably be expected to have a Material Adverse Effect.

Section 5.6                                   Compliance with Laws.  Each Borrower and/or to Borrower’s Knowledge, each Operator have all requisite Governmental Approvals and Primary Licenses necessary to own, lease and operate the Projects and carry on its business, and, except as disclosed in the Zoning Reports or Property Condition Reports delivered to Administrative Agent prior to the Closing Date, each Project is in compliance in all material respects with all applicable Requirements of Law.  No Project constitutes, in whole or in part, a legally non-conforming use under applicable Requirements of Law.

Section 5.7                                   Condemnation.  No condemnation has been commenced or, to any Borrower’s Knowledge is contemplated with respect to all or any portion of the Projects or for the relocation of roadways providing access to any Project.

Section 5.8                                   Access.  All streets, easements, utilities and related services necessary for the operation of the Projects for their intended purpose are available to the Projects.

Section 5.9                                   Location of Borrowers.  Each Borrower’s principal place of business and chief executive offices are located at the address stated in Schedule 5.1 and, except as otherwise set forth in Schedule 5.1, each Borrower at all times has maintained its principal place of business and chief executive office at such location or at other locations within the same state.

Section 5.10                            ERISA Employees.

(a)                                 As of the Closing Date hereof and throughout the term of the Loan, (i) no Borrower is nor will be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Part 4 of Subtitle B of Title I of ERISA, and (ii) the assets of Borrowers do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA, as determined under Section 3(42) of ERISA.

(b)                                 As of the Closing Date hereof and throughout the term of the Loan (i) no Borrower is or will be a “governmental plan” within the meaning of Section 3(3) of ERISA and (ii) transactions by or with any Borrower are not and will not violate state statutes applicable to any Borrower regulating investments of and fiduciary obligations with respect to such governmental plans.

(c)                                  No Borrower has any employees.

Section 5.11                            Use of Loan Proceeds.  The proceeds of the Loan are intended and will be used for agricultural, business and/or commercial purposes and are not intended and will not be used for personal, family or household purposes.  No part of proceeds of the Loan will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 5.12                            Forfeiture.  There has not been committed by any Borrower Party or any Operator, any other person in occupancy of or involved with the operation or use of the Projects any act or omission affording the federal government or any state or local government the right of forfeiture as against the Projects or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents or the Environmental Indemnity Agreement (the “Forfeiture Rights”).

Section 5.13                            Tax Filings.  Each of the Borrowers and Guarantor has filed (or has obtained effective extensions for filing) all federal and state tax returns and all other material tax returns required to be filed and have paid or made adequate provision for the payment of all federal and state income taxes and all other material taxes, charges and assessments payable by each such Person, respectively, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, or where the failure to take any of the foregoing actions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Each of the Borrowers and Guarantor believes that its respective tax returns properly reflect the income and taxes of each such Person, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

Section 5.14                            Solvency.  Immediately after giving effect to the Loan made on the Closing Date, (a) the fair value of the assets of the Borrowers and the Guarantor, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrowers and the Guarantor, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) neither any Borrower nor Guarantor will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

Section 5.15                            Full and Accurate Disclosure, No Material Adverse Change.  No statement of fact made by or on behalf of any Borrower Party in this Agreement, in any of the other Loan Documents or the Environmental Indemnity Agreement (in each case, as modified or supplemented by other information furnished to Administrative Agent or the Lenders) contains any material misstatement of fact or omits to state any material fact necessary to make statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that actual results may differ materially from projections).  There has not been any material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect  There is no fact presently known to any Borrower which has not been disclosed to Administrative Agent which could reasonably be expected to have a Material Adverse Effect.  All information supplied by Borrowers regarding any other Collateral is accurate and complete in all material respects.  All evidence of each Borrower Party’s identity provided to Administrative Agent and the Lenders is genuine, and all related information is accurate.

Section 5.16                            Flood Zone.  No portion of the improvements comprising the Projects is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law, or, if located within any such area, Borrowers have obtained and will maintain the insurance prescribed in Section 3.1 hereof.

Section 5.17                            Single Purpose Entity/Separateness.  Each Borrower represents, warrants and covenants, from and after the Closing Date for so long as any obligation under the Loan Documents remains outstanding, as follows:

(a)                                 Limited Purpose.  The sole purpose conducted or promoted by each Borrower is to engage in the following activities:

(i)                                     to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Projects (or an undivided interest therein) and to contract for the operation, maintenance, management and development of the Projects;

(ii)                                  to enter into and perform its obligations under the Loan Documents and Environmental Indemnity Agreement;

(iii)                               to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Projects to the extent permitted under the Loan Documents; and

(iv)                              to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of its jurisdiction of formation that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b)                                 Limitations on Debt, Actions.  Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of each Borrower, each Borrower shall not:

(i)                                     other than pursuant to the Loan Documents, including with respect to the pledge of its assets to secure the debt of the other Borrowers, guarantee any obligation of any Person, including any Affiliate of any Borrower, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person;

(ii)                                  engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section 5.17;

(iii)                               incur, create or assume any Debt other than (A) the Loan and (B) unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Projects and which shall (1) not exceed five percent (5%) of the outstanding balance of the Loan, (2) not be evidenced by a note, (3) be paid within sixty (60) days or such longer period not in violation thereof, and (4) otherwise expressly be permitted under the Loan Documents;

(iv)                              make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrowers may invest in those investments permitted under the Loan Documents and may make loans to the Operators to finance capital expenditures at the Projects;

(v)                                 to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of each Borrower’s business;

(vi)                              buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities or in connection with financing capital expenditures at any Project);

(vii)                           form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;

(viii)                        own any asset or property other than the Leases or Projects (or an undivided interest therein) and incidental personal property necessary for the ownership or operation of the Leases and the Projects; or

(ix)                              take any Material Action without the unanimous written approval of all members of each Borrower.

(c)                                  Separateness Covenants.  In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate of any Borrower, each Borrower represents and warrants that in the conduct of its operations since its organization it has observed, and covenants that it will continue to observe, the following covenants:

(i)                                     maintain books and records and bank accounts separate from those of any other Person;

(ii)                                  maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

(iii)                               comply with all organizational formalities necessary to maintain its separate existence;

(iv)                              hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

(v)                                 maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; except that each Borrower’s assets may be included in a consolidated financial statements of the Guarantor;

(vi)                              other than with respect to any consolidated tax return of its Affiliates, prepare and file its own tax returns separate from those of any Person to the extent required by Requirements of Law, and pay any taxes required to be paid by Requirements of Law;

(vii)                           INTENTIONALLY DELETED;

(viii)                        not enter into any transaction with any Person owned or controlled by an Affiliate of Borrowers except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;

(ix)                              conduct business in its own name;

(x)                                 not commingle its assets or funds with those of any other Person other than as required or permitted by this Agreement;

(xi)                              not assume, guarantee or pay the debts or obligations of any other Person other than with respect to the pledge of its Project to secure the debt of the other Borrowers;

(xii)                           correct any known misunderstanding as to its separate identity;

(xiii)                        not permit any Affiliate of Borrowers to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents, in the Environmental Indemnity Agreement and the cross-collateralization of the Mortgages);

(xiv)                       not make loans or advances to any other Person other than to Operators for capital expenditures at the Projects;

(xv)                          pay its liabilities and expenses out of and to the extent of its own funds or the funds of other Borrowers, other than overhead costs and costs of centralized services that are not allocated to the Projects or Borrowers and are billed to and/or paid by Guarantor;

(xvi)                       INTENTIONALLY DELETED;

(xvii)                    maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to any Borrower;

(xviii)                 cause the managers, officers, employees, agents and other representatives of each Borrower to act at all times with respect to such Borrower consistently and in furtherance of the foregoing and in the best interests of such Borrower;

(xix)                       not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Indebtedness and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such obligation;

(xx)                          not pledge its assets for the benefit of any other Person other than to Administrative Agent and the Lenders in connection with the Loan; and

(xxi)                       observe all partnership, corporate or limited liability company formalities, as applicable.

Failure of any Borrower to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of such Borrower as a separate legal entity.

Section 5.18                            Compliance With International Trade Control Laws and OFAC Regulations.

(a)                                 No Borrower Party shall use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds of the Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is known by the chief executive officer, chief financial officer or general counsel of the Parent to be the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by the Parent, any Borrower Party or any Person who owns a direct interest in any Borrower Party.

(b)                                 No Borrower Party shall knowingly engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering (solely to the extent such Organisation has jurisdiction over the Borrower Parties or any Person who owns a direct interest in any Borrower Party, and such law, regulation or other measure is applicable to, and binding on, the Borrower Parties or any Person who owns a direct interest in any Borrower Party, ) or violate in any material respect these laws or any other applicable anti-money laundering law or knowingly engage in these actions.

(c)                                  No Borrower Party or any Person who owns a direct interest in any Borrower Party shall use the proceeds of the Loan for any purpose which would breach in any material respect the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions to the extent applicable to, and binding on, the Borrower Parties or any Person who owns a direct interest in any Borrower Party.

Section 5.19                            Borrowers’ Funds.

(a)                                 It has taken, and shall continue to take until after the Loan is fully repaid, such measures as are required by law to verify that the funds invested in each Borrower are derived (i) from transactions that do not violate U.S. law and, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under U.S. law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(b)                                 To each Borrower’s Knowledge, no Borrower Party, nor any Person who owns a direct interest in any Borrower, nor any Person providing funds to any Borrower (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; and (iii) has had any of its/his/her funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(c)                                  Borrowers shall make payments on the Loan using funds invested in Borrowers, Adjusted Revenues or insurance proceeds unless otherwise agreed to by Administrative Agent.

(d)                                 To each Borrower’s Knowledge, as of the Closing Date and at all times during the term of the Loan, all revenues arising from the Projects are and will be derived from lawful business activities of Tenants of the Projects or other permissible sources under U.S. law.

(e)                                  On the Maturity Date, Borrowers will take reasonable steps to verify that funds used to repay the Loan in full (whether in connection with a refinancing, asset sale or otherwise) are from sources permissible under U.S. law and to the extent such funds originate outside the United States, permissible under the laws of the jurisdiction in which they originated.

(f)                                   Each Borrower Party and each Person who owns a direct interest in any Borrower Party, and, to the knowledge of the chief executive officer, chief financial officer or general counsel of the Parent, any director, officer or employee thereof are in compliance in all material respects with any applicable anti-money laundering law any other applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(g)                                  Each Borrower Party and each Person who owns a direct interest in any Borrower Party have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions to the extent applicable to, and binding on, the Credit Parties and the

Parent has instituted and maintains policies and procedures designed to promote and achieve, in its reasonable judgment, compliance in all material respects with such laws.

(h)                                 No Borrower Party and no Person who owns a direct interest in any Borrower Party, nor, to the knowledge of the chief executive officer, chief financial officer or general counsel of the Parent, any director, officer or employee thereof is an individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority to the extent applicable to, and binding on, the Borrower Parties or (c) located, organized or resident in a Designated Jurisdiction.

Section 5.20                            Operator Agreements.  A true, correct and complete copy of each of the Operator Agreements, together with all amendments thereto, have been delivered to Administrative Agent; and the Operator Agreements and all amendments thereto are in full force and effect as of the Closing Date.

Section 5.21                            Physical Condition.  Except as specifically set forth in the Property Condition Reports, to each Borrower’s Knowledge, (a) the Projects, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; subject to ordinary wear and tear and (b) there exists no structural or other material defects or damages in any Project, whether latent or otherwise.  No Borrower has received written notice from any insurance company or bonding company of any defects or inadequacies in any Project, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 5.22                            Healthcare Representations.  Each Borrower represents and warrants to Administrative Agent and the Lenders that:

(a)                                 Each Project (i) is being operated by Operating Tenant as a skilled nursing facility having the number of Residential Units as set forth on Exhibits A-1 through A-12, attached hereto, and (ii) to the Borrowers’ Knowledge, is in compliance in all material respects with all applicable Healthcare Laws.

(b)                                 To Borrowers’ Knowledge, the Third Party Payor Programs to which any  Operating Tenant is subject as of the Closing Date with respect to any Project are listed in Part A of Schedule 5.22.  To the Borrowers’ Knowledge, there is no threatened in writing, or existing revocation, suspension, termination, probation, restriction, limitation, or nonrenewal proceeding by any Third Party Payor Program involving Operators with respect to the Projects, except as could not reasonably be expected to have a Material Adverse Effect.  Except as could not reasonably be expected to have a Material Adverse Effect, to the Borrowers’ Knowledge, with respect to the Projects, there are no current, pending or outstanding Third-Party Payor Programs reimbursement audits, appeals or recoupment efforts actually pending as of the Closing Date.

(c)                                  All Primary Licenses necessary for operating the Projects as skilled nursing facilities are listed in Part B of Schedule 5.22, and to Borrower’s Knowledge, (i) are either held by, or will be held by the applicable Operator, as required under Healthcare Laws and (ii) are in full force and effect as of the Closing Date.

(d)                                 With respect to any Project, except as set forth in Part C of Schedule 5.22, no Operator currently has outstanding any violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken each that remain outstanding against any Project, any Operator or against any officer, director, partner, member or stockholder of any Operator, by any Governmental Authority, and there have been no violations threatened against any Project’s, or any Operator’s certification for participation in Medicare or Medicaid or the other Third-Party Payor Programs that remain open or unanswered, and with respect to those matters disclosed on Part C of Schedule 5.22, no such matter is expected to result in an Event of Default under Section 8.20 or Section 8.21 hereof.

(e)                                  Intentionally Deleted.

(f)                                   With respect to any Project, (i) to Borrowers’ Knowledge, substantially all of the executed patient care agreements entered into on or after the Closing Date conform in all material respects with the form patient care agreements that have been delivered to Administrative Agent and (ii) to the Borrowers’ Knowledge, all such agreements are in compliance with Healthcare Laws, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect.

(g)                                  To the Borrowers’ Knowledge, each Operator’s Third Party Payor Programs’  accounts receivable with respect to the skilled nursing facilities located at the Projects are free of any Liens and neither Borrowers nor, to the Borrowers’ Knowledge, Operators, have pledged any of their respective receivables as collateral security for any loan or indebtedness, except pursuant to the Working Capital Loan Agreement.

(h)                                 No Borrowers or, to the Borrowers’ Knowledge, Operating Tenants are a party to any collective bargaining agreement or other labor contract applicable to persons employed by either Borrower or Operating Tenants at the Projects and, to the Borrowers’ Knowledge, there are no threatened or pending labor disputes at the Projects except as could not reasonably be expected to have a Material Adverse Effect.

(i)                                     To the Borrowers’ Knowledge, as of the Closing Date no Projects are subject to any Healthcare Investigations other than routine periodic clinical surveys undertaken by the State Regulator from time to time.

(j)                                    No Borrower is a “covered entity” within the meaning of HIPAA or submits claims or disbursement requests to Third Party Payor Programs “electronically” (within the meaning of HIPAA).

ARTICLE 6
FINANCIAL REPORTING

Section 6.1                                   Financial Statements.  Borrowers shall furnish to Administrative Agent and shall cause Guarantor to furnish to Administrative Agent such financial statements and other financial information required pursuant to this Article 6 and such other financial information as Administrative Agent and the Lenders may reasonably request from time to time.  All such financial statements shall accurately and fairly present the results of operations and the financial condition of Borrowers at the dates and for the period indicated, shall be in scope and detail reasonably satisfactory to Administrative Agent and shall be otherwise sufficient to permit Administrative Agent and the Lenders to calculate and/or verify Borrowers’ compliance with the financial covenants in Section 7.13.  Administrative Agent shall make such financial statements and other financial information available to the Lenders promptly after receipt thereof by Administrative Agent.

(a)                                 Financial Information.  In furtherance of the foregoing, Borrowers will furnish to Administrative Agent (or cause to be furnished to Administrative Agent) the following financial information and reports, in each case in form and format and providing information satisfactory to Administrative Agent in its reasonable discretion:

(i)                                     within forty (40) days after the end of each calendar month, commencing with the calendar month ending June 30, 2016, (A) internally prepared monthly financial statements (including income statements, balance sheets and operating statements) prepared for each Project by Operating Tenants which fairly present the financial condition of the Projects (individually and collectively) for such period and year-to-date and (B) a current Census Report for each Project;

(ii)                                  within fifty (50) days after the end of each calendar quarter, commencing with the calendar quarter ending June 30, 2016, (A) on a consolidated and consolidating as well as a Project-by Project basis, financial statements (including income statements, balance sheets and operating statements) for the Projects (as prepared by Operators) (individually and collectively) for such period and year-to-date and (B) on a consolidated basis, financial statements (including income statements and balance sheets) for the Borrowers for such period and year-to-date;

(iii)                               within one hundred twenty-five (125) days after the end of each fiscal year, annual financial statements for the Projects (on a consolidating as well as on a Project-by-Project basis) prepared by Operators;

(iv)                              within one hundred fifty (150) days after the end of each fiscal year, annual audited financial statements for the Master Tenant, as required pursuant to the Master Lease and/or Master Lease Guaranty;

(v)                                 copies of state and local health inspection and regulatory surveys (including complaint surveys) of skilled nursing facilities located at the Projects, to be provided within twenty (20) days after receipt by Borrowers of such survey results from any Operator or any other source;

(vi)                              copies of any written notices of any Governmental Authority regarding an actual, potential or suspected violation of any Requirement of Law, including any Healthcare Laws within two (2) Business Days after receipt by any Borrower from any Operator to the extent permitted by applicable Requirements of Law; and

(vii)                           such additional information, reports or statements regarding Borrowers, the Projects, Guarantor and Master Tenant as Administrative Agent may from time to time reasonably request; provided that with respect to Master Tenant, such information, reports or statements shall be limited to those required to be provided by Master Tenant under the Master Lease and only as they relate to the Projects or the Operators.

(b)                                 Certification of Financial Statements.  If requested by Administrative Agent or if attached to the Compliance Certificate, each financial statement provided hereunder with respect to any Borrower Party shall be certified by an officer of Borrowers.  Borrowers will maintain a system of accounting established and administered in accordance with sound business practices to (i) permit preparation of financial statements on an accrual basis consistent with industry standards and substantially in accordance with GAAP, and (ii) provide the information required to be delivered to Administrative Agent hereunder.

(c)                                  Additional Reports.  Borrowers shall deliver to Administrative Agent from time to time, if any Lender determines that obtaining appraisals is necessary in order for such Lender to comply with applicable Requirements of Law (including any appraisals required to comply with FIRREA), Borrowers shall (i) consent to Administrative Agent obtaining appraisal reports in form and substance and from appraisers reasonably satisfactory to Administrative Agent stating the then current fair market value of each Project and (ii) cooperate in connection with the preparation of such appraisals; provided, however, that such report shall not be required more frequently than once during the term of the Loan unless (A) an Event of Default exists, (B) any Lender is required to obtain such report under Requirements of Law more frequently than once during the term of the Loan or (C) a current appraisal is needed to confirm entitlement to a Partial Release or to determine the required Partial Release Price; and provided, further, that unless an Event of Default has occurred and is continuing or such appraisal is needed in connection with a Partial Release, Administrative Agent and/or the Lenders shall be responsible for all costs and expenses incurred in connection with any such appraisals.

Section 6.2                                   Compliance Certificate.  Within fifty (50) days after the end of each calendar quarter, commencing with the calendar quarter ending June 30, 2016, Borrowers shall deliver and shall cause Guarantor to deliver such financial reports and information as Administrative Agent shall require evidencing compliance with the applicable financial covenants, together with a fully completed Compliance Certificate executed by an officer of Borrowers (or of their managing member or general partner), and, if requested by Administrative Agent, back-up documentation as Administrative Agent shall reasonably require evidencing compliance.

Section 6.3                                   Accounting Principles.  All financial statements shall be prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Administrative Agent).  Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 6.4                                   Intentionally Deleted.

Section 6.5                                   Annual Budget.  Not later than January 31 of each calendar year,  Borrowers will provide to Administrative Agent the proposed annual operating and capital improvements budget for the Projects prepared by Operators for such calendar year for review by Administrative Agent.

Section 6.6                                   Books and Records/Audits.  Borrowers shall, and to the extent required of Master Tenant under the Master Lease, shall enforce the obligation of Master Tenant to, keep and maintain or cause to be kept and maintained at all times at the Projects, or such other place as Administrative Agent may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Projects and to provide the financial statements required to be provided to Administrative Agent pursuant to Section 6.1 above and copies of all written contracts, material correspondence, and other material documents affecting the Projects.  Administrative Agent and its designated agents shall have the right to inspect and copy any of the foregoing, subject to compliance with Healthcare Laws. Additionally, if a Potential Default or Event of Default exists or if Administrative Agent or any Lender has a reasonable basis to believe that Borrowers’ records are materially inaccurate, Administrative Agent and each Lender may, subject to compliance with Healthcare Laws, conduct a joint audit and determine, in such Person’s reasonable discretion, the accuracy of Borrowers’ records and computations, such audit to be at Borrowers’ expense.

Section 6.7                                   Agent for Borrowers.

(a)                                 Each of the entities comprising Borrowers hereby irrevocably appoints and constitutes CCP Brodie 7515 LLC as its agent (“Borrowers’ Agent”) to request and receive advances in respect of the Loan (and to otherwise act on behalf of each such entity pursuant to this Agreement and the other Loan Documents) in the name or on behalf of each such Borrower.  Administrative Agent may disburse proceeds of the Loan to the bank account of any one or more of such entities without notice to any of the other entities comprising Borrowers or any other Person at any time obligated on or in respect of the Obligations.

(b)                                 Each of the entities comprising Borrowers hereby irrevocably appoints and constitutes Borrowers’ Agent as its agent to receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(c)                                  No purported termination of the appointment of Borrowers’ Agent as agent for Borrowers shall be effective without the prior written consent of Administrative Agent.

ARTICLE 7
COVENANTS

Each Borrower covenants and agrees with each Lender and Administrative Agent as follows:

Section 7.1                                   Transfers or Encumbrance of Property.

(a)                                 Borrowers shall not cause or permit a Transfer (in each case, a “Prohibited Transfer”) without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, other than Transfers (i) pursuant to Commercial Leases and Residential Leases of space in the improvements to Tenants in accordance with the provisions of Article 4 or as otherwise approved by Administrative Agent, (ii) as contemplated by Section 2.17, (iii) Permitted Exceptions, (iv) pursuant to the Master Lease and the Operating Leases, and (v) Transfers described in Section 7.1(b)(iii) through (vi) below which do not result in a Change of Control, provided that with respect to any such Transfer under this subsection (iv), (A) no Transfer shall be made to any Person not in compliance with Section 5.18 and (B) Administrative Agent shall receive not less than thirty (30) days prior written notice of such Transfer.

(b)                                 A Prohibited Transfer shall include, but not be limited to, (i) an installment sale agreement wherein Borrowers agree to sell the Projects or any part thereof for a price to be paid in installments; (ii) an agreement by Borrowers leasing all or a substantial part of the Projects for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower’s right, title and interest in and to any Leases or any rents (other than pursuant to the Master Lease, Operating Leases or the Loan Documents); (iii) if a Restricted Party is a corporation, any merger, consolidation or Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Transfer of the membership interest of any member or any profits or proceeds relating to such membership interest; and (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Transfer of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(c)                                  Notwithstanding the provisions of Section 7.1(b), any of the following Transfers shall not be deemed to be a Prohibited Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; or (ii) any Transfer of the stock in any publicly traded company whose shares are listed on the New York Stock Exchange or such other nationally recognized stock exchange.

(d)                                 All reasonable documented expenses incurred by Administrative Agent and the Lenders in connection with a Permitted Transfer or a request for a consent to a Prohibited Transfer, whether or not the Required Lenders consent to the Prohibited Transfer, shall be payable by Borrowers.  Neither Administrative Agent nor any Lender shall be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon a Prohibited Transfer made without the Required Lenders’ consent.  This provision shall apply to each and every Prohibited Transfer, whether or not the Required Lenders have consented to any previous Prohibited Transfer.

Section 7.2                                   Taxes.  Except to the extent sums sufficient to pay all Taxes (defined herein) have been previously deposited with Administrative Agent as part of the Tax Impound and subject to Borrowers’ right to contest in accordance with Section 11.14 hereof, Borrowers shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges (the “Taxes”) that may become a Lien upon the Projects or become payable during the term of the Loan.  Borrowers’ compliance with Section 3.4 of this Agreement relating to impounds for Taxes shall, with respect to payment of such Taxes, be deemed compliance with this Section 7.2.  Borrowers shall not suffer or permit the joint assessment of any Project with any other real property constituting a separate tax lot or with any other real or personal property.

Section 7.3                                   Management.

(a)                                 Borrowers acknowledge that the Lenders are making the Loan, in part, based upon the operational expertise of the Property Manager.  Borrowers shall not consent to the termination or modification in any material respect of the Management Agreements, or permit Master Tenant or the Operating Tenants to enter into any other agreement relating to the management or operation of the Project with Property Manager or any other Person (except as expressly permitted pursuant to the terms of the Master Lease or Operating Leases, as applicable), or consent to the assignment by the Property Manager of its interest under the Management Agreements, in each case without the express written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed and shall be based upon Administrative Agent’s evaluation of the proposed substitute manager’s and operator’s financial condition, credit history and credit worthiness, experience in operating and managing properties similar to the Projects, performance and compliance history in connection with healthcare facilities/senior housing facilities, reputation for honesty and integrity and prior experience with Administrative Agent and the Lenders.  If at any time Administrative Agent consents to the appointment of a new manager, such new manager shall, as a condition of Administrative Agent’s consent, execute a Collateral Assignment in form and substance reasonably similar to the Collateral Assignment executed by the Property Manager as of the Closing Date.  Any change in majority ownership or control of the Property Manager shall be cause for Administrative Agent to re-approve such Property Manager and Management Agreement.  Each Property Manager shall hold and maintain all necessary licenses, certifications and permits required by Law to manage the Project for which it is providing management services.

(b)                                 Borrowers shall use commercially reasonable efforts to ensure that Master Tenant enforces the obligations of Property Manager to manage the Project in accordance with the

Management Agreements and the Master Lease.  Borrowers shall use commercially reasonable efforts to ensure that Operating Tenants and/or Master Tenant to (i) diligently perform and observe, in all material respects, all of the terms, covenants and conditions of the Management Agreement on the part of Borrowers Operating Tenants and/or Master Tenant to be performed and observed, (ii) promptly notify Administrative Agent of any notice received from Operating Tenants and/or Master Tenant of any default by Master Tenant and/or Operating Tenants in the performance or observance of any of the material terms, covenants or conditions of the Management Agreement on the part of Operating Tenants and/or Master Tenant, to be performed and observed, and (iii) promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement.  The management fee payable under the Management Agreement shall not exceed five percent (5%) of rental collections.

Section 7.4                                   Operation; Maintenance; Inspection.  Borrowers shall observe and comply in all material respects with all Requirements of Law applicable to the ownership, use and operation of the Projects.  Borrowers shall maintain the Projects in good condition and promptly repair any damage or casualty (subject to and in accordance with the provisions of Article 3), normal wear and tear excepted.  Subject to (x) rights of Operating Tenants, (y) applicable Healthcare Laws and safety laws, and (z) except to the extent disclosure could reasonably be expected to contravene attorney client privilege or similar protection or violate any confidentiality or privacy obligation or otherwise contravene applicable law, Borrowers shall permit Administrative Agent and its agents, representatives and employees, upon prior notice to Borrowers of at least three Business Days, during normal business hours to inspect the Projects and conduct such environmental and engineering studies as Administrative Agent may require in its reasonable discretion, provided such inspections and studies do not materially interfere with the use and operation of the Projects.

Section 7.5                                   Taxes on Security.  Borrowers shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Administrative Agent or any Lender.  If there shall be enacted any law (a) deducting the Loan from the value of any Project for the purpose of taxation, or (b) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrowers shall promptly pay to Administrative Agent, on demand, all taxes, costs and charges for which Administrative Agent or any Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Administrative Agent may declare all amounts owing under the Loan Documents to be due and payable within ninety (90) days following receipt of such notice by Borrowers.

Section 7.6                                   Legal Existence, Name, Etc.                                   Each Borrower shall preserve and keep in full force and effect its existence as, and at all times operate as, a Single Purpose Entity, and shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications required to allow it to own and lease the Projects, and except in a transaction not prohibited by Section 7.1.  Neither any Borrower nor any general partner or managing member of any Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into any Person, or permit any subsidiary of any Borrower to do so.  Without limiting the foregoing, no Borrower shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date.  Each Borrower and each general partner or managing member in each Borrower shall conduct business only in its own name and shall not change its name, identity, state of formation, or organizational structure, or the location of its chief executive office or principal place of business unless such Borrower (a) shall have provided Administrative Agent with prior written notice of such change, and (b) shall have taken all actions necessary or requested by Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.

Section 7.7                                   Further Assurances.  Each Borrower shall promptly (a) cure any defects in the execution and delivery of the Loan Documents and the Environmental Indemnity Agreement, (b) provide, and cause each other Borrower Party to provide, Administrative Agent such additional information and documentation on each Borrower Party’s legal or beneficial ownership, policies, procedures, and sources of funds as Administrative Agent deems necessary or prudent to enable Administrative Agent and each Lender to comply with Anti-Money Laundering Laws as now in existence or hereafter amended, and (c) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Administrative Agent may reasonably request to further evidence and more fully describe the Collateral for the Loan, to correct any omissions in the Loan Documents or the Environmental Indemnity Agreement, to perfect, protect or preserve any liens created under any of the Loan Documents and the Environmental Indemnity Agreement, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.  From time to time upon the written request of Administrative Agent, Borrowers shall deliver to Administrative Agent a schedule of the name, legal domicile address and jurisdiction of organization, if applicable, for each Borrower Party and each holder of a legal interest in Borrowers.

Section 7.8                                   Estoppel Certificates Regarding Loan.  Not more than two (2) times in any twelve (12)-month period or if requested by an assignee of a Lender, Borrowers, within thirty (30) days after request, shall furnish to Administrative Agent a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Administrative Agent reasonably may request.

Section 7.9                                   Notice of Certain Events.  Borrowers shall promptly notify Administrative Agent of (a) any notice of default received by Borrowers under material obligations relating to the Projects or otherwise material to Borrowers’ business, including any notices of violations of any laws, regulations, codes or ordinances, in each case, which could reasonably be expected to have a Material Adverse Effect; (b) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrowers and any Governmental Authority; (c) a copy of each notice of default or termination given or made to any Operating Tenant by Borrowers or received by Borrowers from any Operating Tenant; (d) a copy of each notice of default or termination under any Primary License or other permit necessary for the operation or occupancy, respectively, of the Projects in the manner required by this Agreement; and (e) any known threatened or actual ban on admissions as to any Project; and in the case of clauses (a), (c), (d) or (e), promptly provide Administrative Agent with copies of such notices referred to therein.

Section 7.10                            Payment For Labor and Materials.  Subject to Borrowers’ right to contest in accordance with Section 11.14 hereof, Borrowers will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Projects and never permit to exist beyond the due date thereof in respect of any Project or any part thereof any Lien, even though inferior to the Liens hereof, and in any event never permit to be created or exist in respect of any Project or any part thereof any other or additional Lien other than the Liens hereof, except for the Permitted Exceptions.

Section 7.11                            Use of Proceeds and Revenues.  No portion of the proceeds of the Loan shall be used by Borrowers in any manner that might cause the borrowing or the application of such proceeds to violate Regulation D, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.  Revenues and other proceeds from the Projects received by Borrowers shall be applied to the Obligations due under the Loan Documents, actual operating expenses relating to the Projects of the type included in the definition of “Adjusted Expenses”, or other budgeted capital improvements, repairs or replacements for the Projects before distribution by Borrowers to members, partners or shareholders, as applicable, or to any other Borrower Party.

Section 7.12                            Compliance with Laws and Contractual Obligations.

(a)                                 Except as such non-compliance could not reasonably be expected to have a Material Adverse Effect, Borrowers and Operators will each comply with, to the extent applicable to each, (i) the Requirements of Law (including all Healthcare Laws) as are now in effect and which may be imposed upon Borrowers or Operators with respect to the ownership and operation of the Projects and (ii) the obligations, covenants and conditions contained in all other material contractual obligations of Borrowers as they relate to the Projects.  Without limitation of the foregoing, each Borrower shall cooperate with Administrative Agent in connection with compliance with laws governing the National Flood Insurance Program, including by providing any information reasonably required by Administrative Agent in order to confirm compliance with such laws.

(b)                                 Borrowers and Operators will each obtain and maintain, to the extent applicable to each, all Governmental Approvals now held or hereafter required to be held by Borrowers or Operators, respectively, with respect to the Projects or the skilled nursing facilities comprising the Projects, as applicable, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a Material Adverse Effect.

Section 7.13                            Operating and Financial Covenants.  The Projects shall satisfy each of the following covenants (the “Financial Covenants”) as of the end of each calendar quarter (the “Determination Date”):

(a)                                 Debt Service Coverage.  The Debt Service Coverage Ratio as of each Determination Date shall be equal to or greater than 1.40 to 1.00 based upon the trailing twelve (12) full calendar months prior to the Determination Date; provided, if on any Determination Date during the first Loan Year, operating statements for the prior 12-month period are not available, the operating statements covering any lesser period of time will be annualized to determine compliance with this Section 7.13(b).

(b)                                 Project Yield.  The Project Yield as of each Determination Date shall be equal to or greater than 13% based on the trailing twelve (12) full calendar months prior to the Determination Date.

(c)                                  Special Right to Cure.   If Borrowers fail to satisfy either of the Financial Covenants as of any Determination Date (each such failure, a “Financial Covenant Breach”), Borrowers shall have the right to cure such Financial Covenant Breach in accordance with and subject to the following:

(i)                                     Borrowers shall either pay to Administrative Agent (each, a “Covenant Cure Prepayment”) or deposit with Administrative Agent (each, a “Covenant Cure Deposit”), in each case, an amount  which would be sufficient to achieve compliance with the Financial Covenant(s) giving rise to the Financial Covenant Breach as of such Determination Date, after either (A) applying the Covenant Cure Prepayment to the principal balance of the Loan or (B)  giving proforma effect to the Covenant Cure Deposit as a reduction of the principal balance of the Loan;

(ii)                                  The Covenant Cure Prepayment or Covenant Cure Deposit, as applicable, shall be delivered to Administrative Agent within ten (10) days after the date the financial reports and/or Compliance Certificate required hereunder are delivered (or are to be delivered) to Administrative Agent and which identify a Financial Covenant Breach;

(iii)                               If Borrowers elect to make the Covenant Cure Deposit, Administrative Agent will hold the Covenant Cure Deposit as additional Collateral for the Loan and if an Event of Default occurs and is continuing, Administrative Agent may apply the Covenant Cure Deposit to the Obligations in such order or manner as determined by Administrative Agent in its sole discretion.  Notwithstanding the foregoing, provided there exists no Event of Default, at such time as the Projects satisfy the Adjusted Financial Covenants for two (2) consecutive calendar quarters (without giving pro forma effect to the Covenant Cure Deposit), Administrative Agent will release the Covenant Cure Deposit to the Borrowers.

(iv)                              Borrowers shall be required to pay the Exit Fee on the amount of the Covenant Cure Prepayment.

(v)                                 Borrowers may not exercise the right granted under this Section 7.13(c) more than two (2) times in any twelve (12) month period.

As used herein, “Adjusted Financial Covenants” means (a) a Debt Service Coverage Ratio of equal to or greater than 1.65 to 1.00 and (b) a Project Yield of 13.25% or more.

Section 7.14                            Healthcare Covenants.

(a)                                 Each Borrower shall be, and each Operator, as applicable, together with their employees and contractors (other than contracted agencies) in the exercise of their duties on behalf of Borrowers or any Operator (with respect to its operation of the Projects) shall be, in compliance with all applicable Healthcare Laws. Each Borrower and each Operator, as applicable, shall maintain  all applicable records required to be maintained by any Governmental Authority  under the Healthcare Laws except where failure to maintain such records could not reasonably be expected to have a Material Adverse Effect.

(b)                                 If any Borrower any time becomes a “covered entity” or subject to the “Administrative Simplification” provisions of HIPAA, then such Persons (x) will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of such Person(s) to be HIPAA Compliant (as defined below); (y) will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (z) will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Person(s) are or become HIPAA Compliant.  For purposes hereof, “HIPAA Compliant” shall mean that each Borrower (A) is or will be in material compliance with each of the applicable requirements of HIPAA on and as of each date that any party thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”)  and (B) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect any Borrower’s or any Operator’s business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by Borrowers or any Operator of the then effective provisions of HIPAA.

(c)                                  If and to the extent required under applicable Healthcare Laws, each Borrower and each Operator shall, to the extent applicable to each, maintain in full force and effect throughout the term of the Loan (i) all Primary Licenses and any other Governmental Approvals necessary to own and operate the Projects for the number of Residential Units licensed under the Primary Licenses, free from restrictions or known conflicts, and such Primary License shall not be provisional, probationary or restricted in any manner.

(d)                                 Borrower shall not, and shall ensure that each Operator shall not, without the prior written consent of Administrative Agent, do (or suffer to be done) any of the following with respect to any Project::

(i)                                     Transfer the Primary Licenses to any location other than the Projects;

(ii)                                  Rescind, withdraw or revoke the Primary Licenses, or otherwise amend the Primary Licenses in such a manner that results in a Material Adverse Effect;

(iii)                               Amend or otherwise change any Project’s authorized Residential Units  capacity permitted under the Primary Licenses or otherwise approved by the State Regulator, if applicable;

(iv)                              Replace or transfer all or any part of any Project’s Residential Units to another site or location other than to another Project; or

(v)                                 Voluntarily transfer or encourage the transfer of any resident of any Project to any other facility (other than to another Project), unless such transfer is (A) at the request of the resident, (B) for reasons relating to the health, required level of medical care or safety of the resident to be transferred or the residents remaining at the facility or (C) as a result of the disruptive behavior of the transferred resident that is detrimental to the facility.

(e)                                  Except where such non-compliance or non-conformance would not reasonably be expected to have a Material Adverse Effect, if Operators participate in any Third-Party Payor Programs with respect to the Projects, Operators will take all necessary action to ensure that the Projects  remain in (i) compliance with all applicable requirements necessary for participation in Medicare and Medicaid, including the Medicare and Medicaid Patient Protection Act of 1987, as it may be amended, and such other applicable Third-Party Payor Programs and (ii) conformance  with all applicable  reimbursement and cost reporting requirements under Medicare and Medicaid.

(f)                                   If there occurs any Healthcare Investigation involving the Projects after the Closing Date, Borrowers will promptly provide to Administrative Agent the following information with respect thereto: (i) number of records requested, (ii) dates of service, (iii) dollars at risk, (iv) date records submitted, (v) determinations, findings, results and denials (including number, percentage and dollar amount of claims denied), (vi) additional remedies proposed or imposed, (vii) status update, including appeals, and (viii) any other pertinent information related thereto.

Section 7.15                            Cooperation Regarding Licenses and Permits.  From time to time, upon the request of Administrative Agent, if an Event of Default exists hereunder, to the extent permitted by Requirements of Law, Borrowers shall, and shall take reasonable action to ensure that Operators which hold the Primary Licenses will complete, execute and deliver to Administrative Agent any applications, notices, documentation, and other information necessary, in Administrative Agent’s judgment, to permit Administrative Agent or its designee (including a receiver) to obtain, maintain or renew any one or more of the Primary Licenses for the Projects (or to become the owner of the existing Primary Licenses for the

Projects to the extent permitted by Requirements of Law) and, to the extent permitted by applicable Requirements of Law, to obtain any other provider agreements or Governmental Approvals then necessary or desirable for the operation of the Projects by Administrative Agent or its designee for their current use (including any applications for change of ownership of the existing Primary Licenses or change of control of the owner of the existing Primary Licenses).  To the extent permitted by applicable Requirements of Law, (i) Administrative Agent is hereby authorized (without the consent of Borrowers or Operators) to submit any such applications, notices, documentation or other information which Borrowers caused to be delivered to Administrative Agent in accordance with the above provisions to the applicable Governmental Authorities, or to take such other steps as Administrative Agent may deem advisable to obtain, maintain or renew any Primary License or other Governmental Approvals in connection with the operation of the Projects for their current use, and Borrowers agree to cooperate and to take reasonable action to ensure that Operators cooperate with Administrative Agent in connection with the same and (ii) Borrowers, upon demand by Administrative Agent, shall take any action and take reasonable action to ensure that Operators will take any action necessary or desirable, in Administrative Agent’s sole judgment, to permit Administrative Agent or its designee (including a receiver) to use, operate and maintain the Projects for its current use.  If Borrowers fail to comply with the provisions of this Section 7.15 for any reason whatsoever, Borrowers hereby irrevocably appoint Administrative Agent and its designee as Borrowers’ attorney-in-fact, with full power of substitution, to take any action and execute any documents and instruments necessary or desirable in Administrative Agent’s sole judgment to permit Administrative Agent or its designee to undertake Borrowers’ obligations under this Section 7.15, including obtaining any Primary Licenses or Governmental Approvals then required for the operation of the Projects by Administrative Agent or its designee for their current uses.  The foregoing power of attorney is coupled with an interest and is irrevocable and Administrative Agent may exercise its rights thereunder in addition to any other remedies which Administrative Agent may have against Borrowers or any other Borrower Party as a result of Borrowers’ breach of the obligations contained in this Section 7.15.

Section 7.16                            Transactions With Affiliates.  Without the prior written consent of Administrative Agent, Borrowers shall not engage in any transaction adversely affecting the Projects with an Affiliate of Borrowers, except as expressly contemplated by this Agreement or otherwise on arm’s-length market terms.

Section 7.17                            Alterations.  Without the prior consent of Administrative Agent, Borrowers shall make no alteration to the Projects (except tenant improvements under any Lease approved by Administrative Agent or for which such approval is not required) (a) that affect the structural components of the Projects, utilities, HVAC or the exterior of the Projects, (b) that are reasonably likely to cause a Material Adverse Change or (c) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Restoration Threshold, which approval may be granted or withheld in Administrative Agent’s reasonable discretion.

Section 7.18                            Business and Operations.  Borrowers will continue to engage only in the businesses currently conducted by them on the date hereof, as and to the extent the same are necessary for the ownership and leasing of the Projects.  Borrowers shall at all times cause the Projects to be maintained in accordance with the Projects’ use as skilled nursing facilities.

Section 7.19                            Severability of Covenants.  Any representations, warranties or covenants made by Borrowers regarding such entities or their Affiliates (as contrasted with the Projects) shall be deemed to have been made solely on behalf of such entity, and no Borrower shall be deemed to be making such representations or covenants or warranties regarding any other entity.

Section 7.20                            Forfeiture.  Borrowers hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording any Person Forfeiture Rights with respect to the Property.

ARTICLE 8
EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder and under the Loan:

Section 8.1                                   Payments.  Failure of Borrowers to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days of (and including) the date when due, or failure of Borrowers to pay the Loan at the Maturity Date, whether by acceleration or otherwise.

Section 8.2                                   Insurance.  Borrowers’ failure to maintain insurance as required under Section 3.1 of this Agreement.

Section 8.3                                   Prohibited Transfer.  A Prohibited Transfer occurs in violation of Section 7.1 of this Agreement.

Section 8.4                                   Covenants.  Borrowers’ failure to perform, observe or comply with any of the agreements, covenants or provisions contained in this Agreement or in any of the other Loan Documents or Environmental Indemnity Agreement (other than those agreements, covenants and provisions referred to elsewhere in this Article 8), and the continuance of such failure for thirty (30) days after notice by Administrative Agent to Borrowers; however, subject to any shorter period for curing any failure by Borrowers as specified in any of the other Loan Documents or Environmental Indemnity Agreement, Borrowers shall have an additional sixty (60) days to cure such failure if (a) such failure does not involve the failure to make payments on a monetary obligation; (b) such failure cannot reasonably be cured within thirty (30) days; and (c) Borrowers are diligently undertaking to cure such default.  The notice and cure provisions of this Section 8.4 do not apply to the other Events of Default described in this Article 8 or to Borrowers’ failure to perform, observe or comply with any of the agreements, covenants or provisions referenced elsewhere in this Article 8 (for which no notice and cure period shall apply).

Section 8.5                                   Representations and Warranties.  Any representation or warranty made in any Loan Document, the Environmental Indemnity Agreement or the Compliance Certificate proves to be untrue in any material respect when made or deemed made.

Section 8.6                                   Other Encumbrances.  Any default by Borrowers under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on any Project or any part thereof, is not cured within any applicable grace or cure period therein.

Section 8.7                                   Involuntary Bankruptcy or Other Proceeding.  Commencement of an involuntary case or other proceeding against any Borrower or any other Borrower Party (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

Section 8.8                                   Voluntary Petitions, etc.  Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its

Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

Section 8.9                                   Default by Borrowers Under Operator Agreement.  The occurrence of a material event of default by Borrowers under any Operator Agreement, which remains uncured beyond any applicable grace or cure periods.

Section 8.10                            Certain Covenants.  Any Borrower’s failure to (i) maintain its status as a Single Purpose Entity; (ii) timely deliver the Compliance Certificate; (iii) comply with the provisions of Section 7.1; (iv) comply with the provisions of Section 7.13(a) or (b) that is not cured pursuant to Section 7.13(c); and (v) provide Administrative Agent with ten (10) days subsequent written notice of changes of the state of any Borrower’s formation or any Borrower’s name.

Section 8.11                            Financial Information.  Borrowers’ failure to deliver financial statements and reports as required by Article 6 and the continuance of such failure for thirty (30) days after the required delivery date.

Section 8.12                            Default Under Guaranty.  The occurrence of a material “Event of Default” (as defined in the Payment Guaranty) under the Payment Guaranty and such Event of Default is not cured within any grace or cure periods provided therein.

Section 8.13                            Criminal Act.  Any Borrower Party, or any officer of a Borrower Party is indicted of a crime involving fraud, embezzlement or other similar crime involving moral turpitude.

Section 8.14                            Default by Operators under Operator Agreements.  The occurrence of a default by Operators under the Operator Agreements which continues uncured beyond (a) any applicable notice and grace period provided under the Operator Agreements with respect to any monetary default or any default related to the insolvency or bankruptcy of the Operators or (b) five (5) Business Days following any applicable notice and grace period provided under the Operator Agreements for defaults other than those described in subsection (a) above.

Section 8.15                            Intentionally Deleted.

Section 8.16                            Environmental Indemnity Agreement.  There shall have occurred any material default under the Environmental Indemnity Agreement which remains uncured beyond any applicable grace or cure periods available under the Environmental Indemnity Agreement.

Section 8.17                            Required Repairs and Post Closing Requirements.  The failure to complete the Required Repairs within the time periods set forth on Schedule 2.5(b) or satisfy the Post Closing Obligations within the time periods set forth on Schedule 11.36.

Section 8.18                            Secured Hedge Agreement.  The occurrence of an event of default with respect to a Borrower under any Secured Hedge Agreement which remains uncured beyond any applicable grace of cure periods provided therein.

Section 8.19                            Cash Management Agreement.  The occurrence of a default under a Cash Management Agreement which remains uncured beyond any applicable grace or cure periods provided therein.

Section 8.20                            Admissions Restrictions.  Any Governmental Authority ceases to permit new patients to be admitted to any of the skilled nursing facilities located at the Projects or causes any of the Operators to discharge any patients from any of the Projects, which cessation of permission or requirement of discharge remains in place for a period of thirty (30) consecutive days or causes any of the Operators to discharge any residents or tenants from any of the Projects, provided that such period shall be extended for an additional thirty (30) days if such default has not been cured, but either the Borrowers or the Operators are diligently undertaking to cure such default, provided that the cure rights set forth above shall not be available to Borrowers more than two (2) times in the aggregate during the term of the Loan and if more than two (2) Projects are subject to a ban or restriction on admissions or a requirement of discharge at any one time.

Section 8.21                            Healthcare Investigations.  The occurrence of a Healthcare Investigation affecting any of the Projects that results in a Material Adverse Effect.

Section 8.22                            Default Under Affiliate Credit Facility.  The occurrence of an “Event of Default” as defined in that certain Term Loan and Guaranty Agreement dated as of January 29, 2016 among Guarantor and certain Affiliates of Guarantor, CONA, as administrative agent, and the lender parties thereto.

ARTICLE 9
REMEDIES

Section 9.1                                   Remedies - Insolvency Events.  Upon the occurrence of any Event of Default described in Sections 8.7 or 8.8, all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrowers; however, if the Bankruptcy Party under Sections 8.7 or 8.8 is other than Borrowers, then all amounts due under the Loan Documents shall become immediately due and payable at Administrative Agent’s election, in Administrative Agent’s sole discretion.

Section 9.2                                   Remedies - Other Events.  Except as set forth in Section 9.1 above, while any Event of Default exists, Administrative Agent may and at the direction of the Required Lenders shall (a) by written notice to Borrowers, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrowers, and (b) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.  Notwithstanding anything to the contrary contained in the Loan Documents or the Environmental Indemnity Agreement, the enforcement of the obligations of Borrowers and the other Borrower Parties under the Loan Documents and the Environmental Indemnity Agreement and the exercise of rights and remedies thereunder shall be undertaken solely by Administrative Agent in its capacity as agent for the Lenders.

Section 9.3                                   Administrative Agent’s Right to Perform the Obligations. If Borrowers shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents or the Environmental Indemnity Agreement, then while any Event of Default exists, and without notice to or demand upon Borrowers and without waiving or releasing any other right, remedy or recourse

Administrative Agent may have because of such Event of Default, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrowers, and shall have the right to enter upon the Projects for such purpose and to take all such action thereon and with respect to the Projects as it may deem necessary or appropriate.  If Administrative Agent shall elect to pay any sum due with reference to the Projects, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof.  Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.  All sums expended by Administrative Agent to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrowers to Administrative Agent upon demand.

Section 9.4                                   Special Right to Cure with Respect to Operational Defaults.  Notwithstanding anything contained in Article 8, if an Event of Default occurs under Section 8.14 as a result of any act or omission of any Operator (and such act, omission or failure is outside Borrowers’ control and not otherwise caused by Borrowers) (an “Operational Default”), such Operational Default shall not constitute an “Event of Default” under Sections 8.14 if (and only if) all of the following conditions are satisfied as determined by Administrative Agent in its reasonable discretion:

(a)                                 There exists no other Event of Default hereunder.

(b)                                 Borrowers send notice to Administrative Agent describing in reasonable detail the Operational Default within ten (10) days following the occurrence of such Operational Default.

(c)                                  All debt service payments and all other amounts due under the Loan Documents are paid current at all times (regardless of whether or not there is available revenue from the Projects or rent from the Master Lease to make such payments).

(d)                                 Neither the value of the Security nor the ability to operate the Projects is materially impaired as a result of the act or omission that caused the Operational Default.

(e)                                  Borrowers diligently pursue their rights and remedies available to Borrowers under the applicable Operator Agreement and under Requirements of Law to terminate the applicable Operator Agreement and install a new Operator to operate the applicable Project(s) (the “Replacement Operator”) within sixty (60) days following the occurrence of such Operational Default (such sixty (60) day period is referred to as the “Operating Lease Forbearance Period”).  The Replacement Operator shall be acceptable to Administrative Agent in its sole discretion; provided, however, that no such approval shall be required for an Acceptable Replacement Operator.  Upon approval by Administrative Agent, the Replacement Operator shall thereafter be deemed to be one of the “Operators” for all purposes hereunder and under the other Loan Documents.  If (A) the termination of the existing applicable Operator Agreement and removal of the defaulting Operator results in the need to obtain a new Primary License in order for the Replacement Operator to operate the affected Project, (B) the Replacement Operator (or Borrowers) are able to continue to operate the affected Project under the prior Primary License or other temporary authority of the State Regulator and (C) Borrowers are diligently pursuing (or causing the Replacement Operator to diligently pursue) the satisfaction of all regulatory and licensing requirements necessary to permit the Replacement Operator to operate the applicable Project, the Operating Lease Forbearance Period shall be automatically extended for an additional period as is deemed reasonably necessary by Administrative Agent to obtain the required Primary License not to exceed an additional thirty (30) days.

(f)                                   Not later than the end of the Operating Lease Forbearance Period, Borrowers cause such Replacement Operator to execute an Operator Agreement (such agreement is referred to herein as the “Replacement Operator Agreement”) in a form substantially similar to the applicable Operator Agreement it is replacing and otherwise reasonably acceptable to the Lenders, which Replacement Operator Agreement shall thereafter be deemed to be an “Operator Agreement” with respect to the applicable Project(s) for all purposes hereunder and under the other Loan Documents.

(g)                                  Concurrently with the execution of the Replacement Operator Agreement, Borrowers cause Replacement Operator to execute and deliver to Administrative Agent a subordination, non-disturbance and attornment agreement substantially similar to the Operating Lease Subordination Agreements and otherwise acceptable to Administrative Agent in its reasonable discretion.

(h)                                 The Borrowers take commercially reasonable steps to cause the Operating Tenants (or other Operators that hold the Primary Licenses) to maintain the Primary Licenses required to operate the affected Project as a skilled nursing facility, and the reimbursement agreements (if any) with respect to the affected Project to remain in full force and effect under Requirements of Law.

(i)                                     Borrowers pay all of Administrative Agent’s reasonable documented costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with the matters set forth in this Section 9.4.

(j)                                    Every two (2) weeks during the pendency of the Operator Agreement Forbearance Period, Borrowers furnish to Administrative Agent a detailed written statement summarizing the then current status of Borrowers’ attempts to remove the defaulting Operator and appoint a Replacement Operator, and otherwise comply with the terms of this Section 9.4.

(k)                                 Borrowers at all times during the Operator Agreement Forbearance Period take such additional action and/or execute such additional documents (and/or causes Replacement Operator to take such additional action and/or execute such additional documents, as applicable) as Administrative Agent may reasonably require in connection with the matters set forth in this Section 9.4.

Anything herein to the contrary notwithstanding, Administrative Agent and the Lenders shall have no obligation to forbear from exercising remedies by reason of an Operational Default of any type for which Borrowers elect to install a Replacement Operator more than once during the term of the Loan.

For the avoidance of doubt, Administrative Agent and the Lenders shall have no obligation to forbear from submitting any pleadings in any bankruptcy or other proceeding of any Operator to the extent that a failure to do so could result in any prejudice to the Lenders or a rejection or termination of the Master Lease or the Operating Leases or could otherwise adversely affect the Collateral securing the Loan.

Section 9.5                                   Severance of Projects from Master Lease Cross-Default.  In addition to the remedies provided above in this Article 9, upon the occurrence of an Event of Default, Borrowers shall (a) cause the provisions of Section 3 of the Master Lease Omnibus Amendment to terminate with respect to the Master Lease and Operating Leases such that from and after any such Event of Default, an “Event of Default” as defined in and under all Related Leases or the Master Lease CCP Loan Documents, as applicable, shall no longer constitute an “Event of Default” under the Operating Leases or Master Lease and (b) cause the provisions of Section 4 of the Master Lease Omnibus Amendment to terminate with respect to the Master Lease and Operating Leases, such that from and after an Event of Default hereunder, the second priority security interest granted in the security deposit under the Master Lease and Operating Leases pursuant thereto shall immediately terminate and shall no longer secure the obligations of the Related Tenants under the Related Leases or the obligations under the Master Lease CCP Loan Documents; provided that prior to the termination of the provisions described in subsection (a) above, Borrowers may, at their option, declare a default under the Related Leases. For avoidance of doubt, from and after an Event of Default hereunder, the Master Lease and Operating Leases shall no longer be deemed to be a “Property Lease” for purposes of the Master Lease Omnibus Amendment, and Borrowers will take all action necessary to sever the Operating Leases and Master Lease from the Master Lease Omnibus Amendment.

ARTICLE 10
ADMINISTRATIVE AGENT

Section 10.1                            Appointment and Duties.

(a)                                 Each Lender hereby appoints CONA (together with any successor Administrative Agent pursuant to Section 10.9) as Administrative Agent hereunder and authorizes Administrative Agent to (i) execute and deliver the Loan Documents and the Environmental Indemnity Agreement and accept delivery thereof on its behalf from any Borrower or any other Borrower Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Administrative Agent under such Loan Documents and the Environmental Indemnity Agreement, and (iii) exercise such powers as are reasonably incidental thereto.

(b)                                 Without limiting the generality of clause (a) above, Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents and the Environmental Indemnity Agreement (including in any proceeding described in Section 8.7 or Section 8.8 or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document and the Environmental Indemnity Agreement to any Secured Party is hereby authorized to make such payment to Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 8.7 or Section 8.8 or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document or the Environmental Indemnity Agreement, exercise all remedies given to Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents or the Environmental Indemnity Agreement, applicable law or otherwise, (vii) execute any amendment, consent or waiver under the Loan Documents and the Environmental Indemnity Agreement on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by the Borrowers with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed and (viii) provide each Lender within ten (10)

Business Days following receipt, copies of the reports and financial information received from Borrowers under Article 6 and notices of default delivered by or received by Administrative Agent under this Agreement.

(c)                                  Under the Loan Documents and the Environmental Indemnity Agreement, Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.12(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document and the Environmental Indemnity Agreement to refer to Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document or the Environmental Indemnity Agreement other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document or the Environmental Indemnity Agreement, and each Lender hereby waives and agrees not to assert any claim against Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

Section 10.2                            Binding Effect.  Each Lender agrees that (i) any action taken by Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents or the Environmental Indemnity Agreement, (ii) any action taken by Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 10.3                            Use of Discretion.

(a)                                 Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or the Environmental Indemnity Agreement, or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)                                 Notwithstanding clause (a) of this Section 10.3, Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and reasonably acceptable to Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of Administrative Agent or its counsel, contrary to any Loan Document or the Environmental Indemnity Agreement or applicable Requirement of Law.

Section 10.4                            Delegation of Rights and Duties.  Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document or the Environmental Indemnity Agreement by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article 11 to the extent provided by Administrative Agent.

Section 10.5                            Liability.  None of Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan

Document or the Environmental Indemnity Agreement, and each Lender and Borrowers (on their own behalf and on behalf of the other the Borrower Parties) hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Administrative Agent:

(a)                                 shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender,

(b)                                 shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Administrative Agent, when acting on behalf of Administrative Agent);

(c)                                  shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or the Environmental Indemnity Agreement;

(d)                                 makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Borrower Party in connection with any Loan Document, the Environmental Indemnity Agreement or any transaction contemplated therein or any other document or information with respect to any Borrower Party, whether or not transmitted or (except for documents expressly required under any Loan Document or the Environmental Indemnity Agreement to be transmitted to the Lenders) omitted to be transmitted by Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Administrative Agent in connection with the Loan Documents; and

(e)                                  shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document or the Environmental Indemnity Agreement, whether any condition set forth in any Loan Document or the Environmental Indemnity Agreement is satisfied or waived, as to the financial condition of any Borrower Party or as to the existence or continuation or possible occurrence or continuation of any Potential Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrowers or any Lender describing such Potential Default or Event of Default clearly labeled “notice of default” (in which case Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (a) through (e) above, each Lender and Borrowers (on behalf of themselves and each of the other Borrower Parties) hereby waive and agrees not to assert any right, claim or cause of action it might have against Administrative Agent based thereon.

Section 10.6                            Administrative Agent Individually.  Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with, any Borrower or any other Borrower Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor.  To the extent Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” and “Required Lender,” and any similar terms shall, except where otherwise expressly provided in any Loan Document or the Environmental Indemnity Agreement, include, without limitation, Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.

Section 10.7                            Lender Credit Decision.  Each Lender acknowledges that it shall, independently and without reliance upon Administrative Agent, any other Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Borrower and each other Borrower Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or the Environmental Indemnity Agreement or with respect to any transaction contemplated in any Loan Document or the Environmental Indemnity Agreement, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document or the Environmental Indemnity Agreement to be transmitted by Administrative Agent to the Lenders, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Borrower Party or any Affiliate of any Borrower or any other Borrower Party that may come into the possession of Administrative Agent or any of its Related Persons.

Section 10.8                            Resignation of Administrative Agent.

(a)                                 Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective.  If Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.

(b)                                 Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Environmental Indemnity Agreement, (ii) the Lenders shall assume and perform all of the duties of Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document or the Environmental Indemnity Agreement other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents and the Environmental Indemnity Agreement.  Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents and the Environmental Indemnity Agreement.

(c)                                  Administrative Agent may be removed as Administrative Agent upon the request of all Lenders (other than Affiliates of Administrative Agent) upon the determination by a court of competent jurisdiction that Administrative Agent has committed actions constituting gross negligence or willful misconduct under this Agreement.  The provisions of subsection (b) above shall apply upon such removal.

Section 10.9                            Additional Secured Parties.  The benefit of the provisions of the Loan Documents and the Environmental Indemnity Agreement directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance reasonably acceptable to Administrative Agent) this Article 10, Section 11.7 (Right of Setoff), Section 2.14(b) (Sharing of Payments, Etc.) and Section 11.35 (Non-Public Information; Disclosure) and the decisions and actions of Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) except for any such Secured Party which is a Secured Hedge Provider, such Secured Party shall be bound by Section 10.12 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document or the Environmental Indemnity Agreement.

Section 10.10                     Reliance by Administrative Agent.  Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, facsimile, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent.  As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

Section 10.11                     Rights as a Lender.  With respect to CONA’s Loan Commitment and the advances of the Loan made by it, CONA (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity.  CONA (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of lending, trust or other business with Borrowers (and any of their Affiliates) as if it were not acting as Administrative Agent, and CONA and its Affiliates may accept fees and other consideration from Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 10.12                     Standard of Care; Indemnification.  In performing its duties under the Loan Documents, Administrative Agent will exercise the same degree of care as Administrative Agent normally exercises in connection with similar loans held for its own account, but Administrative Agent shall have no further responsibility to any Lender except as expressly provided herein and except for its own gross negligence or willful misconduct, and except to such extent, Administrative Agent shall have no responsibility to any Lender for the failure by Administrative Agent to comply with any of Administrative Agent’s obligations to Borrowers under the Loan Documents or otherwise.  The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under Sections 11.5 or 11.11, but without limiting the obligations of Borrowers under Sections 11.5 or 11.11) ratably in accordance with each Lender’s Pro Rata Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Borrowers are obligated to pay under Section 11.11, but excluding normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent’s breach of its standard of care set forth in the first sentence of this Section.

Section 10.13                     Failure to Act.  Except for actions expressly required of Administrative Agent hereunder, and under the other Loan Documents, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.12 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 10.14                     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or the Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 10.15                     The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWERS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWERS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWERS OR THE PLATFORM.  In no event shall Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to Borrowers, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrowers’ or Administrative Agent’s transmission of any materials or information provided by or on behalf of Borrowers through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

ARTICLE 11
MISCELLANEOUS

Section 11.1                            Notices.

(a)                                 Notices Generally.  Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1).  All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Borrowers	c/o Care Capital Properties, Inc.
191 N. Wacker Drive, Suite 1200
Chicago, Illinois 60606
Attention: Chief Financial Officer
Facsimile: (312) 881-4799

with a copy to:	c/o Care Capital Properties, Inc.
191 N. Wacker Drive, Suite 1200
Chicago, Illinois 60606
Attention: General Counsel
Facsimile: (312) 881-4798

and:	Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Robert J. Lewis
Facsimile: 312-853-7036

If to Administrative Agent:	Capital One, National Association
Commercial & Specialty Finance
Loan Name: CCP Texas Portfolio
4445 Willard Avenue, 6th Floor
Chevy Chase, Maryland 20815
Attention: Portfolio Manager Healthcare Real Estate
Facsimile: (301) 280-0299
Attention: Scott Rossbach
Facsimile: (855) 717-8092

with a copy to:	Capital One, National Association
Loan Name: CCP Texas Portfolio
500 West Monroe, 28th Floor
Chicago, Illinois 60601
Attention: Ted Tuerk
Facsimile: (855) 438-1132

with a copy to:	Capital One, National Association
Loan Name: CCP Texas Portfolio
5804 Trailridge Drive
Austin, Texas 78731
Attention: Diana Pennington, Chief Counsel
Capital One Healthcare Real Estate
Facsimile: (855) 438-1132

If to a Lender:	To the address set forth on Exhibit C attached hereto

Any notice or request so addressed and sent by United States registered or certified mail or overnight courier shall be deemed to be given when received.  Any notice or request so delivered in person shall be deemed to be given when receipted for by, or actually received by Administrative Agent, a Lender, or Borrowers, as the case may be.  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b) below.  If given by facsimile, a notice or request shall be deemed given and received when the facsimile is transmitted to the party’s facsimile number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

(b)                                 Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified Administrative Agent that it is incapable of receiving notices by electronic communication. Administrative Agent or Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 11.2                            Amendments and Waivers.

(a)                                 No amendment or waiver of any provision of any Loan Document or the Environmental Indemnity Agreement and no consent to any departure by any Borrower or Guarantor therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by Administrative Agent and Borrowers, (2) in the case of any other waiver or consent, by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and Borrowers; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall be effective, unless in writing and signed by each Lender (or by Administrative Agent with the consent of the Lenders), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, and such amendment, consent or waiver does any of the following:

(i)                                     waives any condition precedent to the effectiveness of this Agreement, except any condition referring to any other provision of any Loan Document;

(ii)                                  increases the Loan Commitment of any Lender or subjects any Lender to any additional obligation or otherwise increases the principal amount of the Loan;

(iii)                               reduces (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of Borrowers to repay (whether or not on a fixed date), any outstanding amount under the Loan owing to the Lenders or (B) any fee or accrued interest payable to any Lender; provided, however, that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article 7 or the Payment Guaranty or in any definition set forth therein or principally used therein;

(iv)                              waives or postpones any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on the Loan (including any agreement to forbear that would have the same effect) or fee owing to such Lender or for the reduction of such Lender’s Loan Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under  this Agreement, or to the application of any payment, including as set forth in Section 2.6;

(v)                                 releases all or substantially all of the Collateral or Guarantor from its guaranty of any Obligation of Borrowers;

(vi)                              reduces or increases the proportion of the Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders,” “Pro Rata Share,” or “Pro Rata Outstandings”; or

(vii)                           amends Section 2.14(b) (Sharing of Payments, Etc.) or this Section 11.2;

(b)                                 Anything herein to the contrary notwithstanding, (A) any waiver of any payment applied pursuant to Section 2.6 (Application of Payments) to, and any modification of the application of any such payment to the Loans shall require the consent of the Required Lenders, (B) without the written consent of Administrative Agent, no amendment, waiver or consent shall affect the rights or duties under any Loan Document or the Environmental Indemnity Agreement of, or any payment to, Administrative Agent (or otherwise modify any provision of Article 10 or the application thereof), and (C) (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Loan Commitment or of such Lender may not be increased or extended without the consent of such Lender, (y) the outstanding balance of such Lender’s Pro Rata Share of the Loan may not be forgiven without the consent of such Lender, and (z) the interest rate on the Loan cannot be reduced unless the Defaulting Lender is treated the same as all other Lenders; (2) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loan; (3) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein; and (4) the Required Lenders may consent to allow Borrowers to use cash collateral in the context of a bankruptcy or insolvency proceeding.

(c)                                  Each waiver or consent under any Loan Document (including the Payment Guaranty) or the Environmental Indemnity Agreement shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Borrower or any other Borrower Party shall entitle such Person to any notice or demand in the same, similar or other circumstances.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  To the extent the consent of any Lender is required with respect to any amendment or waiver of any Loan Document or the Environmental Indemnity Agreement under the terms of this Section 11.2, each Lender will respond to any such request in a commercially reasonable manner and timeframe.

(d)                                 This Agreement and the other Loan Documents and the Environmental Indemnity Agreement shall not be executed, entered into, altered, amended, or modified by electronic means.  Without limiting the generality of the foregoing, Borrowers, Administrative Agent and each Lender hereby agree that the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in Section 11.1 regarding notices.  Any reference to a Loan Document or the Environmental Indemnity Agreement, whether in this Agreement or in any other Loan Document or the Environmental Indemnity Agreement, shall be deemed to be a reference to such Loan Document or the Environmental Indemnity Agreement as it may hereafter from time to time be amended, modified, supplemented and restated in accordance with the terms hereof.

(e)                                  Unless also consented to in writing by such Secured Hedge Provider or, in the case of a Secured Hedge Agreement provided or arranged by CONA or an Affiliate of CONA, CONA, no such amendment, waiver or consent with respect to this Credit Agreement or any other Loan Document shall (i) alter the ratable treatment of Obligations arising under Secured Hedge Agreements such that such Obligations become junior in right of payment to principal on the Loans or (ii) result in Obligations owing to any Secured Hedge Provider becoming unsecured (other than releases of Liens applicable to all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to such Secured Hedge Provider.

Section 11.3                            Assignments and Participations; Binding Effect.

(a)                                 Binding Effect. Subject to the provisions of this Section 11.3, this Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders and Borrowers and their respective successors and permitted assigns, provided that neither Borrowers nor any other Borrower Party shall, without the prior written consent of Administrative Agent and the Lenders, assign any of its rights, duties or obligations hereunder to any other Person.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees (each, a “Lender Transferee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loan Commitment and the Pro Rata Outstandings at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Loan Commitment and the Pro Rata Outstandings owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section 11.3, the aggregate amount of the Loan Commitment or, if the applicable Loan Commitment is not then in effect, the Pro Rata Outstandings of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,000,000 in the case of any assignment unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)                                  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to such Lender’s Pro Rata Share of the Loan or the Loan Commitment assigned.

(iii)                               Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 11.3 and, in addition:

(A)                               the consent of Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrowers shall be deemed to have consented to any such assignment unless Borrowers object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)                               the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)                              No Assignment to a Borrower Party. No such assignment shall be made to a Borrower Party or any Affiliate of a Borrower Party.

(v)                                 No Assignment to Natural Persons. No such assignment shall be made to a natural person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vi)                              No Assignment to Defaulting Lenders or Disqualified Institutions. No such assignment shall be made to a Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (vi) or to a Disqualified Institution.

(c)                                  Assignment Procedures.  The parties to each transfer or sale made in reliance on clause (b) above shall execute and deliver to Administrative Agent an Assignment and Assumption via an electronic settlement system designated by Administrative Agent (or if previously agreed with Administrative Agent, via a manual execution and delivery of the Assignment and Assumption) evidencing such transfer or sale, together with any existing Note subject to such transfer or sale (or any affidavit of loss therefor acceptable to Administrative Agent), any tax forms or other forms required to be delivered by Administrative Agent, and payment of an assignment fee in the amount of $3,500, provided that (1) if a transfer or sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such transfer or sale, and (2) if a transfer or sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such transfer or sale.  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.3(b)(iii), upon Administrative Agent consenting to such Assignment and Assumption, from and after the effective date specified in such Assignment and Assumption, Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment and Assumption.

(d)                                 Participations.  A Lender may sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of the Pro Rata Share of the Loan held by it, or in its Loan Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender and the applicable Participant).  All amounts payable by Borrowers to any Lender under Section 2.6 in respect of its Pro Rata Share and its Loan Commitment shall be determined as if such Lender had not sold or agreed to sell any participations in the Loan and its Loan Commitment, and as if such Lender were funding its Pro Rata Share of the Loan (if applicable) and its Loan Commitment in the same way that it is funding its Pro Rata Share of the Loan and its Loan Commitment in which no participations have been sold.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.2(a) that affects such Participant.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Administrative

Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Effect of Assignment.  Subject to the recording of an Assignment and Assumption by Administrative Agent in the Register pursuant to Section 2.12(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents and the Environmental Indemnity Agreement have been assigned to such assignee pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except for those surviving the termination of the Loan Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents and the Environmental Indemnity Agreement, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents and the Environmental Indemnity Agreement, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article 10, Section 11.7 (Right of Setoff; Sharing of Payments) and Section 11.35 (Non-Public Information; Confidentiality).

(f)                                   Certain Pledges.  In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.3 (but without being subject thereto):

(i)                                     Any Lender may (without notice to Borrowers, Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Pro Rata Share of the Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and such Pro Rata Share of the Loan and Note shall be fully transferable as provided therein.  No such assignment shall release the assigning Lender from its obligations hereunder.

(ii)                                  Any Lender may pledge its Pro Rata Share of the Loan and its Note to any Person that is an Eligible Assignee and has provided a credit facility or source of liquidity to such Lender.  No such pledge shall release the assigning Lender from its obligations hereunder.  Any subsequent assignment upon the exercise of pledge remedies shall be subject to the terms of Section 11.3(b).

(g)                                  Provision of Information to Assignees and Participants.  A Lender may furnish any information concerning Borrowers or any of their Affiliates in the possession of such Lender from time to time to Lender Transferees and Participants (including prospective Lender Transferees and Participants) which agree to be bound by the provisions of Section 11.35.

(h)                                 No Assignments to Borrowers or Affiliates.  Anything in this Section 11.3 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrowers or any of their Affiliates without the prior written consent of each Lender.

(i)                                     Disqualified Institutions.

(i)                                     Neither Administrative Agent nor any assigning Lender shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, neither Administrative Agent nor any assigning Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

(ii)                                  No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by Borrowers of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (i)(ii) shall not be void, but the other provisions of this clause (ii) shall apply.

(iii)                               If any assignment or participation is made to any Disqualified Institution without Borrowers’ prior written consent in violation of clause (ii) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and Administrative Agent, (A) purchase or prepay all Pro Rata Outstandings held by such Disqualified Institution by paying the lesser of the outstanding principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees (other than any Exit Fee) and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.3), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the outstanding principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees (other than any Exit Fee) and all other amounts (other than principal amounts) payable to it hereunder.

(iv)                              Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Lenders by Borrowers, Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders or Administrative Agent, or (x) access the Platform or any other electronic site established for the Lenders or confidential communications from counsel to or financial advisors of Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(v)                                 Administrative Agent shall have the right, and Borrowers hereby expressly authorize Administrative Agent, to (A) post the list of Disqualified Institutions provided by Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” the Lenders and/or (B) provide the DQ List to each Lender requesting the same.

Section 11.4                            Renewal, Extension or Rearrangement.  Subject to Section 11.9, all provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loans.

Section 11.5                            Indemnities.

(a)                                 Borrowers shall protect, defend, indemnify and save harmless Administrative Agent and each Lender, their respective shareholders, directors, officers, employees and agents (each, an “Indemnified Person”) from and against all Liabilities, imposed upon or incurred by or asserted against any Indemnified Person, whether brought by a third party or any Borrower Party, by reason of (i) credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith; (ii) ownership of the Mortgage, the Projects or any interest therein or receipt of any rents and the exercise of rights and remedies thereunder; (iii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Projects or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any use, nonuse or condition in, on or about the Projects or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Projects or any part thereof; (vi) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made; (vii) any securities filing of, or with respect to, any Borrower, any other Borrower Party or the Projects; (viii) any commitment letter, proposal letter or term sheet with any Person and any contractual obligation entered into in connection with any E-Systems or other Electronic Transmissions; (ix) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnified Person or any of its Related Persons, any holders of securities or creditors, whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirements of Law or theory thereof, including common law, equity, contract, tort or otherwise; (x) all sums paid by Administrative Agent pursuant to Section 9.3, or (xi) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that Borrowers shall have no liability under this Section 11.5 to any Indemnified Person with respect to any Indemnified Matter to the extent such liability (x) has resulted from the gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order, (y) has resulted from a claim brought by a Borrower Party against an Indemnified Person for breach in bad faith or a material breach of such

Indemnified Person’s obligations hereunder or under any other Loan Document, if such Borrower Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) has resulted from any litigation in which an Indemnified Person and one or more Borrower Parties are adverse to each other, and in which the Borrower Parties prevail on their claims and the Indemnified Person does not prevail on its defenses or its counterclaims interposed in such litigation and such Borrower Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)                                 Any indemnification provided to any Indemnified Person pursuant to any Loan Document and the Environmental Indemnity Agreement shall (i) survive the termination of the Loan Commitment and the payment in full of other Obligations and (ii) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

(c)                                  In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each Borrower (on its own behalf and on behalf of the other Borrower Parties) hereby waives, releases and agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.6                            Debtor-Creditor Relationship.  The relationship between the Lenders and Administrative Agent, on the one hand, and Borrowers, on the other hand, is solely that of debtor and creditor.  No Secured Party has any fiduciary relationship or duty to any Borrower Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Borrowers and any other of the Borrower Parties by virtue of, any Loan Document, the Environmental Indemnity Agreement or any transaction contemplated therein.

Section 11.7                            Right of Setoff; Sharing of Payments.

(a)                                 Each of Administrative Agent, each Lender, and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Borrowers), unless required by this Agreement or any other Loan Document, at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness, claims or other obligations at any time owing by Administrative Agent, such Lender, or any of their respective Affiliates to or for the credit or the account of Borrowers against any Obligation of any Borrower Party now or hereafter existing, whether or not any demand was made under any Loan Document or the Environmental Indemnity Agreement with respect to such Obligation and even though such Obligation may be unmatured.  Each of Administrative Agent and each Lender agrees promptly to notify Borrowers and Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 11.7 are in addition to any other rights and remedies (including other rights of setoff) that Administrative Agent, the Lenders, and their Affiliates and other Secured Parties may have.

(b)                                 If any Lender, directly or through an affiliate or branch office thereof, obtains any payment of any Obligation of any Borrower or Guarantor (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.8 (Capital Adequacy; Increased Costs;

Illegality), 2.9 (Interest Rate Protection), and 2.10 (Libor Breakage Amount) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

Section 11.8                            Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any property in favor of any Borrower or any other party or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from any Borrower or Guarantor, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied and all Liens, rights and remedies shall be revived and continued in full force and effect as if such payment had not occurred.

Section 11.9                            Limitation on Interest.  It is the intention of the parties hereto to conform strictly to applicable usury laws.  Accordingly, all agreements between Borrowers, Administrative Agent and the Lenders with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Administrative Agent and any Lender or charged by Administrative Agent or any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law.  If the Loan would be usurious under applicable law (including the laws of the State of New York and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents and the Environmental Indemnity Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrowers); and (b) if maturity is accelerated by reason of an election by Administrative Agent, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law.  In such case, excess interest, if any, provided for in the Loan Documents and the Environmental Indemnity Agreement or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof.  If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrowers).  The terms and provisions of this Section 11.9 shall control and supersede every other provision of the Loan Documents.  The Loan Documents and the Environmental Indemnity Agreement are contracts made under and shall be construed in accordance with and governed by the laws of the State of New York, except that if at any time the laws of the United States of America permit Administrative Agent or the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State of New York (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Administrative Agent or the Lenders may contract for, take, reserve, charge or receive under the Loan Documents and the Environmental Indemnity Agreement.

Section 11.10                     Invalid Provisions.  If any provision of any Loan Document or the Environmental Indemnity Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Environmental Indemnity Agreement and the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Environmental Indemnity Agreement and/or such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 11.11                     Reimbursement of Expenses.

(a)                                 Any action taken by any Borrower Party under or with respect to any Loan Document, the Environmental Indemnity Agreement, even if required under any Loan Document or the Environmental Indemnity Agreement or at the request of any Secured Party, shall be at the expense of such Borrower Party, and no Secured Party shall be required under any Loan Document or the Environmental Indemnity Agreement to reimburse any Borrower Party therefor except as expressly provided therein.  In addition, Borrowers jointly and severally agree to pay or reimburse upon written demand (a) Administrative Agent for all reasonable documented direct out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document or the Environmental Indemnity Agreement, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including the reasonable documented fees, charges and disbursements of legal counsel to Administrative Agent or such Related Persons, documented fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the Loans by Administrative Agent in its reasonable discretion and documented fees, charges and disbursements of the auditors, appraisers, printers and other of Administrative Agent’s Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) Administrative Agent for all reasonable documented costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations, financial investigation, and Collateral examinations, including, without limitation, any tax service company; provided, however, that absent a Potential Default or an Event of Default, the Borrowers shall only be required to pay for one such review or examination in any twelve (12) month period, (c) each of Administrative Agent, its Related Persons, and each Lender for all documented costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy with respect to any Obligation, the Collateral or under any Loan Document, the Environmental Indemnity Agreement, or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Borrower Party, any Loan Document, the Environmental Indemnity Agreement, any Obligation or related transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including documented fees and disbursements of counsel (including allocated costs of internal counsel), provided that reimbursement for fees, charges and disbursements of additional counsel of the Lenders will be limited to one additional counsel for all of the Lenders (and one additional counsel per specialty area and one local counsel per applicable jurisdiction), plus additional counsel as necessary in the event of an actual or potential conflict of interest among the Lenders), (d) documented costs incurred in connection with settlement of condemnation and casualty awards, premiums for title insurance and endorsements thereto, and (e) documented fees and costs for Uniform Commercial Code and litigation searches and background checks.

(b)                                 Borrowers shall also pay to Administrative Agent on each Payment Date during the term of the Loan, in addition to all other amounts due under the Loan Documents, the sum of Seventy-Five and No/100 Dollars ($75.00) per Project, which Administrative Agent shall apply against the cost and expenses incurred in connection with the annual on-site audit and inspection of the Projects.

Section 11.12                     Approvals; Third Parties; Conditions.  All approval rights retained or exercised by Administrative Agent or the Lenders with respect to Leases, contracts, plans, studies and other matters are solely to facilitate Administrative Agent’s and the Lenders’ credit underwriting, and shall not be deemed or construed as a determination that Administrative Agent or the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by Borrowers or any other Person.  This Agreement is for the sole and exclusive use of Administrative Agent (and its successors and permitted assigns), the Lenders (and their successors and permitted assigns and participants), and Borrowers (and their permitted successors and assigns) and may not be enforced, nor relied upon, by any Person other than Administrative Agent (and its successors and permitted assigns), the Lenders (and their successors and permitted assigns and participants), and Borrowers.  All conditions of the obligations of Administrative Agent and the Lenders hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Administrative Agent and the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that any Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by any Lender at any time in such Lender’s reasonable discretion.

Section 11.13                     Administrative Agent and Lenders Not in Control; No Partnership.  None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or the Lenders the right or power to exercise control over the affairs or management of Borrowers, the power of Administrative Agent and the Lenders being limited to the rights to exercise the remedies referred to in the Environmental Indemnity Agreement or the Loan Documents.  No covenant or provision of the Environmental Indemnity Agreement or the Loan Documents is intended, nor shall it be deemed or construed to and Administrative Agent, the Lenders and Borrowers disclaim any intention to, create a partnership, joint venture, agency or common interest in profits or income among Administrative Agent and the Lenders or any of them, on the one hand, and Borrowers, on the other hand, or to create an equity interest in the Projects in Administrative Agent or any Lender.  None of Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to Borrowers or to any other Person with respect to the Projects or the Loan, except as expressly provided in the Environmental Indemnity Agreement and the Loan Documents; and notwithstanding any other provision of the Environmental Indemnity Agreement or the Loan Documents:  (a) none of Administrative Agent or any Lender are, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrowers or any Borrower’s stockholders, members, or partners and Administrative Agent and the Lenders do not intend to ever assume such status; (b) Administrative Agent and the Lenders shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrowers; and (c) Administrative Agent and the Lenders shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrowers or any Borrower’s stockholders, members, or partners.

Section 11.14                     Contest of Certain Claims.  Borrowers may contest the validity of Taxes or any mechanic’s or materialman’s lien asserted against any Project so long as (a) Borrowers notify Administrative Agent that they intend to contest such Taxes or liens, as applicable, (b) Borrowers provide Administrative Agent with an indemnity, bond or other security reasonably satisfactory to Administrative Agent assuring the discharge of Borrowers’ obligations for such Taxes or liens, as applicable, including interest and penalties, (c) Borrowers are diligently contesting the same by appropriate legal proceedings in good faith and at their own expense and conclude such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which any Project is scheduled to be sold for non-payment and (d) Borrowers promptly upon final determination thereof pay the amount of any such Taxes or liens, as applicable, together with all costs, interest and penalties which may be payable in connection therewith.  Notwithstanding the foregoing, Borrowers shall immediately upon request of Administrative Agent pay any such Taxes or liens, as applicable, notwithstanding such contest if, in the opinion of Administrative Agent, any Project or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost.

Section 11.15                     Time of the Essence.  Time is of the essence with respect to this Agreement.

Section 11.16                     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders, and Borrowers and their respective successors and assigns, provided that neither any Borrower nor any other Borrower Party shall, without the prior written consent of the Lenders, assign any of its rights, duties or obligations hereunder.

Section 11.17                     Waivers.

(a)                                 No course of dealing on the part of Administrative Agent or the Lenders or their respective officers, employees, consultants or agents, nor any failure or delay by Administrative Agent or any Lender with respect to exercising any right, power or privilege of Administrative Agent or the Lenders under the Environmental Indemnity Agreement and any of the Loan Documents, shall operate as a waiver thereof.

(b)                                 Each Borrower hereby waives any right under the UCC or any other applicable law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and releases and excuses Administrative Agent and each Lender from any obligation under the UCC or any other applicable law to provide notice or a copy of any such filed or recorded documents.

Section 11.18                     Cumulative Rights.  Rights and remedies of Administrative Agent (on behalf of the Lenders) under the Environmental Indemnity Agreement and the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 11.19                     Joint and Several Liability of Borrowers.

(a)                                 Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

(b)                                 Each Borrower hereby agrees such Borrower is, and each such Borrower’s successors and assigns are, jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and the Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all of the Indebtedness and all other Obligations of Borrowers, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of Borrowers without preferences or distinction among them.  Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 11.19 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 11.19 shall be absolute and unconditional.

(c)                                  If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d)                                 The guaranty obligations of each Borrower under the provisions of this Section 11.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever, including the following:

(i)                                     the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document, the Environmental Indemnity Agreement, or any other agreement, document or instrument to which any other Borrower is or may become a party;

(ii)                                  the absence of any action to enforce this Agreement (including this Section 11.19) or any other Loan Document or the waiver or consent by Administrative Agent and the Lenders with respect to any of the provisions thereof;

(iii)                               the existence, value or condition of, or failure to perfect any lien or any security for the Obligations or any action, or the absence of any action, by Administrative Agent and the Lenders in respect thereof (including the release of any such security);

(iv)                              the insolvency of any other Borrower;

(v)                                 the institution of any proceeding under the Federal Bankruptcy Code, or any similar proceeding, by or against a Borrower or Administrative Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;

(vi)                              any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code;

(vii)                           the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of Administrative Agent’s claim(s) for repayment of any of the Obligations; or

(viii)                        any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

(e)                                  Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

(f)                                   Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Potential Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Agreement), notice of any action at any time taken or omitted by Administrative Agent or any Lender under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of Administrative Agent or any Lender, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with Requirements of Laws or regulations thereunder which might, but for the provisions of this Section 11.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.19, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 11.19 shall not be discharged except by performance and then only to the extent of such performance.  The obligations of each Borrower under this Section 11.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Administrative Agent or any Lender.  The joint and several liability of Borrowers shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, Administrative Agent or any Lender.

(g)                                  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document or the Environmental Indemnity Agreement, and except as set forth in Section 11.19(j), each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash.  Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and the Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 11.19, and that Administrative Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.19.

(h)                                 If Administrative Agent or any Lender may, under Requirements of Law, proceed to realize its benefits under any of the Loan Documents or the Environmental Indemnity Agreement giving Administrative Agent or such Lender a lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11.19.  If, in the exercise of any of its rights and remedies, Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable Requirements of Law pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Administrative Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Administrative Agent or such Lender.  Any election of remedies that results in the denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  In the event Administrative Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Administrative Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent or such Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Administrative Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of such Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 11.19, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent or any Lenders might otherwise be entitled but for such bidding at any such sale.

(i)                                     The provisions of this Section 11.19 are made for the benefit of Administrative Agent, the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy.  The provisions of this Section 11.19 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this Section 11.19 will forthwith be reinstated and in effect as though such payment had not been made.

(j)                                    Each Borrower’s liability under this Section 11.19 shall be limited to an amount not to exceed as of any date of determination the greater of the following:

(i)                                     the amount of the Loan allocated to the Project owned by each Borrower as set forth on Schedule 11.19 hereto (with respect to the applicable Project, the “Allocated Loan Amount”) but not to exceed at any time the then value of the Collateral covered by the Mortgage executed by such Borrower; and

(ii)                                  the amount that could be claimed by Administrative Agent and any Lender from such Borrower under this Section 11.19 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 11.19(j) below.

(k)                                 Contribution with Respect to Guaranty Obligations:

(i)                                     To the extent that any Borrower (the “Overpaying Borrower”) incurs (i) any payment in excess of its Allocated Loan Amount, or (ii) a loss of its Collateral due to the foreclosure (or other realization by the Lenders) of, or the delivery of deeds in lieu of foreclosure relating to it Collateral, and the value of such Collateral exceeded its Allocated Loan Amount (the

“Overpayment Amount”), then such Overpaying Borrower shall be entitled, after indefeasible payment in full and the satisfaction of all Obligations to the Lenders under this Agreement, to contribution from each of the benefited Borrowers, on a pro rata basis, for the amounts so paid, advanced or benefited, in an amount equal to the difference between the Overpayment Amount and such benefited Borrower’s then current Allocated Loan Amount.  Any such contribution payments shall be made within ten (10) Business Days after demand therefor.

(ii)                                  This Section 11.19(j) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 11.19(j) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.19(a) above.  Nothing contained in this Section 11.19(j) shall limit the liability of any Borrower to pay all or any part of the Loan made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(iii)                               The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrowers to which such contribution and indemnification is owing.

(iv)                              The rights of the indemnifying Borrowers against other Borrowers under this Section 11.19(j) shall be exercisable only upon the full and indefeasible payment of the Obligations.

(l)                                     The liability of Borrowers under this Section 11.19 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and the Lenders under this Agreement, the other Loan Documents and the Environmental Indemnity Agreement to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 11.20                     Singular and Plural.  Words used in this Agreement, the other Loan Documents and the Environmental Indemnity Agreement, in the singular, where the context so permits, shall be deemed to include the plural and vice versa.  The definitions of words in the singular in this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement shall apply to such words when used in the plural where the context so permits and vice versa.

Section 11.21                     Exhibits and Schedules.  The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

Section 11.22                     Titles of Articles, Sections and Subsections.  All titles or headings to articles, sections, subsections or other divisions of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 11.23                     Promotional Material.  Borrowers authorize Administrative Agent and any Lender to issue press releases, advertisements and other promotional materials in connection with Administrative Agent’s or such Lender’s own promotional and marketing activities and such materials may describe the Loan in general terms or in detail and Administrative Agent’s and such Lender’s participation therein in the Loan.  All references to Administrative Agent or any Lender contained in any press release, advertisement or promotional material issued by Borrowers shall be approved in writing by Administrative Agent in advance of issuance.

Section 11.24                     Survival. The indemnification provisions contained in Section 11.5 and in the Environmental Indemnity Agreement and Sections 2.8, 2.16, 11.8 and 11.11 hereof shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Projects to any party, whether or not an Affiliate of any Borrower.

Section 11.25                     WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE ENVIRONMENTAL INDEMNITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY AGREEMENT OR IN ANY WAY RELATING TO THE LOAN OR THE PROJECTS (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).  THIS WAIVER IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER INTO THIS AGREEMENT.

Section 11.26                     Waiver of Punitive or Consequential Damages.  None of Administrative Agent, any Lender, nor any Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.  Borrowers represent and warrant to Administrative Agent and each Lender that as of the Closing Date neither any Borrower nor any other Borrower Party has any claims against Administrative Agent or any Lender in connection with the Loan.

Section 11.27                     Governing Law.  UNLESS OTHERWISE NOTED THEREIN TO THE CONTRARY, THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK’ PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT FOR THOSE PROVISIONS IN THE MORTGAGES PERTAINING TO THE CREATION AND PERFECTION OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON REAL PROPERTY AND FIXTURES LOCATED IN THE STATES WHERE THE PROJECTS ARE LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATES WHERE THE PROJECTS ARE LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 11.28                     Entire Agreement.  This Agreement, the other Loan Documents and the Environmental Indemnity Agreement embody the entire agreement and understanding between Administrative Agent, each Lender and Borrowers and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents and the Environmental Indemnity Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  If any conflict or inconsistency exists between the Term Sheet and this Agreement, any of the other Loan Documents, or the Environmental Indemnity Agreement, the terms of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement, as applicable, shall control.

Section 11.29                     Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 11.30                     Consents and Approvals.  To the extent that Administrative Agent, the Lenders and/or Required Lenders provide any consent or approval as provided for in this Agreement, such consent shall be limited to the specific matter approved and shall NOT be construed to (a) relieve Borrowers from compliance with all of the other terms and obligations of this Agreement, or (b) constitute a consent to any further similar action (as to which a prospective consent or approval shall be required and may not necessarily be granted), or (c) constitute a consent to any other obligation to which any Lender may be a party.

Section 11.31                     Effectiveness of Facsimile Documents and Signatures.  The Loan Documents and Environmental Indemnity Agreement may be transmitted and/or signed by facsimile or by electronic means.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all parties to the Loan Documents and Environmental Indemnity Agreement, as applicable.  Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

Section 11.32                     Venue.  EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN IN THE CITY AND STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS.  BORROWERS AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWERS, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 11.33                     Important Information Regarding Procedures for Requesting Credit.  Each of Administrative Agent and the Lenders hereby notifies the Borrower Parties that in order to help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each individual or business that requests credit.  Accordingly, in connection with the Loans or any other request for credit, Administrative Agent and the Lenders will ask for the business name, business address, Employer Identification Number, and other information which allows them to identify each Borrower Party, and may ask for other identifying documents showing existence of each Borrower Party.

Section 11.34                     Method of Payment.  All amounts payable under this Agreement and the other Loan Documents must be paid by Borrowers in accordance with Section 2.6(c).  Payments in the form of cash, money order, third party payment, cashier’s check, a check drawn on a foreign bank or non-bank financial institution, or any form of payment other than those provided in the preceding sentence will not be accepted.

Section 11.35                     Non-Public Information; Confidentiality; Disclosure.  Borrowers authorize Administrative Agent and each Lender to disclose information about Borrowers and any other Borrower Party that Administrative Agent or such Lender may at any time possess to any Affiliate of a Lender or Administrative Agent, whether such information was supplied by Borrowers or otherwise obtained by Administrative Agent or the Lender; provided to the extent Administrative Agent or any Lender receives material non-public information hereunder concerning Borrowers, the other Borrower Parties and their Affiliates, Administrative Agent and each Lender agrees to use such information in compliance with all relevant policies, procedures and contractual obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations, and HIPAA, HITECH and their implementing regulations).

Section 11.36                     Post-Closing Obligations of Borrowers.  Notwithstanding the fact that Borrowers have not satisfied certain of the conditions to the advance of the Loan proceeds as of the Closing Date, the Lenders have agreed to advance the proceeds of the Loan to Borrowers, subject to the satisfaction of the other conditions to funding contained herein and each of the requirements set forth in Schedule 11.36 attached hereto (the “Post-Closing Obligations”). Borrowers shall provide evidence reasonably satisfactory to Administrative Agent of the completion of the Post-Closing Obligations, all of which shall be performed in a manner satisfactory to Administrative Agent.

Section 11.37                     Release and Waiver Regarding Special Audits.  Borrowers and the Lenders acknowledge that from time to time during the term of the Loan, one or more Lenders and/or Borrowers may request that CONA provide Borrowers and/or the Lenders (collectively, the “Recipient”) with certain internally generated reports (whether oral and/or written, the “Reports”), which Reports may include oral and/or written information, assessments, notes, memoranda and analyses prepared by employees of CONA for the limited purpose of preparing an audit of the progress one or more of the Projects has made with respect to a plan of correction (or similar remedial obligation of Borrowers or any Operating Tenant under any Healthcare Laws) that may be issued from time to time with respect to one or more Projects.  With respect to any Reports that may be provided to the Recipient from time to time during the term of the Loan, the Lenders and Borrowers hereby acknowledge and agree as follows:  (a) the Reports may be prepared based on procedures that may not include all procedures deemed necessary for the Recipient’s own purposes; (b) CONA will not be able or willing to make any recommendations based on the Reports and CONA shall not in any way be deemed a consultant, agent or other representative to the Recipient in any manner; (c) the Recipient does not acquire any rights as a result of the disclosure of the Reports and its access thereto, and CONA  assumes no duties or obligations in connection with, or as a result of, such access; (d) the Recipient is not entitled to rely on the Report; (e) the Recipient will not distribute or disclose the Reports or the information contained therein to any third party, except if compelled by legal process, and it will, to the extent permitted by applicable Law, indemnify and hold harmless CONA, together with its employees, officers, advisors and Affiliates from and against any and all claims, losses or expenses (including attorneys’ fees) arising as a result of CONA having disclosed the Reports to the Recipient; (f) the Recipient waives its right to recover from, and releases and discharges any legal action against, CONA with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise, including, without limitation, attorneys’ and experts’ fees and expenses, and investigation and remediation costs that may arise on account of or in any way be connected with the Report; and (g) and with respect to the Reports, CONA is not acting as an agent, fiduciary or representative for the Recipient, and the Recipient will (i) make its own independent investigation of the subject matter of the Reports and (ii) be solely responsible for its own review, assessments, conclusions and decisions with respect to the Loan, the Projects and the relevant Borrowers and/or Operating Tenants.

Section 11.38                     Component Notes.  Administrative Agent, without in any way limiting Administrative Agent’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrowers to execute and deliver “component” notes (including senior and junior notes) in replacement of the Note as evidence of the Loan, which notes may be paid in such order of priority as may be designated by Administrative Agent, provided that (i) the aggregate principal amount of such “component” notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, plus any Loan Commitments of each Lender not yet funded, (ii) the weighted average interest rate of all such “component” notes shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of such “component” notes, (iii) the Debt Service on all such “component” notes shall on the date created equal the Debt Service which was due under the Loan immediately prior to the creation of such component notes and (iv) the other terms and provisions of each of the “component” notes shall be identical in substance and substantially similar in form to the Loan Documents.  Borrowers, at their cost and expense, shall cooperate with all reasonable requests of Administrative Agent in order to establish the “component” notes and shall execute and deliver such documents as shall reasonably be required by Administrative Agent in connection therewith, all in form and substance reasonably satisfactory to Administrative Agent, including, without limitation, the severance of security documents if requested.  In the event Borrowers fail to execute and deliver such documents to Administrative Agent within five (5) Business Days following such request by Administrative Agent, Borrowers hereby absolutely and irrevocably appoint Administrative Agent as their true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrowers ratifying all that such attorney shall do by virtue thereof.

Section 11.39                     Intentionally Deleted.

Section 11.40                     HUD Engagement; Eligibility.  Throughout the term of the Loan, CONA Agency Lender and Regions Agency Lender shall have an exclusive right, but not an obligation, to represent Borrowers in the application to HUD for an FHA mortgage insurance commitment for a HUD Loan Financing and/or HUD Project Loan Financings, offered on market terms and conditions for similarly situated projects owned by similar borrowers as a permanent take-out for the Loan or the Allocated Loan Amount for any particular Project, as applicable.  Borrowers agree to close on such HUD Loan Financing and/or each HUD Project Loan Financing provided that it is offered on market terms and conditions substantially similar to then current market terms and conditions for HUD mortgage loan transactions for similarly situated projects owned by similar borrowers.  Simultaneously with the execution of this Loan Agreement, and as a condition to closing the Loan, Borrowers shall execute an engagement letter authorizing CONA Agency Lender and Regions Agency Lender to prepare a HUD application for submission to the Secretary of HUD for HUD Permanent Financing for one or more of the Projects (each, an “Application”).  No later than the date that is six (6) months prior to the Maturity Date, Borrowers shall fund all fees necessary for preparation, processing and submission of the Application, as reasonably determined by CONA Agency Lender and/or Regions Agency Lender, as applicable.  Borrowers acknowledge that HUD may require certain restructures of the Master Lease (including removal of the Projects from the Master Lease that are cross-defaulted and cross-collateralized with properties other than the Projects) and/or Operating Leases in order to qualify the Projects and the Loan for a HUD Loan Financing and/or HUD Project Loan Financings, and Borrowers agree to exercise commercially reasonable efforts to satisfy any such requirements of HUD.

ARTICLE 12
LIMITATIONS ON LIABILITY

Section 12.1                            Limitation on Liability.

(a)                                 Subject to the qualifications below, neither Administrative Agent nor any Lender shall enforce the liability and obligation of Borrowers to perform and observe the Obligations by any action or proceeding wherein a money judgment shall be sought against Borrowers, except that Administrative Agent and the Lenders may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Administrative Agent and the Lenders to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Projects, or any other Collateral given to Administrative Agent and the Lenders pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of Borrowers’ interest in the Projects and in any other collateral given to Administrative Agent and the Lenders to secure the Obligations, and Administrative Agent and each Lender, as applicable, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrowers in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents.

(b)                                 The provisions of this Section 12.1 shall not, however, (i) constitute a waiver, release or impairment of any Obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Administrative Agent or any Lender to name any Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Administrative Agent or any Lender thereunder; (iv) impair the right of Administrative Agent or any Lender to obtain the appointment of a receiver; (v) constitute a prohibition against Administrative Agent or any Lender to commence any appropriate action or proceeding in order for Administrative Agent or any Lender to exercise its remedies against the Projects; or (vi) constitute a waiver of the right of Administrative Agent or any Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of (and Borrowers shall be personally liable and shall indemnify Administrative Agent and such Lender for) any Liability, which may be imposed upon, incurred by or awarded against Administrative Agent or any Lender or any Affiliate thereof (but specifically excluding punitive and consequential damages, except to the extent Administrative Agent, any Lender or any Indemnified Person is required to make payment therefor to a third party) as a result of, arising out of or in connection with the following:

(i)                                     any failure by any Borrower or any Borrower Party after the occurrence and during the continuance of any Event of Default to apply any portion of the gross income from the Projects at any time received by or payable to any Borrower or Guarantor or any of their Affiliates to amounts due under the Loan or to customary operating expenses of the Projects;

(ii)                                  commission of a criminal act by any Borrower Party or any Affiliate of any Borrower Party (which Controls or is Controlled by such Borrower Party)  which results in the exercise by any Person of Forfeiture Rights with respect to any Project;

(iii)                               the failure by Borrowers or any other Borrower Party to apply any insurance proceeds and condemnation awards in accordance with the terms of the Loan Documents;

(iv)                              any material misrepresentation by Borrowers or any other Borrower Party made in or in connection with the Loan Documents or the Loan;

(v)                                 Borrowers’ collection of rents under the Master Lease more than one month in advance or otherwise in violation of this Agreement or any of the other Loan Documents;

(vi)                              Any Borrower, Guarantor or any Affiliate of any of them that Controls or is Controlled by such Borrower or Guarantor contesting or in any way interfering with, directly or indirectly (collectively, a “Contest”), any foreclosure action or sale commenced by Administrative Agent or any Lender or with any other enforcement of Administrative Agent’s or any Lender’s rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to any of the Security (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise) (except this clause (vi) shall not apply if any Borrower, any Guarantor or such Affiliate successfully asserts a Contest and obtains a final non-appealable order as to same);

(vii)                           Borrowers’ failure to turn over to Administrative Agent all Security Deposits collected by Borrowers with respect to the Projects upon Administrative Agent’s demand following an Event of Default, except to the extent any such Security Deposits were applied in accordance with the terms and conditions of any of the Leases, Master Lease or Operating Leases prior to the occurrence of such Event of Default;

(viii)                        Borrowers’ failure to maintain insurance as required by this Agreement or to pay any Taxes or assessments affecting the Projects, in each case (A) to the extent that Borrowers failed to apply cash flow from the Property to do so and (B) less any funds deposited by or on behalf of Borrowers in the Tax Impound and/or Insurance Impound which have not been used to pay such taxes or insurance premiums;

(ix)                              damage or destruction to any Project caused by the negligent or intentional acts or omissions of any Borrower Party;

(x)                                 any Borrower’s failure to perform its obligations under the Environmental Indemnity Agreement;

(xi)                              any material physical waste of any Project by any Borrower Party (excluding alterations made in good faith); provided, however, there shall be no recourse liability pursuant to this clause (xi) for waste first arising after the Applicable Date (as defined below) to the extent such waste arises due to the failure of a Project to generate sufficient income to maintain such Project;

(xii)                           the removal or disposal of any Borrower’s personal property from any Project by Borrowers in which Administrative Agent or the Lenders have a security interest in violation of the terms and conditions of the Loan Documents;

(xiii)                        the payment of any distributions to any Borrower or any Guarantor or any of their Affiliates, employees, managers or contractors, other than as permitted in this Agreement;

(xiv)                       any fees paid by Borrowers to any Guarantor or any of their Affiliates, employees, managers or contractors after the occurrence and during the continuation of an Event of Default under the Loan Documents; or

(xv)                          the commission of fraud by any Borrower or Guarantor in connection with the Loan.

(c)                                  Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, all of the Obligations shall be fully recourse to Borrowers and Borrowers shall be personally liable therefor in the event of: (i) any Transfer of any Project or any interest in any Borrower in breach of any of the covenants in this Agreement or the Mortgage, (ii) any Borrower’s failure to comply with the covenants in Section 5.17 hereof and such failure results in a substantive consolidation in whole or in part of any Borrower’s assets with the assets of another Person in any bankruptcy or insolvency proceeding; (iii)  any Borrower or Guarantor files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (iv) a Person which Controls any Borrower Party files, or joins in the filing of, an involuntary petition against any Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower from any Person; (v) any Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against any Borrower, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower from any Person; (vi) any Affiliate, officer, director, or representative which Controls Borrowers consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Borrower or any portion of the Collateral; or (vii)  any Borrower or Guarantor makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

(d)                                 Borrowers also shall be personally liable to Administrative Agent and the Lenders for any and all documented attorneys’ fees and expenses and court costs incurred by Administrative Agent and the Lenders in enforcing this Section 12.1 or otherwise incurred by Administrative Agent or any Lender in connection with any of the foregoing matters, regardless whether such matters are legal or equitable in nature or arise under tort or contract law; provided that reimbursement for fees, charges and disbursements of additional counsel of the Lenders will be limited to one additional counsel for all of the Lenders (and one additional counsel per specialty area and one local counsel per applicable jurisdiction), plus additional counsel as necessary in the event of an actual or potential conflict of interest among the Lenders).  The limitation on the personal liability of Borrowers in this Section 12.1 shall not modify, diminish or discharge the personal liability of Guarantor.  Nothing herein shall be deemed to be a waiver of any right which Administrative Agent or any Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Administrative Agent and the Lenders under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.

(e)                                  “Applicable Date” shall mean the date on which a Borrower tenders to Administrative Agent an unconditional deed-in-lieu of foreclosure for the applicable Project together with evidence reasonably satisfactory to Administrative Agent that (i) there are no Liens on the applicable Project that do not constitute Permitted Exceptions and (ii) the  applicable Project is in compliance with the Environmental Indemnity.  Additionally, if in the exercise of its remedies following an Event of Default Administrative Agent obtains the appointment of a receiver for any Project, there shall be no recourse liability to Borrower hereunder for any loss, damage, cost, expense, liability, claim or other obligation incurred by Administrative Agent that arises solely out of any action taken specifically and directly by such receiver for such Project.

Section 12.2                            Limitation on Liability of Lender’s Officers, Employees, etc.  Any obligation or liability whatsoever of Administrative Agent or any Lender which may arise at any time under this Agreement, any other Loan Document, or the Environmental Indemnity Agreement shall be satisfied, if at all, out of Administrative Agent’s or such Lender’s assets only.  No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Administrative Agent’s or such Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

EXECUTED as of the date first written above.

ADMINISTRATIVE AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION, a national
banking association

	By:	/s/ Scott Rossbach
	Name:	Scott Rossbach
	Title:	Senior Director

LENDERS:	CAPITAL ONE, NATIONAL ASSOCIATION, a national
banking association

	By:	/s/ Scott Rossbach
	Name:	Scott Rossbach
	Title:	Senior Director

[Signatures Continued on Following Page]

Signature Page

LENDERS (cont’d):	REGIONS BANK, an Alabama banking corporation

	By:	/s/ Steven W. Mitchell
	Name:	Steven W. Mitchell
	Title:	Senior Vice President

[Signatures Continued on Following Page]

Signature Page

BORROWERS:	CCP BRODIE 7515 LLC
CCP RIVERSIDE 7516 LLC
CCP WEST OAKS 7528, LLC
CCP BAYTOWN 7518 LLC
CCP CEDAR BAYOU 7518 LLC
CCP BANDERA 7525 LLC
CCP MYSTIC PARK 7526 LLC
CCP PARAMOUNT SAN ANTONIO 7527 LLC
CCP WEST OAKS 7517 LLC
CCP WESTWOOD 7529 LLC
CCP PARAMOUNT PASADENA 7536 LLC
CCP POINTE 7537 LLC,
each a Delaware limited liability company

By:	/s/ Lori B. Wittman
Name:	Lori B. Wittman
Title:	Vice President and Treasurer

Signature Page

EXHIBIT A-1

Description of Projects

Borrower:	CCP Brodie 7515 LLC, a Delaware limited liability company

Name of Project:	Brodie Ranch Nursing & Rehab Center

Address of Project:	2101 Frate Barker Road, Austin, Travis County, Texas 78748

Number of Residential Units:	120

Legal Description of Land:

BEING 4.717 ACRES OF LAND OUT OF THE WALKER WILSON LEAGUE SURVEY NO. 2, ABSTRACT NO. 27, IN TRAVIS COUNTY, TEXAS, BEING THAT SAME TRACT CONVEYED TO VTR BRODIE RANCH, LLC IN DEED RECORDED IN DOCUMENT NO. 2015015544, OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS; SAID 4.717 ACRES BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS TO WIT:

BEGINNING AT A FOUND ALUMINUM MONUMENT ON THE SOUTHERN RIGHT-OF-WAY OF FRATE BARKER ROAD BEING S02°46’42”E A DISTANCE OF 2.63’ FROM A FOUND IRON REBAR WITH CHAPARRAL CAP SET FOR THE NORTHWEST CORNER OF THE REMAINDER OF THE SAID 5.003 ACRE TRACT, BEING ALSO THE SOUTHWEST CORNER OF A 0.161 ACRE STREET DEED RECORDED IN DOCUMENT NO. 2009029056, THE NORTHEAST CORNER OF LOT 1 AND THE SOUTHEAST CORNER OF A 0.166 ACRE RIGHT OF WAY DEDICATION DESCRIBED IN RANCHO ALTO PHASE IV, A SUBDIVISION RECORDED IN DOCUMENT NO. 200900036, ALL OF THE OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS;

THENCE ALONG SAID RIGHT-OF-WAY FOR THE FOLLOWING THREE COURSES:  N87°20’43”E 27.91’;

THENCE S02°39’17”E 15.00’ TO A FOUND ALUMINUM MONUMENT;

THENCE N87°20’43”E 322.51’ FOUND ALUMINUM MONUMENT;

THENCE LEAVING SAID RIGHT-OF-WAY S02°41’13”E WITH THE COMMON LINE OF THE 5.003 ACRE TRACT AND RANCHO ALTO, PHASE ONE, A DISTANCE OF 586.04’ TO A FOUND IRON REBAR FOUND FOR THE SOUTHEAST CORNER OF THE 5.003 ACRE TRACT, BEING ALSO IN THE WEST LINE OF RANCHO ALTO, PHASE ONE, AND THE NORTHEAST CORNER OF RANCHO ALTO, PHASE II, A SUBDIVISION RECORDED IN DOCUMENT NO. 200600281 OF THE OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS;

THENCE S87°21’25”W WITH THE COMMON LINE OF THE 5.003 ACRE TRACT AND RANCHO ALTO, PHASE II, A DISTANCE OF 349.45 FEET TO AN IRON PIPE FOUND FOR THE SOUTHEAST CORNER OF THE 5.003 ACRE TRACT, BEING ALSO AN INTERIOR CORNER OF RANCHO ALTO, PHASE II;

THENCE N02°46’42”W WITH COMMON LINE OF THE 5.003 ACRE TRACT AND IN PART RANCHO ALTO, PHASE II, AND RANCHO ALTO PHASE IV, A DISTANCE OF 600.97’, TO THE POINT OF BEGINNING. CONTAINING 4.72 ACRES MORE OR LESS.

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EXHIBIT A-2

Description of Projects

Borrower:	CCP Riverside 7516 LLC, a Delaware limited liability company

Name of Project:	Riverside Nursing & Rehab Center

Address of Project:	6801 E. Riverside Drive, Austin, Travis County, Texas 78741

Number of Residential Units:	122

Legal Description of Land:

4.59 ACRES (199,947 SQUARE FEET) SITUATED IN THE SANTIAGO DEL VALLE GRANT, IN TRAVIS COUNTY, TEXAS, BEING ALL OF THAT SAME 4.6855 ACRE TRACT OF LAND DESCRIBED IN DEED TO VTR RIVERSIDE REHAB, LLC, RECORDED IN DOCUMENT NO. 2015015515, OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS, SAID 4.59 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THE POINT OF BEGINNING BEING AN IRON BOLT FOUND MARKING THE SOUTHWEST CORNER OF A 0.21 ACRE TRACT CONVEYED TO ELEUTERIO GARCIA RECORDED UNDER VOLUME 12991, PAGE 2145 OF THE REAL PROPERTY RECORDS OF TRAVIS COUNTY, TEXAS (R.P.R.T.C.T.) AND BEING A POINT IN THE EAST LINE OF A 0.4127 ACRE TRACT CONVEYED TO ELEUTERIO GARCIA RECORDED UNDER VOLUME 13208, PAGE 1541 OF SAID R.P.R.T.C.T. AND BEING THE MOST WESTERLY NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT AND OF SAID 4.6855 ACRE PARENT TRACT, FROM WHICH A 1/2-INCH IRON ROD FOUND MARKING THE NORTHWEST CORNER OF SAID 0.21 ACRE TRACT BEARS NORTH 32° 55’ 45” EAST, 128.17 FEET; THENCE, SOUTH 64° 17’ 09” EAST, ALONG THE LINE COMMON TO SAID 4.6855 ACRE PARENT TRACT AND TO THE SOUTH LINE OF SAID 0.21 ACRE GARCIA TRACT, A DISTANCE OF 75.12 FEET TO A SET IRON PIN AT THE SOUTHEAST CORNER OF SAID 0.21 ACRE GARCIA TRACT AND AN INTERIOR CORNER OF SAID 4.6855 ACRE PARENT TRACT AND OF THE HEREIN DESCRIBED TRACT; THENCE, NORTH 32° 43’ 34” EAST, ALONG THE LINE COMMON TO THE 4.6855 ACRE PARENT TRACT AND TO THE EAST LINE OF SAID 0.21 ACRE GARCIA TRACT, A DISTANCE OF 112.75 FEET TO AN IRON ROD WITH DOUCET CAP FOUND FOR THE MOST NORTHERLY NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT AND BEING THE SOUTHWEST CORNER OF A RIGHT-OF-WAY DEDICATION TO THE CITY OF AUSTIN, TEXAS RECORDED UNDER DOCUMENT NUMBER 2008066796 OF SAID O.P.R.T.C.T., FROM WHICH A 1/2-INCH IRON ROD FOUND MARKING THE NORTHWEST CORNER OF SAID 4.6855 ACRE PARENT TRACT AND THE NORTHEAST CORNER OF SAID 0.21 ACRE GARCIA TRACT, BEARS NORTH 32° 45’ 40” EAST, 15.12 FEET; THENCE, SOUTH 64° 24’ 35” EAST, ALONG THE SOUTH LINE OF SAID RIGHT-OF-WAY DEDICATION, A DISTANCE OF 273.93 FEET TO AN IRON ROD WITH DOUCET CAP FOUND MARKING THE SOUTHEAST CORNER OF SAID RIGHT-OF-WAY DEDICATION AND THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT AND BEING A POINT IN THE WESTERLY LINE OF A 0.1358 ACRE TRACT CONVEYED TO JOSE VILLEGAS RECORDED UNDER DOCUMENT NUMBER 1999045336 OF SAID O.P.R.T.C.T, FROM WHICH A CONCRETE MONUMENT MARKING THE NORTHWEST CORNER OF SAID 0.1358 ACRE TRACT AND THE NORTHEAST CORNER OF SAID 4.6855 ACRE PARENT TRACT,

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BEARS NORTH 32° 45’ 40” EAST 15.15 FEET; THENCE, SOUTH 33° 43’ 31” WEST, ALONG THE LINES COMMON TO AN EASTERLY LINE OF SAID 4.6855 ACRE PARENT TRACT AND THE HEREIN DESCRIBED TRACT, THE WESTERLY LINE OF SAID 0.1358 ACRE VILLEGAS TRACT, THE WESTERLY LINE OF A TRACT TO JULIO CONTRETAS IN DEED VOLUME 01316 PAGE 342, THE WESTERLY LINE OF A TRACT CONVEYED TO CURTIS BOYD RECORDED UNDER VOLUME 11027, PAGE 277 OF SAID R.P.R.T.C.T., THE WESTERLY LINE OF LOT 2 SNEDEKER SUBDIVISION OF RECORD UNDER VOLUME 50, PAGE 10 OF THE PLAT RECORDS OF TRAVIS COUNTY, TEXAS (P.R.T.C.T.), A DISTANCE OF 268.58 FEET TO A SET IRON PIN BEING THE SOUTHWEST CORNER OF SAID LOT 2 AND BEING AN ANGLE POINT IN THE EASTERLY LINES OF SAID 4.6855 ACRE PARENT TRACT AND THE HEREIN DESCRIBED TRACT; THENCE, SOUTH 34° 26’ 26” WEST, ALONG THE LINES COMMON TO AN EASTERLY LINE OF SAID 4.6855 ACRE PARENT TRACT AND THE HEREIN DESCRIBED TRACT, THE WESTERLY LINE OF LOT 1 OF SAID SNEDEKER SUBDIVISION, THE WESTERLY LINE OF A TRACT CONVEYED TO CALIXO CORTEZ RECORDED UNDER DOCUMENT NUMBER 2004216034 OF SAID O.P.R.T.C.T, THE WESTERLY LINE OF LOT 1 JESSE TORRES SUBDIVISION OF RECORD UNDER VOLUME 56, PAGE 27 OF SAID P.R.T.C.T., THE WESTERLY LINE OF A 0.59 ACRE TRACT CONVEYED TO ARMONDO VASQUEZ RECORDED UNDER DOCUMENT NUMBER 2002014110 OF SAID O.P.R.T.C.T., FOR A DISTANCE OF 345.73 FEET TO A SET IRON PIN AT THE SOUTHEAST CORNER OF SAID 4.6855 ACRE PARENT TRACT AND THE HEREIN DESCRIBED TRACT AND BEING THE NORTHEAST CORNER OF A 0.989 ACRE TRACT CONVEYED TO GILBERT VELASQUEZ RECORDED UNDER DOCUMENT NUMBER 2003117769 OF SAID O.P.R.T.C.T.; THENCE, NORTH 64° 01’ 35” WEST, ALONG THE LINE COMMON TO THE SOUTHERLY LINE OF SAID 4.6855 ACRE PARENT TRACT AND THE HEREIN DESCRIBED TRACT AND THE NORTHERLY LINE OF SAID 0.989 ACRE VELASQUEZ TRACT, A DISTANCE OF 336.42 FEET TO A THE SOUTHWEST CORNER OF SAID 4.6855 ACRE PARENT TRACT AND THE HEREIN DESCRIBED TRACT AND BEING THE SOUTHEAST CORNER OF LOT A BOB VASQUEZ SUBDIVISION OF RECORD UNDER VOLUME 55, PAGE 40 OF SAID P.R.T.C.T.; THENCE, NORTH 33° 02’ 32” EAST, ALONG THE LINES COMMON TO A WESTERLY LINE OF SAID 4.6855 ACRE PARENT TRACT AND THE HEREIN DESCRIBED TRACT, THE EASTERLY LINE OF SAID LOT A, THE EASTERLY LINE OF A TRACT CONVEYED TO JANICE RODRIGUEZ RECORDED UNDER DOCUMENT NUMBER 1999006132 OF SAID O.P.R.T.C.T., THE EASTERLY LINE OF A TRACT TO J. FIGUEROA (NO RECORDED DEED), THE WESTERLY LINE OF A TRACT TO MANUEL SALDANA RECORDED UNDER VOLUME 9167, PAGE 655 OF SAID R.P.R.T.C.T., THE EASTERLY LINE OF A TRACT TO BELINDA CLARK OF RECORD UNDER DOCUMENT NUMBER 2002213087 OF SAID O.P.R.T.C.T, THE WESTERLY LINES OF A 0.2336 ACRE TRACT AND A 0.2275 ACRE TRACT TO ELUTERIO GARCIA RECORDED UNDER VOLUME 13252, PAGE 1969 OF SAID R.P.R.T.C.T., AND THE WESTERLY LINES OF THE AFOREMENTIONED 0.4127 ACRE GARCIA TRACT, AT A DISTANCE OF 279.58 FEET PASSING A 1/2-INCH IRON ROD FOUND MARKING THE EASTERLY CORNER COMMON TO SAID SALDANA TRACT AND TO SAID CLARK TRACT, AT A DISTANCE OF 495.02 FEET PASSING A 1 INCH IRON PIPE FOUND MARKING THE EASTERLY CORNER COMMON TO SAID 0.2275 ACRE AND TO SAID 0.4127 ACRE GARCIA TRACTS AND CONTINUING FOR A TOTAL DISTANCE OF 497.73 FEET TO THE POINT OF BEGINNING AND CONTAINING A COMPUTED AREA OF 4.59 ACRES OF LAND.

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EXHIBIT A-3

Description of Projects

Borrower:	CCP West Oaks 7517 LLC, a Delaware limited liability company

Name of Project:	Senior Care of West Oaks

Address of Project:	3200 W. Slaughter Lane, Austin, Travis County, Texas 78748

Number of Residential Units:	125

Legal Description of Land:

LOT 1, FRAMAR SUBDIVISION, A SUBDIVISION IN TRAVIS COUNTY, TEXAS, ACCORDING TO A MAP OR PLAT RECORDED IN VOLUME 75, PAGE 32, PLAT RECORDS OF TRAVIS COUNTY, TEXAS; SAVE AND EXCEPT THAT CERTAIN 0.0774 ACRE TRACT CONVEYED TO TRAVIS COUNTY BY DEED RECORDED IN VOLUME 10711, PAGE 1309, REAL PROPERTY RECORDS, TRAVIS COUNTY, TEXAS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 1/2” IRON ROD FOUND FOR THE EAST CORNER OF THIS TRACT, BEING THE WEST CORNER OF A 2.159 ACRE TRACT AS CONVEYED TO GUNN-OLSON STORDAHL JOINT VENTURE BY DEED AND RECORDED IN VOLUME 8528, PAGE 953 OF THE TRAVIS COUNTY DEED RECORDS; SAME POINT ALSO BEING THE NORTHERLY RIGHT-OF-WAY LINE OF W. SLAUGHTER LANE;

THENCE WITH A NORTHERLY RIGHT-OF-WAY LINE OF W. SLAUGHTER LANE, THE FOLLOWING TWO (2) COURSES AND DISTANCES:

1) S 27° 34’ 40” W,  15.08 FEET TO AN IRON ROD SET;

2) N 62° 09’ 15” W,  224.97 FEET TO AN 1/2” IRON ROD FOUND FOR THE WEST CORNER OF THIS TRACT ALSO BEING THE SOUTH CORNER OF LOT A OF TRIAN ADDITION, A SUBDIVISION RECORDED IN BOOK 76, PAGE 231 OF THE TRAVIS COUNTY PLAT RECORDS;

THENCE, WITH THE COMMON LOT LINE OF LOT 1 AND SAID LOT A, N 29° 53’ 45” E, 15.02 FEET TO A 1/2” IRON ROD SET FOR THE NORTH CORNER OF THIS TRACT;

THENCE, THROUGH SAID LOT 1, S 62° 09’ 15” E, 224.36 FEET TO THE PLACE OF BEGINNING , CONTAINING 0.0774 ACRES (3,371 SQUARE FEET) OF LAND AREA.

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EXHIBIT A-4

Description of Projects

Borrower:	CCP Baytown 7518 LLC, a Delaware limited liability company

Name of Project:	Baytown Nursing & Rehab Center

Address of Project:	3921 N. Main, Baytown, Harris County, Texas 77521

Number of Residential Units:	120

Legal Description of Land:

A TRACT OF LAND CONTAINING 3.765 ACRES (164,022 SQUARE FEET) BEING OUT OF A 7.583 ACRE TRACT AS DESCRIBED IN DEED RECORDED IN HARRIS COUNTY CLERK’S FILE NO. R759767 AND A 0.434 ACRE TRACT DESCRIBED IN DEED RECORDED IN HARRIS COUNTY CLERK’S FILE NUMBER R072203, AND BEING LOCATED IN THE HARVEY WHITING SURVEY ABSTRACT NUMBER 840, BAYTOWN, HARRIS COUNTY, TEXAS, AND SAID 3.765 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF THE TRACT HEREIN DESCRIBED AND BEING THE NORTHEAST CORNER OF A SAID 0.434 ACRE TRACT AND BEING THE SOUTHEAST CORNER OF GOOSE CREEK CHURCH OF CHRIST AS RECORDED IN VOLUME 394, PAGE 98 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS;

THENCE SOUTH 01 DEG. 22 MIN. 08 SEC. WEST ALONG THE EAST LINE OF SAID 0.434 ACRE AND 7.583 ACRE TRACTS SAME BEING THE WEST LINE OF SAID NORTH MAIN STREET FOR A DISTANCE OF 400.00 FEET TO THE INTERSECTION OF THE WEST RIGHT OF WAY LINE OF NORTH MAIN STREET (VARIABLE WIDTH RIGHT OF WAY) AND THE NORTH RIGHT OF WAY LINE OF MERIDIAN BOULEVARD (VARIABLE WIDTH RIGHT OF WAY) AS RECORDED IN VOLUME 394, PAGE 98 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS;

THENCE NORTH 88 DEG. 37 MIN. 52 SEC. WEST OVER AND ACROSS SAID 7.583 ACRE TRACT FOR A DISTANCE OF 410.00 FEET TO A FOUND 5/8 INCH IRON ROD FOR THE SOUTHWEST CORNER OF THE TRACT HEREIN DESCRIBED;

THENCE NORTH 01 DEG. 22 MIN. 08 SEC. EAST FOR A DISTANCE OF 400.00 FEET TO A FOUND 5/8 INCH IRON ROD FOR THE NORTHWEST CORNER OF THE TRACT HEREIN DESCRIBED AND BEING THE NORTH LINE OF SAID 0.434 ACRE TRACT AND IN THE SOUTH LINE OF GOOSE CREEK CHURCH OF CHRIST;

THENCE SOUTH 88 DEG. 37 MIN. 52 SEC. EAST ALONG THE NORTH LINE OF SAID 0.434 ACRE TRACT AND THE SOUTH LINE OF SAID GOOSE CREEK CHURCH OF CHRIST FOR A DISTANCE OF 410.00 FEET TO THE PLACE OF BEGINNING.

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EXHIBIT A-5

Description of Projects

Borrower:	CCP Cedar Bayou 7518 LLC, a Delaware limited liability company

Name of Project:	Cedar Bayou Nursing & Rehab Center

Address of Project:	2000 W. Baker Road, Baytown, Harris County, Texas 77521

Number of Residential Units:	125

Legal Description of Land:

Lot 1, in Block A, of BAYTOWN NURSING HOME ADDITION, a subdivision in Harris County, Texas, according to the map or plat thereof, recorded at Film Code No. 625193 of the Map Records of Harris County, Texas.

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EXHIBIT A-6

Description of Projects

Borrower:	CCP Bandera 7525 LLC, a Delaware limited liability company

Name of Project:	Bandera Nursing & Rehab Center

Address of Project:	222 FM 1077, Bandera, Bandera County, Texas 78003

Number of Residential Units:	124

Legal Description of Land:

Being Lots 1, 2 and 3, Bandera Skilled Nursing Center, Bandera County, Texas, according to the map or plat thereof in Volume 7, Page 21, of the Plat Records of Bandera County, Texas.

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EXHIBIT A-7

Description of Projects

Borrower:	CCP Mystic Park 7526 LLC, a Delaware limited liability company

Name of Project:	Mystic Park Nursing & Rehab Center

Address of Project:	8503 Mystic Park, San Antonio, Bexar County, Texas 78254

Number of Residential Units:	125

Legal Description of Land:

LOT 3, IN BLOCK 2, NEW CITY BLOCK 18128, MYSTIC PARK NURSING CENTER, A SUBDIVISION IN THE CITY OF SAN ANTONIO IN BEXAR COUNTY, TEXAS; ACCORDING TO THE MAP OR PLAT THEREOF; RECORDED IN VOLUME 9555, PAGE 177, OF THE DEED AND PLAT RECORDS OF BEXAR COUNTY, TEXAS.

CONTAINING 188,730.96 S.F., 4.333 ACRES MORE OR LESS.

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EXHIBIT A-8

Description of Projects

Borrower:	CCP Paramount San Antonio 7527 LLC,
a Delaware limited liability company

Name of Project:	Paramount Senior Care Centers at San Antonio

Address of Project:	5437 Eisenhauer Road, San Antonio, Bexar County, Texas 78254

Number of Residential Units:	150

Legal Description of Land:

LOT 1, BLOCK 26, NEW CITY BLOCK 15790, FRISCO HEALTH SUBDIVISION, AN ADDITION TO THE CITY OF SAN ANTONIO, BEXAR COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN VOLUME 9548, PAGE 100, OF THE DEED AND PLAT RECORDS, BEXAR COUNTY, TEXAS.

CONTAINING 180,723.40 S.F., 4.15 ACRES MORE OR LESS.

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EXHIBIT A-9

Description of Projects

Borrower:	CCP West Oaks 7528, LLC, a Delaware limited liability company

Name of Project:	West Oaks Nursing & Rehab Center

Address of Project:	3625 Green Crest Drive, Houston, Harris County, Texas 77082

Number of Residential Units:	136

Legal Description of Land:

Restricted Reserve “A”, in Block 1, of Green Crest Nursing Home, a subdivision in Harris County, Texas, according to the map or plat thereof recorded at Film Code 364017 of the Map Records of Harris County, Texas.

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EXHIBIT A-10

Description of Projects

Borrower:	CCP Westwood 7529 LLC, a Delaware limited liability company

Name of Project:	Senior Care of Westwood

Address of Project:	8702 S. Course Drive, Houston, Harris County, Texas 77099

Number of Residential Units:	125

Legal Description of Land:

Unrestricted Reserve “A”, in Block 1, of SOUTH COURSE NURSING CENTER, a subdivision in Harris County, Texas, according to the map or plat thereof recorded at Film Code 571160 of the Map Records of Harris County, Texas.

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EXHIBIT A-11

Description of Projects

Borrower:	CCP Paramount Pasadena 7536 LLC, a
Delaware limited liability company

Name of Project:	Paramount Senior Care Centers at Pasadena

Address of Project:	3434 Watters Road, Pasadena, Harris County, Texas 77504

Number of Residential Units:	125

Legal Description of Land:

Restricted Reserve “A” of the Replat of Lots 11 and 12 and Partial Replat of Lot 10, of Bayshore Park, a Subdivision in Harris County, Texas, according to the map or plat thereof recorded at Film Code No. 560229 of the Map Records of Harris County, Texas.

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EXHIBIT A-12

Description of Projects

Borrower:	CCP Pointe 7537 LLC, a Delaware limited liability company

Name of Project:	The Pointe Nursing & Rehab Center

Address of Project:	17231 Mill Forest, Webster, Harris County, Texas 77598

Number of Residential Units:	120

Legal Description of Land:

BEING ALL OF THAT CERTAIN TRACT OR PARCEL OF LAND CONTAINING 3.686 ACRES (160,552 SQUARE FEET), MORE OR LESS, SITUATED IN THE ROBERT W. WILSON LEAGUE, ABSTRACT 88, HARRIS COUNTY, TEXAS, AND BEING OUT OF RESERVE “G” IN BAY TERRACE, A SUBDIVISION RECORDED IN VOLUME 336, PAGE 93 OF THE HARRIS COUNTY MAP RECORDS. SAID TRACT NOW KNOWN AS RESERVE “G-1”, BAY TERRACE BREEZE, A SUBDIVISION IN HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED IN FILM CODE NO. 437025 OF THE HARRIS COUNTY MAP RECORDS. SAID 3.686 ACRES (160,552 SQUARE FEET) OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A FOUND “X” CHISELED IN CONCRETE LOCATED AT THE INTERSECTION OF THE SOUTHEAST RIGHT-OF-WAY LINE OF FLINT RIDGE ROAD, BASED ON 60 FEET IN WIDTH AND RECORDED IN VOLUME 336, PAGE 93 OF THE HARRIS COUNTY MAP RECORDS, WITH THE NORTHEAST RIGHT-OF-WAY LINE OF MILL FOREST ROAD, BASED ON 60 FEET IN WIDTH AND RECORDED IN VOLUME 336, PAGE 93 OF THE HARRIS COUNTY MAP RECORDS, AND BEING THE MOST NORTHERLY WEST CORNER OF THE HEREIN DESCRIBED TRACT OF LAND;

THENCE N48° 50’ 58”E 166.34 FEET, WITH THE SOUTHEAST RIGHT-OF-WAY LINE OF SAID FLINT RIDGE ROAD, SAME BEING THE NORTHWEST LINE OF THIS TRACT, TO A 5/8 INCH IRON ROD SET FOR THE BEGINNING OF A CURVE;

THENCE 107.92 FEET, WITH THE ARC OF A CURVE TO THE LEFT IN THE SOUTHEAST RIGHT-OF-WAY LINE OF SAID FLINT RIDGE ROAD, SAME BEING THE NORTHWEST LINE OF THIS TRACT, WHOSE CHORD BEARS N45° 50’ 52”E 107.88 FEET AND HAVING A CENTRAL ANGLE OF 06° 00’ 13” AND A RADIUS OF 1030.00 FEET, TO A 5/8 INCH IRON ROD SET FOR THE END OF THE CURVE;

THENCE N42° 50’ 45”E 66.30 FEET, WITH THE SOUTHEAST RIGHT-OF-WAY LINE OF SAID FLINT RIDGE ROAD, SAME BEING THE NORTHWEST LINE OF THIS TRACT, TO A 5/8 INCH IRON ROD WITH CAP FOUND FOR THE MOST NORTHERLY CORNER OF THIS TRACT;

THENCE S41° 09’ 02”E 427.17 FEET TO A 5/8 INCH IRON ROD WITH CAP  FOUND FOR THE MOST EASTERLY CORNER OF THIS TRACT;

THENCE S47° 02’ 50”W 55.20 FEET TO A 5/8 INCH IRON ROD FOUND FOR AN ANGLE POINT IN THE SOUTHEAST LINE OF THIS TRACT;

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THENCE S39° 25’ 21”W 314.07 FEET TO A 5/8 INCH IRON ROD FOUND FOR THE MOST SOUTHERLY CORNER OF THIS TRACT, AND ALSO BEING IN THE NORTHEAST RIGHT-OF-WAY LINE OF SAID MILL FOREST ROAD;

THENCE N41° 09’ 02”W 442.77 FEET, WITH THE NORTHEAST RIGHT-OF-WAY LINE OF SAID MILL FOREST ROAD, TO AN “X” CHISELED IN CONCRETE FOUND FOR THE BEGINNING OF A CURVE AND BEING THE MOST SOUTHERLY WEST CORNER OF THIS TRACT;

THENCE 39.27 FEET, WITH THE ARC OF A CURVE TO THE RIGHT WHOSE CHORD BEARS N03° 50’ 58”E 35.36 FEET AND HAVING A CENTRAL ANGLE OF 90°0’00” AND A RADIUS OF 25.00 FEET TO THE PLACE OF BEGINNING AND CONTAINING 3.686 ACRES (160,552 SQUARE FEET) OF LAND.

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EXHIBIT B

List of Borrowers

CCP Brodie 7515 LLC

CCP Riverside 7516 LLC

CCP West Oaks 7528, LLC

CCP Baytown 7518 LLC

CCP Cedar Bayou 7518 LLC

CCP Bandera 7525 LLC

CCP Mystic Park 7526 LLC

CCP Paramount San Antonio 7527 LLC

CCP West Oaks 7517 LLC

CCP Westwood 7529 LLC

CCP Paramount Pasadena 7536 LLC

CCP Pointe 7537 LLC

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EXHIBIT C

Loan Commitments

Lender’s Name	Lender’s Address for Notices	Lender’s Loan Commitment	Lender’s Pro Rata Share
Capital One, National Association	See Section 11.1	$85,000,000.00	62.96296296%
Regions Bank	Regions Bank 1900 5th Avenue North, 14th Floor Birmingham, AL 35203 Attention: Steven W. Mitchell, Senior Vice President Facsimile: (205)801-0343	$50,000,000.00	37.03703704%
Total		$135,000,000.00	100%

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EXHIBIT D

Names of Operating Tenants

Project	Operating Tenant
Brodie Ranch Nursing & Rehab Center	South Oaks SCC LLC
Riverside Nursing & Rehab Center	Riverside SCC LLC
Senior Care of West Oaks	Capitol SCC LLC
Baytown Nursing & Rehab Center	Baytown SCC LLC
Cedar Bayou Nursing & Rehab Center	Cedar Bayou SCC LLC
Bandera Nursing & Rehab Center	Bandera SCC LLC
Mystic Park Nursing & Rehab Center	Mystic Park SCC LLC
Paramount Senior Care Centers at San Antonio	Presidential SCC LLC
West Oaks Nursing & Rehab Center	West Oaks SCC LLC
Senior Care of Westwood	Alief SCC LLC
Paramount Senior Care Centers at Pasadena	Pasadena SCC LLC
The Pointe Nursing & Rehab Center	Mill Forest Road SCC LLC

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EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [and] [the Assignees](3) hereunder are several and not joint.](4) Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

Assignee acknowledges and agrees that the Loan Agreement and the payment of the Exit Fee thereunder are subject to the terms of that certain letter agreement dated of even date with the Loan Agreement, executed by Regions Bank and Capital One, National Association, a copy of which has been provided to Assignee.

1.	Assignor[s]:

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is from a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are multiple Assignors or multiple Assignees.

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2.	Assignee[s]:

[for each Assignee, indicate [Affiliate]
[Approved Fund] of [identify Lender]]

3.	Borrower:

CCP Brodie 7515 LLC, CCP Riverside 7516 LLC, CCP West Oaks 7528, LLC, CCP Baytown 7518 LLC, CCP Cedar Bayou 7518 LLC, CCP Bandera 7525 LLC, CCP Mystic Park 7526 LLC, CCP Paramount San Antonio 7527 LLC, CCP West Oaks 7517 LLC, CCP Westwood 7529 LLC, CCP Paramount Pasadena 7536 LLC and CCP Pointe 7537 LLC, each a Delaware limited liability company

4.	Administrative Agent:	Capital One, National Association, as the administrative agent under the Credit Agreement.

5.	Credit Agreement:	Loan Agreement, dated as of July , 2016, among the Borrowers, the lending institutions party thereto from time to time, and Capital One, National Association, as Administrative Agent.

6.	Assigned Interest:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment / Loans for all Lenders(5)	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment / Loans(6)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

7.	Trade Date:	](7)

Effective Date:              , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(5)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(6)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(7)  To be completed if the relevant Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

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[Consented to and](8) Accepted:

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Title:

[Consented to:] (9)

BORROWERS:

CCP BRODIE 7515 LLC
CCP RIVERSIDE 7516 LLC
CCP WEST OAKS 7528, LLC
CCP BAYTOWN 7518 LLC
CCP CEDAR BAYOU 7518 LLC
CCP BANDERA 7525 LLC
CCP MYSTIC PARK 7526 LLC
CCP PARAMOUNT SAN ANTONIO 7527 LLC
CCP WEST OAKS 7517 LLC
CCP WESTWOOD 7529 LLC
CCP PARAMOUNT PASADENA 7536 LLC
CCP POINTE 7537 LLC,
each a Delaware limited liability company

By:
Name:
Title:

(8)  To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

(9)  To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.         Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Credit Parties or their Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Credit Parties or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it is not a Disqualified Institution and meets all the requirements to be an assignee under Sections 11.3(b)(iii), (iv),(v) and (vi) of the Loan Agreement (subject to such consents, if any, as may be required under Section 11.3(b)(iii) of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.3 thereof or delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

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3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.

THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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